Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-179309, 333-179309-01, 333-179309-02 and 333-179309-03

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2014

Prospectus Supplement to Prospectus Dated September 15, 2014 American Express Credit Account Master Trust Issuing Entity

American Express Receivables Financing Corporation II

American Express Receivables Financing Corporation III LLC

American Express Receivables Financing Corporation IV LLC

Depositors and Transferors

American Express Travel Related Services Company, Inc.

Servicer

American Express Centurion Bank

American Express Bank, FSB

Sponsors

SERIES 2014-3

$650,000,000* Class A [—]% Asset Backed Certificates

$28,180,000* Class B [—]% Asset Backed Certificates

Consider carefully the risk factors beginning on page 8 in the prospectus.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of American Express Company or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The issuing entity will issue —
	Class A certificates	Class B certificates
Principal amount	$650,000,000*	$28,180,000*
Certificate rate	[—]% per year	[—]% per year
Interest paid	Monthly	Monthly
First interest payment date	October 15, 2014	October 15, 2014
Expected final payment date	September 15, 2017	September 15, 2017
Legal final maturity	April 15, 2020	April 15, 2020
Price to public	$[—] ([—]%)	$[—] ([—]%)
Underwriting discount	$[—] ([—]%)	$[—] ([—]%) **
Proceeds to transferors	$[—] ([—]%)	$[—] ([—]%)

The primary assets of the issuing entity are receivables generated in a portfolio of designated consumer revolving credit accounts or features and, in the future, may include other charge or credit accounts or features or products.

Credit Enhancement —

The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

The issuing entity is also issuing a collateral interest in the amount of $73,267,000* that is subordinated to the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

*	Subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

**	All or a portion of the Class B certificates may be purchased directly by an affiliate of the transferors. There will be no underwriting arrangement for any Class B certificates purchased directly by that affiliate.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A certificates

Barclays	Deutsche Bank Securities	Wells Fargo Securities

BNY Mellon Capital Markets, LLC
Mischler Financial Group, Inc.
Mitsubishi UFJ Securities
TD Securities
The Williams Capital Group, L.P.

Underwriters of the Class B certificates

Barclays	Deutsche Bank Securities	Wells Fargo Securities

September [—], 2014

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information about each series of certificates which may be issued by the American Express Credit Account Master Trust, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

This prospectus supplement may be used to offer and sell the Class A certificates and the Class B certificates only if accompanied by the prospectus.

You should rely only on the information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Part of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” on page S-39 in this prospectus supplement and on page 87 in the accompanying prospectus.

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Transaction Summary

Issuing Entity:	American Express Credit Account Master Trust

Depositors and Transferors:	American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC

Sponsors and Originators:	American Express Centurion Bank and American Express Bank, FSB

Servicer:	American Express Travel Related Services Company, Inc.

Trustee:	The Bank of New York Mellon

Series Issuance Date:	September [—], 2014

Servicing Fee Rate:	2.0% per year

Clearance and Settlement:	DTC/Clearstream/Euroclear

Primary Trust Assets:	Receivables generated in a portfolio of designated consumer American Express® credit card accounts and Pay Over Time revolving credit features associated with charge card accounts*

Group:	Group I

Principal Sharing Series:	Yes

Excess Allocation Series:	Yes

	Class A	Class B
Principal Amount:**	$650,000,000	$28,180,000
Percentage of Series:***	86.50%	3.75%
Credit Enhancement:	Subordination of Class B and collateral interest	Subordination of collateral interest
Certificate Rate:	[—]% per year	[—]% per year
Interest Accrual Method:	30/360	30/360
Distribution Dates:	Monthly (15th)	Monthly (15th)
First Distribution Date:	October 15, 2014	October 15, 2014
Approximate end of Revolving Period and commencement of Accumulation Period (subject to adjustment):	September 1, 2016	September 1, 2016
Expected Final Payment Date:	September 15, 2017	September 15, 2017
Legal Final Maturity:	April 15, 2020	April 15, 2020
ERISA eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus	No, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Tax Matters” in the accompanying prospectus	Yes, subject to important considerations described under “Tax Matters” in the accompanying prospectus

*	American Express® is a federally registered servicemark of American Express Company and its affiliates.
**	Subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.
***	The percentage of Series 2014-3 comprised by the collateral interest is 9.75%.

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Summary of Series Terms

This summary highlights selected information about the certificates and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any certificates.

Risk Factors

Investment in the Series 2014-3 certificates involves certain risks. You should consider carefully the risk factors beginning on page 8 of the accompanying prospectus.

Offered Securities

American Express Credit Account Master Trust is offering:

$650,000,000 of Class A certificates; and

$28,180,000 of Class B certificates.

This series is being initially offered with an invested amount of $751,447,000. However, the invested amount of this series may be increased or decreased. Any such increase or decrease will be applied pro rata among the Class A certificates, the Class B certificates and the collateral interest and will be reflected in the final prospectus supplement.

In this document, references to Series 2014-3 certificates include only the Class A certificates and Class B certificates and references to Series 2014-3 include the Series 2014-3 certificates and the collateral interest.

Only the Class A certificates and the Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the Series 2014-3 certificates may be purchased in minimum denominations of $100,000 and integral multiples of $1,000.

The Series 2014-3 certificates are expected to be issued on September [—], 2014.

Distribution Dates

Distribution dates for the Series 2014-3 certificates will commence October 15, 2014 and, after that, will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.

Interest

Interest on the Series 2014-3 certificates will be paid on each distribution date.

The Class A certificates will bear interest at [—]% per year. The Class B certificates will bear interest at [—]% per year.

Interest on the Class A certificates for any distribution date will equal one-twelfth the product of:

•	the Class A certificate rate; and

•	the principal amount of the Class A certificates as of the related record date.

For the first distribution date, however, interest on the Class A certificates will equal $[—].

Interest on the Class B certificates for any distribution date will equal one-twelfth the product of:

•	the Class B certificate rate; and

•	the principal amount of the Class B certificates as of the related record date.

For the first distribution date, however, interest on the Class B certificates will equal $[—].

See “Series Provisions — Interest Payments” in this prospectus supplement for a discussion of the determination of amounts available to pay interest.

No payment of interest will be made on the Class B certificates until the required payment of interest has been made on the Class A certificates. See “— Credit Enhancement” and “Series Provisions — Subordination of the Class B Certificates and the Collateral Interest” in this prospectus supplement.

Principal

Principal of the Series 2014-3 certificates is expected to be paid in full on the September 2017 distribution date, which is the expected final payment date. On approximately September 1, 2016, we are scheduled to begin accumulating collections of principal receivables for payment to you, but we may begin accumulating at a later date.

Although the Series 2014-3 certificates are expected to be paid on the date noted above, principal may be paid earlier or later.

There is no penalty for early or late payment of principal. If certain adverse events known as pay-out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. No principal will be paid on the Class B certificates until the Class A certificates are paid in full.

The final payment of principal and interest on the Series 2014-3 certificates will be made no later than the April 2020 distribution date.

See “Maturity Considerations” and “Series Provisions — Allocation Percentages” and “— Principal Payments” in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

The Collateral Interest

At the same time the Series 2014-3 certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $73,267,000, which represents 9.75% of the initial aggregate principal amount of the Series 2014-3 certificates plus the collateral interest. The initial amount of the collateral interest may be increased or decreased as discussed under “Introduction” in this prospectus supplement.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

Credit Enhancement

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. In addition, the portion of the collateral interest that exceeds the collateral senior invested amount provides credit enhancement for the portion of the collateral interest represented by the collateral senior invested amount. If, on any distribution date, there are insufficient funds available to make required Class A certificate payments, certain funds that would otherwise be used to make required collateral interest and Class B certificate payments will be used to make required Class A certificate payments, and the collateral invested amount and the Class B invested amount will be reduced accordingly. Similarly, if on any distribution date, there are insufficient funds available to make required Class B certificate payments, certain funds that would otherwise be used to make required collateral interest payments will be used to make required Class B certificate payments, and the collateral invested amount will be reduced accordingly. Similarly, if on any distribution date, there are insufficient funds available to make certain required payments on the portion of the collateral interest represented by the collateral senior invested amount, certain funds that would otherwise be used to make required collateral interest payments will be used to make those required payments on the portion of the collateral interest represented by the collateral senior invested amount, and the collateral invested amount will be reduced accordingly. The collateral invested amount and the Class B invested amount must be reduced to zero before the Class A invested amount will suffer any loss of principal. The collateral invested amount must be reduced to zero before the Class B invested amount will suffer any loss of principal.

Credit enhancement for the Series 2014-3 certificates is for the benefit of Series 2014-3 only and you are not entitled to the benefits of any credit enhancement available to other series.

See “Series Provisions — Reallocation of Cash Flows,” “— Application of Collections” and “— Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement for a description of the events which may lead to a reduction of the Class A invested amount, the Class B invested amount and the collateral invested amount.

Other Interests in the Trust

Other Series of Certificates

The trust has issued other series of certificates and expects to issue additional series. You can review a summary of each series previously issued and currently outstanding under the caption “Annex III: Other Series” included at the end of this prospectus supplement. Future series will be issued without prior notice to, or review or consent by, you or any other certificateholder.

The Transferor Interest

The interest in the trust not represented by your series or by any other series is the transferors’ interest. The transferors’ interest does not provide credit enhancement for your series or any other series.

The Trust Portfolio

The primary assets of the trust are receivables in designated consumer American Express® credit card accounts and Pay Over Time revolving credit features associated with charge card accounts and, in the future, may include other charge or credit accounts or features or products.* The receivables consist of principal receivables and finance charge receivables.

The following information is as of June 30, 2014:

•	Total receivables in the trust:

$28,878,381,530

•	Principal receivables in the trust:

$28,308,260,700

•	Finance charge receivables in the trust:

$570,120,830

•	Accounts designated to the trust:

22,391,035

•	Account billing addresses: generally all 50 states plus the District of Columbia and Puerto Rico

Additional information regarding the receivables in the Trust Portfolio is provided in Annex I to this prospectus supplement, which forms an integral part of this prospectus supplement.

See “Centurion’s and FSB’s Revolving Credit Businesses” and “The Accounts” in the accompanying prospectus.

*	American Express is a federally registered servicemark of American Express Company and its affiliates.

Key Parties and Operating Documents

*	American Express Receivables Financing Corporation II does not currently transfer any receivables to the issuing entity, but may resume such transfers in the future.

Collections by the Servicer

The servicer will collect payments on the receivables, will deposit (or cause to be deposited) those collections in the collection account and will keep track of those collections that are finance charge receivables and those that are principal receivables.

Allocations to you and your Series

The following discussion is a simplified description of certain allocation provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the accompanying prospectus.

Each month, the servicer will allocate collections of finance charge receivables, collections of principal receivables and the amount of principal receivables that are not collected and are written off as uncollectible, called the defaulted amount. Set forth below, is a brief description of how these finance charge collections, principal collections and the defaulted amount are allocated to you and your series, addressed in four steps. Allocations of finance charge collections involve each of Steps 1, 2, 3 and 4. However, allocations of principal collections and the defaulted amount involve only Steps 1, 2 and 4.

You are entitled to receive payments of interest and principal based upon allocations to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of:

(a)	the Class A invested amount,

(b)	the Class B invested amount and

(c)	the collateral invested amount.

The Class A invested amount, the Class B invested amount and the collateral invested amount will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest. The invested amount of a series or class will decline, however, as a result of principal payments and may decline if the defaulted amount is not covered by collections of finance charges allocated to your series or for other reasons. If the invested amount of your series or class declines, amounts allocated and available for payment to you will be reduced.

For a description of the events which may lead to these reductions, see “Series Provisions — Reallocation of Cash Flows” in this prospectus supplement.

Step 1: Allocations Among Series

Finance Charge Collections, Principal Collections and the Defaulted Amount: Each month, the servicer will allocate finance charge collections, principal collections and the defaulted amount among:

•	your series, based on the size of its invested amount at that time (which is initially $751,447,000*, but may be reduced); and

•	other outstanding series, based on the sizes of their respective invested amounts at that time.

Step 2: Allocations Within Your Series

Finance Charge Collections, Principal Collections and the Defaulted Amount: Finance charge collections, principal collections and the defaulted amount that are allocated to your series in Step 1 will then be further allocated, based on varying percentages, between:

•	your series, based on the size of its invested amount; and

*	Subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

•	the holders of the transferor certificates, which will receive the remainder of these finance charge collections, principal collections and the defaulted amount.

Step 3: Reallocations Among Series

Finance Charge Collections: Collections of finance charge receivables allocated to the Series 2014-3 certificates and the collateral interest in Step 2 will then be combined with the collections of finance charge receivables allocated to any other series in group I. Group I is a group of series which share finance charge collections pro rata, based upon the relative size of the required payments to each series in group I as compared to the total required payments of all series in group I. See “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” in the accompanying prospectus.

Upon issuance, Series 2014-3 will be the fifth outstanding series issued by the trust in group I. Any issuance of a new series in group I may reduce or increase the amount of finance charge collections allocated to your series.

Step 4: Final Allocations Among Class A, Class B and the Collateral Interest

Finance Charge Collections, Principal Collections and the Defaulted Amount: The finance charge collections reallocated in Step 3, together with the principal collections and the defaulted amount allocated in Step 2, will then be further allocated, based on varying percentages, among:

•	the Class A certificates, based on the Class A invested amount (which is initially $650,000,000*, but may be reduced);

•	the Class B certificates, based on the Class B invested amount (which is initially $28,180,000*, but may be reduced); and

•	the collateral interest, based on the collateral invested amount (which is initially $73,267,000*, but may be reduced).

See “Series Provisions — Allocation Percentages” in this prospectus supplement and “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” in the accompanying prospectus.

*	Subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

Application of Collections

Finance Charge Collections and Excess Spread

Each month, collections of finance charge receivables allocated to the Class A certificates, the Class B certificates and the collateral interest, and the excess spread that may remain, will generally be applied as follows:

See “Series Provisions — Application of Collections — Excess Spread; Excess Finance Charge Collections” in this prospectus supplement.

Principal Collections

Each month, your series’ share of principal collections will generally be applied as follows:

See “Maturity Considerations,” “Series Provisions — Principal Payments” and “— Application of Collections” in this prospectus supplement.

Fees and Expenses Payable from Collections

•	Fees and expenses payable from collections of finance charge receivables

•	2.0% of invested amount paid to the servicer as described below.

Servicing Fee

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee will equal one-twelfth of the product of:

•	2.0% per year; and

•	the invested amount for the related monthly period.

The servicing fee will be allocated among the transferor interest and the certificateholders.

Revolving Period

The revolving period begins on the closing date and ends on the day before the commencement of the controlled accumulation period or, if earlier, the early amortization period. During the revolving period, no principal payments will be made to or for the benefit of the Series 2014-3 certificateholders or the holder of the collateral interest. Unless a pay-out event has occurred, the controlled accumulation period is scheduled to begin at the close of business on the last day of the August 2016 monthly period, but may be delayed as described herein.

Pay-Out Events

Certain adverse events called pay-out events might lead to the end of the revolving period or controlled accumulation period and the start of an early amortization period.

The pay-out events for your series are described in “Series Provisions — Pay-Out Events” in this prospectus supplement. In addition, see “Description of the Certificates — Pay-Out Events and Reinvestment Events” in the accompanying prospectus for a discussion of the consequences of an insolvency or receivership of any transferor.

Reallocated Investor Finance Charge Collections

Collections of finance charge receivables allocated to each series in group I will be combined and will be available for certain required payments to all series in group I. These amounts will be reallocated pro rata, based on the size of the required payment for each of the series in group I as compared with the total required payments for all of the series in group I.

See “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” and “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” in the accompanying prospectus.

Shared Principal Collections

Your series will be included in a group of series designated as “principal sharing series.” To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other principal sharing series, if any. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other principal sharing series. However, there can be no assurance that the trust will issue additional principal sharing series designated to share collections of principal receivables with your series.

See “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in the accompanying prospectus.

Excess Finance Charge Collections

Your series will be included in a group of series designated as “excess allocation series.” To the extent that collections of finance charge receivables allocable to your series exceed the amount necessary to make required payments for your series payable from collections of finance charge receivables, such excess collections may be applied to cover shortfalls of collections of finance charge receivables allocable to other excess allocation series. In addition, you may receive the benefits of collections of finance charge receivables allocated to other excess allocation series designated to share collections of finance charge receivables with your series. However, there can be no assurance that the trust will issue additional excess allocation series designated to share collections of finance charge receivables with your series.

See “The Pooling and Servicing Agreement Generally — Sharing of Excess Finance Charge Collections Among Excess Allocation Series” in the accompanying prospectus.

Optional Repurchase

So long as a transferor is the servicer or an affiliate of the servicer, that transferor will have the option to repurchase your Series 2014-3 certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount for your series. See “Series Provisions — Optional Repurchase” in this prospectus supplement.

Series Termination

If on the distribution date which is two months prior to the Series 2014-3 termination date, the invested amount exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the invested amount at the close of business on the last day of the monthly period preceding the Series 2014-3 termination date. The servicer will sell such receivables on the Series 2014-3 termination date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of such sale in the collection account for allocation to Series 2014-3. See “Series Provisions — Series Termination” in this prospectus supplement.

Registration

The Series 2014-3 certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive certificate representing your interest. See “Description of the Certificates — Definitive Certificates” in the accompanying prospectus.

You may elect to hold your Series 2014-3 certificates through DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe. See “Description of the Certificates — Book-Entry Registration” in the accompanying prospectus.

Investment Company Act

The issuing entity is not registered as an “investment company” under the Investment Company Act of 1940, as amended, and does not rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act for its exemption from registration.

Tax Status

Subject to important considerations described under “Tax Matters” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferors, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See “Tax Matters” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For reasons discussed under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, other than insurance companies investing assets solely of their general accounts.

Introduction

The following provisions of this prospectus supplement contain more detailed information concerning the certificates offered hereby. The certificates will be issued by the trust pursuant to the terms of a pooling and servicing agreement dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended from time to time, among American Express Travel Related Services Company, Inc., as servicer, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as transferors, and The Bank of New York Mellon, as trustee.

On or about September [—], 2014, the trust will issue $650,000,000 of Class A Series 2014-3 [—]% Asset Backed Certificates and $28,180,000 of Class B Series 2014-3 [—]% Asset Backed Certificates. In addition, the trust will issue a specified undivided Collateral Interest in the Trust Assets in an initial amount equal to 9.75% of the Initial Invested Amount which will be subordinated to the Series 2014-3 certificates as described herein. For purposes of this prospectus supplement, the Collateral Interest shall be deemed to be the “collateral invested amount” for all purposes under the accompanying prospectus.

This series is being offered with an Initial Invested Amount of $751,447,000. However, the Initial Invested Amount of this series may be increased or decreased. Any such increase or decrease will be applied pro rata among the Class A certificates, the Class B certificates and the Collateral Interest and will be reflected in the final prospectus supplement.

Maturity Considerations

The pooling and servicing agreement and the Series 2014-3 supplement for this series provide that the Class A certificateholders will not receive payments of principal until the Expected Final Payment Date, or earlier in the event of a Pay-Out Event which results in the commencement of the Early Amortization Period. Class A certificateholders will receive payments of principal on each Special Payment Date until the Class A Invested Amount has been paid in full or the Series 2014-3 Termination Date has occurred. The Class B certificateholders will not begin to receive payments of principal until the final principal payment on the Class A certificates has been made. The holder of the Collateral Interest will not begin to receive payments of principal until the final principal payment on the Class B certificates has been made.

On each Distribution Date during the Controlled Accumulation Period, amounts equal to the least of:

(a) Available Principal Collections (see “Series Provisions — Principal Payments” in this prospectus supplement) for the related Monthly Period on deposit in the Collection Account,

(b) the Controlled Deposit Amount, and

(c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount

will be deposited in the Principal Funding Account for Series 2014-3 held by the trustee until the Expected Final Payment Date or the first Special Payment Date. See “Series Provisions — Principal Payments” in this prospectus supplement for a discussion of the circumstances under which the commencement of the Controlled Accumulation Period may be delayed.

Subject to satisfaction of the Rating Agency Condition, the transferors may, at or after the time at which the Controlled Accumulation Period begins for Series 2014-3, cause the trust to issue another series (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) as a paired series with respect to Series 2014-3 to be used to finance the increase in the Transferor Amount caused by the accumulation of principal in the Principal Funding Account with respect to Series 2014-3. Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such series may vary from time to time (whether or not a Pay-Out Event occurs with respect to Series 2014-3, and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Series 2014-3 certificates will vary from the terms of such other series, the Pay-Out Events or Reinvestment Events with respect to such other series will vary from the Pay-Out Events with respect to Series 2014-3 and may include Pay-Out Events or Reinvestment Events which are unrelated to the status of the transferors or the servicer or the receivables, such as Pay-Out Events or Reinvestment Events related to the continued availability and rating of certain providers of series enhancement to such other series. If a Pay-Out Event or Reinvestment Event does occur with respect to any such paired series prior to the payment in full of the Series 2014-3 certificates and the Collateral Interest, the final payment of principal to the Series 2014-3 certificateholders and the holder of the Collateral Interest may be delayed.

Should a Pay-Out Event occur with respect to the Series 2014-3 certificates and the Collateral Interest and the Early Amortization Period begin, any amount on deposit:

(a) in the Principal Funding Account will be paid to the Series 2014-3 certificateholders on the first Special Payment Date, and the Series 2014-3 certificateholders and the holder of the Collateral Interest will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period as described herein until the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount are paid in full or until the Series 2014-3 Termination Date occurs, and

(b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any series, including Series 2014-3 entitled to the benefits of Shared Principal Collections. See “Description of the Certificates — Pay-Out Events and Reinvestment Events” in the accompanying prospectus and “Series Provisions — Pay-Out Events” in this prospectus supplement.

The ability of the Series 2014-3 certificateholders and the holder of the Collateral Interest to receive payments of principal on the Expected Final Payment Date depends on the payment rates of the receivables, the amount of outstanding receivables, delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of Shared Principal Collections. Monthly payment rates of the receivables may vary because, among other things, account holders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of account holders and due to changes in any terms of incentive programs in which account holders participate. See the table entitled “Account Holder Monthly Payment Rates of the Trust Portfolio” under “The Trust Portfolio — Payment Rates” in Annex I to this prospectus supplement. The transferors cannot predict, and no assurance can be given, as to the account holders’ monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 2014-3 certificates and the Collateral Interest or whether the terms of any subsequently issued series might have an impact on the amount or timing of any such payment of principal. See “Risk Factors — Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected” and “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in the accompanying prospectus.

In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. There can be no assurance that collections of principal receivables with respect to the Trust Portfolio, and thus the rate at which Series 2014-3 certificateholders and the holder of the Collateral Interest could expect to receive payments of principal on the Series 2014-3 certificates and the Collateral Interest during an Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the table entitled “Account Holder Monthly Payment Rates of the Trust Portfolio” under “The Trust Portfolio — Payment Rates” in Annex I to this prospectus supplement. As described under “Series Provisions — Principal Payments” in this prospectus supplement, the transferors may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Date. In addition, the trust, as a master trust, has issued, and from time to time may issue, additional series, and there can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Series 2014-3 certificateholders. Further, if a Pay-Out Event occurs and the Early Amortization Period begins, the average life and maturity of the Class A certificates and the Class B certificates could be significantly reduced, thereby reducing the anticipated yield on such certificates.

Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Expected Final Payment Date in an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount or that the actual number of months elapsed from the date of issuance of the Class A certificates and Class B certificates to their respective final distribution dates will equal the expected number of months. See “Risk Factors — Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected” in the accompanying prospectus.

The Trust Portfolio

General

The primary assets of the trust are receivables generated from time to time in a portfolio of designated consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts and, in the future, may include other charge or credit accounts or products.

Additional information regarding the receivables in the Trust Portfolio is provided in Annex I to this prospectus supplement, which forms an integral part of this prospectus supplement.

Static Pool Information

Static pool information regarding the performance of the receivables in the Total Portfolio is provided in Annex II to this prospectus supplement, which forms an integral part of this prospectus supplement. All static pool information regarding the performance of those receivables in Annex II for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the certificates.

Pool Asset Review

As required under the Securities Act of 1933, as amended, the transferors are responsible for performing a review of the receivables in the Trust Portfolio and the disclosure relating to those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB. The review, which is conducted by the transferors and their affiliates as described further below, primarily consists of the periodic review of internal data systems, including the related financial controls and processes, and the review of information relating to the receivables included in this prospectus supplement and the accompanying prospectus, including both quantitative data and certain qualitative or factual disclosure.

The review described below is designed and effected to provide reasonable assurance that the disclosure regarding the receivables in the Trust Portfolio in this prospectus supplement and the accompanying prospectus, including the information provided in Annex I and Annex II to this prospectus supplement, is accurate in all material respects.

Review of Data Flow and Controls

Centurion, FSB and their affiliates have data collection systems that, together, are designed to process and validate all incoming financial transactions for U.S. credit and charge Card Members and service establishments, including Card Member spending and other activity such as remittances, fees, account adjustments and merchant transactions. Centurion, FSB and their affiliates have established controls over these data collection systems to provide reasonable assurance regarding the completeness, accuracy, validity and timeliness of data received and sent by the data collection systems.

Data relating to Card Member spending and remittance activity is output from the data collection systems to the servicer’s account servicing platform, which accumulates and processes spending and other activity for American Express’ credit and charge Card Members. The servicer and its affiliates have established controls over the account servicing platform to provide reasonable assurance regarding the completeness, accuracy, validity and timeliness of the data received and sent by the account servicing platform.

Data generated by the account servicing platform is sent to the servicer’s securitization technology system. The securitization technology system also utilizes data provided by an internal risk information management system, including Card Members’ credit bureau information. Within the securitization technology system, information relating to the accounts in the Trust Portfolio is processed and consolidated for reporting purposes, including for the inclusion in this prospectus supplement and the accompanying prospectus of data relating to the receivables in the Trust Portfolio. The servicer and its affiliates have established controls over the securitization technology system to provide reasonable assurance regarding the completeness, accuracy, validity and timeliness of the data input from the account servicing platform to the securitization technology system.

As described above, Centurion, FSB, the servicer and their affiliates have developed financial controls over the data collection systems, the account servicing platform and the securitization technology system to provide reasonable assurance regarding the completeness, accuracy and timeliness of data received by and exchanged between these systems. Included among these are controls to validate, confirm, balance, reconcile and calculate data as it moves through the systems. Discrepancies identified by these controls are recorded, investigated and resolved. Internal risk management standards developed by Centurion, FSB, the servicer and their affiliates require the periodic testing of these controls using predetermined sampling methodologies. The sample size used for testing each control is based on the frequency with which that control operates and whether the control is automated or manual. Centurion, FSB, the servicer and their affiliates have determined that the frequency with which these controls are tested and the testing methods used provide reasonable assurance that the data generated by these systems is accurate in all material respects. In addition to periodic testing of the controls, the internal departments that oversee the controls certify to the effectiveness of the controls on a quarterly or annual basis, depending on the type of control.

Review of Data and Other Disclosure

The transferors and their affiliates use information generated by the securitization technology system to create reports used to populate the tables included in Annex I and Annex II to this prospectus supplement. The transferors and their affiliates, with the assistance of a third party, conduct a review of the quantitative data in those tables in which the data presented is compared with the reports generated by the securitization technology system and certain recalculations are performed. The transferors attribute all findings and conclusions of the review to themselves.

Disclosure in this prospectus supplement and the accompanying prospectus consisting of qualitative or factual information regarding the receivables in the Trust Portfolio was reviewed and approved by those officers and employees of Centurion, FSB, the servicer, the transferors and their affiliates who are knowledgeable about such information.

Underwriting and Authorization Process

The underwriting and authorization procedures applicable to the accounts are described under “Centurion’s and FSB’s Revolving Credit Businesses — Underwriting and Authorization Process” in the accompanying prospectus. Centurion, FSB and their affiliates regularly engage in activities that are designed to monitor and measure compliance with established credit underwriting and authorization policies, including testing of automated approval systems. These activities are overseen by an individual credit risk committee and a number of its specialized subcommittees. This committee is responsible for the design and implementation of credit processes and credit risk controls, including in the areas of authorizations, new account approval, credit line management, risk modeling, identification, monitoring and measurement of risk, and escalation of risk issues. Among other functions, this committee and its subcommittees review and approve underwriting and customer management policies, monitor adherence to these policies and monitor performance of credit risk processes.

On a quarterly basis, employees of Centurion, FSB and their affiliates conduct a review to validate the accuracy of the proprietary risk score used in the underwriting and authorization process to predict future credit performance. The results of this validation are evaluated by the modeling subcommittee to determine whether adjustments to the individual credit risk model should be made. Using an automated system that operates on a daily basis, Centurion, FSB and their affiliates verify that the applications approved and credit lines granted by the automated system have correctly applied the decision logic established by the system’s designers. On a monthly basis, employees of Centurion, FSB and their affiliates measure the outcomes of the underwriting and authorization systems and specified portfolio level statistics against pre-set escalation metrics. Issues are escalated in accordance with policy to the individual credit risk committee or the appropriate subcommittee for evaluation to determine whether any changes to policies, strategies or models should be made.

Conclusion of Review

After undertaking the review described above, the transferors have concluded that they have reasonable assurance that the disclosure regarding the receivables in the Trust Portfolio in this prospectus supplement and the accompanying prospectus, including the information provided in Annex I and Annex II to this prospectus supplement, is accurate in all material respects.

Repurchases and Replacements

Under the pooling and servicing agreement, each transferor makes certain representations and warranties to the trust about the receivables. If a transferor materially breaches certain of those representations or warranties, under certain circumstances, all of the Ineligible Receivables will be reassigned to such transferor and the related accounts will no longer be included in the Trust Portfolio. See “The Pooling and Servicing Agreement Generally — Representations and Warranties” in the accompanying prospectus.

Under the purchase agreements, each of Centurion and FSB, respectively, makes certain representations and warranties to the applicable purchaser about the receivables. If Centurion or FSB, as applicable, breaches certain of those representations or warranties and, as a result, the respective purchaser is required under the pooling and servicing agreement to accept a reassignment of the related Ineligible Receivables as described above, then Centurion or FSB, as applicable, will accept reassignment of such Ineligible Receivables. See “Description of the Purchase Agreements — Repurchase Obligations” in the accompanying prospectus.

In the past three years, no assets securitized by the sponsors were the subject of a demand for reassignment or repurchase for breach of representations and warranties. All such demands for reassignment or repurchase are disclosed on Form ABS-15G and on the trust’s monthly reports on Form 10-D. The most recent Form ABS-15G covering the receivables in the trust was filed on February 7, 2014 under CIK number 0000949349.

Series Provisions

The Series 2014-3 certificates and the Collateral Interest will be issued pursuant to the pooling and servicing agreement and the Series 2014-3 supplement specifying the principal terms of the certificates, the forms of which have been filed as exhibits to the registration statement of which the prospectus and this prospectus supplement are a part. The following summary describes certain terms applicable to the Series 2014-3 certificates and the Collateral Interest. Reference should be made to the prospectus for additional information concerning the Series 2014-3 certificates, the Collateral Interest and the pooling and servicing agreement. See “The Pooling and Servicing Agreement Generally” in the accompanying prospectus.

Interest Payments

Interest on the Class A certificates and the Class B certificates will accrue from the closing date on the outstanding principal balances of the Class A certificates and the Class B certificates at the Class A certificate rate and Class B certificate rate, respectively. Interest will be distributed on each Distribution Date, beginning October 15, 2014 to the Series 2014-3 certificateholders in whose names the Series 2014-3 certificates were registered on the relevant Record Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the closing date) to but excluding such Distribution Date. Interest on the Class A certificates and the Class B certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each Distribution Date, interest due to the Class A certificateholders will be equal to one-twelfth of the product of:

(i) the Class A certificate rate; and

(ii) the outstanding principal balance of the Class A certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the closing date).

For the first Distribution Date, however, interest on the Class A certificates will equal $[—].

Interest due on the Class A certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A certificate rate plus 2% per year. Such additional interest shall accrue on the same basis as interest on the Class A certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such additional interest is paid.

The Class A certificates will bear interest from and including the closing date to but excluding October 15, 2014, and during each Interest Period thereafter, at the rate of [—]% per year.

On each Distribution Date, Class A Outstanding Monthly Interest due but not paid to the Class A certificateholders and any Class A Additional Interest will be paid, to the extent funds are available, to the Class A certificateholders. Payments to the Class A certificateholders in respect of interest on the Class A certificates on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the holders of the Class A certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments.

On each Distribution Date, interest due to the Class B certificateholders will be equal to one–twelfth of the product of:

(i) the Class B certificate rate; and

(ii) the outstanding principal balance of the Class B certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the closing date).

For the first Distribution Date, however, interest on the Class B certificates will equal $[—].

Interest due on the Class B certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class B certificate rate plus 2% per year. Such additional interest shall accrue on the same basis as interest on the Class B certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such additional interest is paid.

The Class B certificates will bear interest from and including the closing date to but excluding October 15, 2014, and during each Interest Period thereafter, at the rate of [—]% per year.

On each Distribution Date, Class B Outstanding Monthly Interest due but not paid to the Class B certificateholders and any Class B Additional Interest will be paid, to the extent funds are available, to the Class B certificateholders. Payments to the Class B certificateholders in respect of interest on the Class B certificates on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the holders of the Class B certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to make such payments.

Interest will accrue on the Collateral Senior Invested Amount at the Collateral Senior Minimum Interest Rate from the closing date. Interest will be distributed on each Distribution Date, beginning October 15, 2014, to the holder of the Collateral Interest in an amount equal to one-twelfth of the product of:

(i) the Collateral Senior Minimum Interest Rate; and

(ii) the Collateral Senior Invested Amount.

For the first Distribution Date, however, interest on the Collateral Senior Invested Amount will equal $[—]. The Collateral Interest will also provide for additional interest as provided herein and in the Series 2014-3 supplement.

On each Distribution Date, Collateral Senior Outstanding Minimum Monthly Interest due but not paid to the holder of the Collateral Interest and any Collateral Senior Additional Interest will be paid, to the extent funds are available, to the holder of the Collateral Interest. Payments to the holder of the Collateral Interest in respect of interest on the Collateral Senior Invested Amount on any Distribution Date will be funded from Excess Spread and Excess Finance Charge Collections, but only after such amounts are applied to make certain other payments. To the extent Excess Spread and Excess Finance Charge Collections allocated to the holder of the Collateral Interest for such Monthly Period are insufficient to pay such interest, Reallocated Principal Collections allocable to the portion of Collateral Invested Amount not represented by the Collateral Senior Invested Amount and not required to make certain other payments will be used to make such interest payments to the holder of the Collateral Interest.

Principal Payments

The Revolving Period begins on the closing date and ends on the day before the commencement of the Controlled Accumulation Period or, if earlier, the Early Amortization Period. During the Revolving Period, no principal payments will be made to or for the benefit of the Series 2014-3 certificateholders or the holder of the Collateral Interest. Unless a Pay-Out Event has occurred, the Controlled Accumulation Period is scheduled to begin at the close of business on the last day of the August 2016 Monthly Period, but may be delayed as described herein, and ends on the earliest to occur of:

(a) the commencement of an Early Amortization Period,

(b) the payment in full of the Invested Amount and

(c) the Expected Final Payment Date.

During the Controlled Accumulation Period (on or prior to the Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Expected Final Payment Date will be distributed to Class A certificateholders up to the Class A Invested Amount and then to Class B certificateholders up to the Class B Invested Amount.

On each Distribution Date with respect to the Controlled Accumulation Period, the trustee will deposit in the Principal Funding Account an amount equal to the least of:

(a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date,

(b) the Controlled Deposit Amount for such Distribution Date and

(c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount,

until the amount on deposit in the Principal Funding Account equals the sum of the Class A Invested Amount and the Class B Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A certificateholders and, if the amount on deposit in the Principal Funding Account exceeds the Class A Invested Amount, to the Class B certificateholders on the Expected Final Payment Date. No principal payments will be made in respect of the Collateral Invested Amount until the final principal payment has been made to the Class A certificateholders and the Class B certificateholders.

The Controlled Accumulation Period is scheduled to begin at the close of business on the last day of the August 2016 Monthly Period. However, the date on which the Controlled Accumulation Period actually begins may be delayed if — after making a calculation prescribed by the pooling and servicing agreement — the servicer determines, in effect, that enough Shared Principal Collections are expected to be available for your series from principal sharing series that will be in their revolving periods during the Controlled Accumulation Period to delay the start of the Controlled Accumulation Period, without affecting the payment in full of the certificates of your series by the Expected Final Payment Date. This calculation will take into account the then-current principal payment rate on the accounts and the principal amount of principal sharing series that are entitled to share principal with Series 2014-3.

If the beginning of your series’ Controlled Accumulation Period is delayed and then a Pay-Out Event or Reinvestment Event occurs with respect to any outstanding principal sharing series, your series’ Controlled Accumulation Period will start on (i) the first day of the Monthly Period immediately succeeding the date on which the Pay-Out Event or Reinvestment Event occurred or, if sooner, (ii) the date on which the Controlled Accumulation Period is then scheduled to start.

If a Pay-Out Event with respect to Series 2014-3 occurs during the Controlled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A certificateholders on the first Special Payment Date and then, after the Class A Invested Amount is paid in full, to the Class B certificateholders.

If, on the Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount or if there are insufficient collections of principal receivables to pay the Collateral Invested Amount, a Pay-Out Event will occur and the Early Amortization Period will commence.

On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 2014-3 Termination Date occurs, the holders of the Class A certificates will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the holders of the Class B certificates will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 2014-3 Termination Date. After payment in full of the Class B Invested Amount, the holder of the Collateral Interest will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Collateral Invested Amount is paid in full and the Series 2014-3 Termination Date.

Subordination of the Class B Certificates and the Collateral Interest

The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to the Class A certificateholders and the Class B Invested Amount may be reduced.

Similarly, certain principal payments otherwise allocable to the Collateral Interest may be reallocated to the Class A certificateholders, the Class B certificateholders and, to the extent the Collateral Invested Amount exceeds the Collateral Senior Invested Amount, the holder of the Collateral Interest, and all such principal reallocations will reduce the Collateral Invested Amount. If the Collateral Invested Amount is reduced to zero, holders of the Class B certificates will bear directly the credit and other risks associated with their interest in the trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. In the event of a reduction in the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A certificates and the Class B certificates will be decreased. See “— Allocation Percentages,” “— Reallocation of Cash Flows” and “— Application of Collections — Excess Spread; Excess Finance Charge Collections” below.

Allocation Percentages

Pursuant to the pooling and servicing agreement, the servicer will allocate among Series 2014-3 and all other series outstanding all collections of finance charge receivables and principal receivables and the Defaulted Amount with respect to such Monthly Period as described under “The Pooling and Servicing Agreement Generally — Allocations” in the accompanying prospectus and, with respect to Series 2014-3 specifically, as described below.

Pursuant to the pooling and servicing agreement, during each Monthly Period, the servicer will allocate to Series 2014-3 its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

The Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount for Series 2014-3 with respect to any Monthly Period will be allocated to the Series 2014-3 certificates and the Collateral Interest based on the Floating Allocation Percentage and the remainder of such Series Allocable Finance Charge Collections and Series Allocable Defaulted Amount will be allocated to the interest of the holders of the transferor certificates.

Investor Finance Charge Collections (which for any Monthly Period is equal to the product of the Floating Allocation Percentage and the Series Allocable Finance Charge Collections) will be reallocated among all series, including Series 2014-3, in the first group of series known as Group I as set forth in “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” in the accompanying prospectus. Reallocated Investor Finance Charge Collections allocated to Series 2014-3 and the Investor Default Amount will be further allocated among the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

Series Allocable Principal Collections for Series 2014-3 will be allocated to the Series 2014-3 certificates and the Collateral Interest based on the Principal Allocation Percentage and the remainder of such Series Allocable Principal Collections will be allocated to the holders of the transferor certificates. Such principal collections so allocated to the Series 2014-3 certificates and the Collateral Interest will be further allocated to the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage, respectively.

Principal Funding Account

The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Series 2014-3 certificateholders. During the Controlled Accumulation Period, the servicer will transfer collections in respect of principal receivables allocated to Series 2014-3, Shared Principal Collections allocated to Series 2014-3 and other amounts described herein to be treated in the same manner as collections of principal receivables from the Collection Account to the Principal Funding Account as described below under “— Application of Collections.”

Unless a Pay-Out Event has occurred and the Early Amortization Period has begun with respect to Series 2014-3, all amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested through the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments or, if no such direction is provided, will remain uninvested. On each Distribution Date with respect to the Controlled Accumulation Period, the interest and other investment income (net of investment expenses and losses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Covered Amount, such shortfall will be funded from Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described below under “— Reserve Account”) and from Class B Available Funds. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

The servicer will establish and maintain in the name of the trustee, on behalf of the trust, an Eligible Deposit Account for the benefit of the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest. The Reserve Account is established to assist with the subsequent distribution of interest on the Class A certificates as provided in this prospectus supplement during the Controlled Accumulation Period. On each Distribution Date from and after the funding of the Reserve Account begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 (in the order of priority described below under “— Application of Collections — Payment of Interest, Fees and Other Items”) to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount).

On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the holder of the Collateral Interest.

If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to mature on or before the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments or, if no such direction is provided, will remain uninvested. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of finance charge receivables allocable to Series 2014-3.

On or before each Distribution Date with respect to the Controlled Accumulation Period (on or prior to the Expected Final Payment date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of:

(a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date, and

(b) the amount, if any, by which the Covered Amount for such Distribution Date or Special Payment Date exceeds the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

The Reserve Account will be terminated following the earliest to occur of:

(a) the termination of the trust pursuant to the pooling and servicing agreement,

(b) the date on which the Invested Amount is paid in full, and

(c) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay-Out Event with respect to Series 2014-3 or, if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date.

Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the holder of the

Collateral Interest. Any amounts withdrawn from the Reserve Account and distributed to the holder of the Collateral Interest as described above will not be available for distribution to the Class A certificateholders and the Class B certificateholders.

Reallocation of Cash Flows

Class A Required Amount

On each Determination Date, the servicer will calculate the Class A Required Amount. If the Class A Required Amount is greater than zero, the following reallocations will occur:

•	Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and available for such purpose will be used to fund the Class A Required Amount for the related Distribution Date;

•	if such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B certificates will be used to fund the remaining Class A Required Amount; and

•	if Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such related Distribution Date).

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date).

In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See “— Defaulted Receivables; Investor Charge-Offs” below.

Reductions of the Class A Invested Amount and Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount and Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections allocable to Series 2014-3 and available to reimburse such reductions. See “Application of Collections — Excess Spread; Excess Finance Charge Collections” below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed and the Collateral Invested Amount increased in a similar manner.

Class B Required Amount

On each Determination Date, the servicer will calculate the Class B Required Amount. If the Class B Required Amount is greater than zero, the following reallocations will occur:

•	Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for the related Distribution Date;

•	if such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount; and

•	if such Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such related Distribution Date).

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In that case, the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See “— Defaulted Receivables; Investor Charge-Offs” below.

Collateral Senior Required Amount

On each Determination Date, the servicer will calculate the Collateral Senior Required Amount. If the Collateral Senior Required Amount is greater than zero, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount or the Class B Required Amount will be used to fund the Collateral Senior Required Amount. Reallocated Principal Collections will only be applied to fund the Collateral Senior Required Amount to the extent the Collateral Invested Amount will be no lower than the Collateral Senior Invested Amount following the reduction in the Collateral Invested Amount.

Application of Collections

Payment of Interest, Fees and Other Items

On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds on deposit in the Collection Account in the following priority:

(A) an amount equal to the Class A Available Funds will be distributed in the following priority:

(i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A certificateholders on a prior Distribution Date, will be distributed to the Class A certificateholders;

(ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer;

(iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date; and

(iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “— Excess Spread; Excess Finance Charge Collections” below.

(B) an amount equal to the Class B Available Funds will be distributed in the following priority:

(i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B certificateholders on a prior Distribution Date, will be distributed to the Class B certificateholders;

(ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer; and

(iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “— Excess Spread; Excess Finance Charge Collections” below.

(C) an amount equal to the Collateral Available Funds will be distributed in the following priority:

(i) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be paid to the servicer; and

(ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under “— Excess Spread; Excess Finance Charge Collections” below.

Excess Spread; Excess Finance Charge Collections

On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 for the related Monthly Period to make the following distributions in the following priority:

(a) an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3, such Excess Spread and Excess Finance Charge Collections will be applied:

•	first, to pay shortfalls in the payment of amounts described in clause (A)(i) under “— Payment of Interest, Fees and Other Items” in this prospectus supplement,

•	second, to pay shortfalls in the payment of amounts described in clause (A)(ii) under “— Payment of Interest, Fees and Other Items” in this prospectus supplement, and

•	third, to pay shortfalls in the payment of amounts described in clause (A)(iii) under “— Payment of Interest, Fees and Other Items” in this prospectus supplement;

(b) an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under “— Payments of Principal” in this prospectus supplement;

(c) an amount equal to the interest accrued with respect to the aggregate outstanding principal balance of the Class B certificates not otherwise distributed to the Class B certificateholders on such Distribution Date will accrue at the Class B certificate rate and be paid to Class B certificateholders, except that any such interest previously due but not paid will accrue at the Class B certificate rate plus 2% per year;

(d) an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (I) used to fund the Class B Required Amount and applied first, to pay shortfalls in the payment of amounts described in clause (B)(i) under “— Payment of Interest, Fees and Other Items” in this prospectus supplement, and second, to pay shortfalls in the payment of amounts described in clause (B)(ii) under “— Payment of Interest, Fees and Other Items” in this prospectus supplement and then (II) treated up to the Class B Investor Default Amount, as a portion of Available Principal Collections for such Distribution Date;

(e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;

(f) an amount equal to Collateral Senior Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Senior Minimum Monthly Interest previously due but not distributed to the holder of the Collateral Interest on a prior Distribution Date and any Collateral Senior Additional Interest will be distributed to the holder of the Collateral Interest;

(g) an amount equal to the Monthly Servicing Fee due but not paid to the servicer on such Distribution Date or a prior Distribution Date shall be paid to the servicer;

(h) an amount equal to the Collateral Default Amount shall be treated as a portion of Available Principal Collections for such Distribution Date;

(i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

(j) on each Distribution Date from and after the date on which the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under “— Reserve Account” above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

(k) the balance, if any, will be distributed to the holder of the Collateral Interest.

Payments of Principal

On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will distribute Available Principal Collections (see “— Principal Payments” above) on deposit in the Collection Account in the following priority:

(i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in the accompanying prospectus;

(ii) on each Distribution Date with respect to the Controlled Accumulation Period, all such Available Principal Collections will be distributed or deposited in the following priority:

(A) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account;

(B) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the holder of the Collateral Interest; and

(C) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A) and (B) (as applicable) above will be treated as Shared Principal Collections and applied as described under “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in the accompanying prospectus; and

(iii) on each Distribution Date with respect to the Early Amortization Period, all such Available Principal Collections will be distributed as follows:

(A) an amount up to the Class A Adjusted Invested Amount will be distributed to the Class A certificateholders;

(B) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B certificateholders;

(C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be distributed to the holder of the Collateral Interest; and

(D) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A), (B) and (C) (as applicable) above will be treated as Shared Principal Collections and applied as described under “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in the accompanying prospectus.

Defaulted Receivables; Investor Charge-Offs

On each Determination Date, the servicer will calculate the Investor Default Amount for the related Distribution Date. An amount equal to the Class A Investor Default Amount for each Distribution Date will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and from Reallocated Principal Collections, if applicable, and applied as described above in “— Application of Collections — Payment of Interest, Fees and Other Items.” An amount equal to the Class B Investor Default Amount for each Distribution Date will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and from Reallocated Principal Collections allocable to the Collateral Invested Amount, if applicable, and applied as described above in “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

Class A Investor Charge-Offs

On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charge Collections allocable to Series 2014-3 and (ii) Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date.

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date.

In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and of the Class B Invested Amount with respect to such Distribution Date as described above. A reduction in the Class A Invested Amount as described in the preceding sentence is a “Class A Investor Charge-Off.” Such Class A Investor Charge-Offs will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the return of principal to your series. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2014-3 available for such purpose as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

Reductions in Class B Invested Amount and Collateral Invested Amount

On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charge Collections allocable to Series 2014-3 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, and (ii) Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Distribution Date.

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date. A reduction in the Class B Invested Amount as described in the preceding sentence is a “Class B Investor Charge-Off.”

The Class B Invested Amount will also be reduced by the amount of Reallocated Principal Collections in excess of the Collateral Invested Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount. Any reductions in the Class B Invested Amount will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the return of principal to your series. The Class B Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Class B Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2014-3 available for such purpose as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

On each Distribution Date, if the Collateral Default Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 which is allocated and available to fund such amount as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections,” the Collateral Invested Amount will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Distribution Date. A reduction in the Collateral Invested Amount as described in the preceding sentence is a “Collateral Charge-Off.”

The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount or to the Class B certificates to avoid a reduction in the Class B Invested Amount. Any reductions in the Collateral Invested Amount will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the amount of payments to your series. The Collateral Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Collateral Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 allocated and available for that purpose as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

Paired Series

Series 2014-3 may be paired with one or more other series (each called a “paired series”) at or after the commencement of the Controlled Accumulation Period if the Rating Agency Condition is satisfied. As funds are accumulated in the Principal Funding Account, the invested amount in the trust of such paired series will increase by up to a corresponding amount. Upon payment in full of the Series 2014-3 certificates, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of such related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to or deposited for the benefit of the Series 2014-3 certificateholders after the Series 2014-3 certificates were paired with the paired series. The issuance of a paired series will be subject to the conditions described under “The Pooling and Servicing Agreement Generally — New Issuances” in the prospectus. There can be no assurance, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by the Series 2014-3 certificateholders. See “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” and “The Pooling and Servicing Agreement Generally — Paired Series” in the accompanying prospectus.

Pay-Out Events

The Pay-Out Events with respect to the Series 2014-3 certificates and the Collateral Interest will include each of the following:

(a) the occurrence of an insolvency event (as such term is defined in the prospectus) with respect to any transferor or other holder of the Original Transferor Certificate;

(b) the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(c) a failure on the part of any transferor:

(i) to make any payment or deposit required under the pooling and servicing agreement or the Series 2014-3 supplement within five Business Days after the day such payment or deposit is required to be made; or

(ii) to observe or perform any other covenant or agreement of such transferor set forth in the pooling and servicing agreement or the Series 2014-3 supplement, which failure has a material adverse effect on the Series 2014-3 certificateholders or the holder of the Collateral Interest and which continues unremedied for a period of 60 days after written notice;

(d) any representation or warranty made by any transferor in the pooling and servicing agreement or the Series 2014-3 supplement or any information required to be given by any transferor to the trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 2014-3 certificateholders and the holder of the Collateral Interest are materially and adversely affected; provided, however, that a Pay-Out Event shall not be deemed to occur thereunder if a transferor has repurchased the related receivables or all such receivables, if applicable, during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the pooling and servicing agreement;

(e) a failure by a transferor to convey receivables in additional accounts or participation interests to the trust within five Business Days after the day on which it is required to convey such receivables or participation interests pursuant to the pooling and servicing agreement or the Series 2014-3 supplement;

(f) the occurrence of any Servicer Default which would have an Adverse Effect;

(g) a reduction of the average Series Adjusted Portfolio Yield for any three consecutive Monthly Periods to a rate less than the average of the Base Rates for such three Monthly Periods;

(h) the failure to pay in full the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount on the Expected Final Payment Date;

(i) any transferor is unable for any reason to transfer receivables to the trust in accordance with the pooling and servicing agreement or the Series 2014-3 supplement;

(j) the occurrence of an insolvency event as defined in the related purchase agreement relating to any account owner; and

(k) any account owner is unable for any reason to transfer receivables to the related transferor in accordance with the related purchase agreement.

In the case of any event described above in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the holders of Series 2014-3 certificates and the Collateral Interest evidencing more than 50% of the aggregate unpaid principal amount of Series 2014-3 certificates and the Collateral Interest by notice then given in writing to the transferors and the servicer (and to the trustee if given by the Series 2014-3 certificateholders and the holder of the Collateral Interest) may declare that a Pay-Out Event has occurred with respect to Series 2014-3 as of the date of such notice, and, in the case of any event described in subparagraph (b), (e), (g) or (h), a Pay-Out Event shall occur with respect to Series 2014-3 without any notice or other action on the part of the trustee immediately upon the occurrence of such event.

In the case of any event described in subparagraph (a), (i), (j) or (k), a Pay-Out Event shall occur with respect to Series 2014-3 without any notice or other action on the part of the trustee, the Series 2014-3 certificateholders or the holder of the Collateral Interest immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that:

(x) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10%, or

(y) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related insolvency event or inability to transfer receivables, the aggregate amount of principal receivables outstanding in the trust does not at least equal the Required Minimum Principal Balance (without giving effect to principal receivables attributable to the transferor or the account owner with respect to which the insolvency event or the inability to transfer receivables has occurred).

If the proceeds of any sale of the receivables following the occurrence of an insolvency event with respect to a transferor, as described in the accompanying prospectus under “Description of the Certificates — Pay-Out Events and Reinvestment Events,” allocated to the Class A Invested Amount and the proceeds of any collections on the receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B certificateholders or the holder of the Collateral Interest. See “Certain Legal Aspects of the Receivables — Certain Matters Relating to Bankruptcy, Conservatorship and Receivership” in the accompanying prospectus for a discussion of the impact of recent federal legislation on the trustee’s ability to liquidate the receivables.

Servicing Compensation and Payment of Expenses

The share of the Servicing Fee allocable to Series 2014-3 for any Distribution Date, called the Monthly Servicing Fee, will be equal to one-twelfth of the product of:

(a) the Servicing Fee Rate, and

(b) the Servicing Base Amount.

The share of the Monthly Servicing Fee allocable to the Class A certificateholders for any Distribution Date, called the Class A Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class A Floating Percentage,

(b) the Servicing Fee Rate, and

(c) the Servicing Base Amount.

The share of the Monthly Servicing Fee allocable to the Class B certificateholders for any Distribution Date, called the Class B Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class B Floating Percentage,

(b) the Servicing Fee Rate, and

(c) the Servicing Base Amount.

The share of the Monthly Servicing Fee allocable to the holder of the Collateral Interest for any Distribution Date, called the Collateral Interest Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Collateral Floating Percentage,

(b) the Servicing Fee Rate, and

(c) the Servicing Base Amount.

The remainder of the Servicing Fee shall be paid by the holders of the transferor certificates or the certificateholders of other series (as provided in the related supplements). In no event will the trust, the trustee, the Series 2014-3 certificateholders or the holder of the Collateral Interest be liable for the share of the Servicing Fee to be paid by the holders of the transferor certificates or the certificateholders of any other series.

Optional Repurchase

So long as a transferor is the servicer or an affiliate of the servicer, on any Distribution Date occurring on or after the date that the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount is reduced to an amount equal to 5% of the initial outstanding aggregate principal amount of the Class A certificates, the Class B certificates and the Collateral Interest or less, that transferor will have the option to repurchase the Class A certificateholders’ interest, the Class B certificateholders’ interest and the Collateral Interest. The purchase price will be equal to the sum of the Adjusted Invested Amount and accrued and unpaid interest on the Class A certificates, the Class B certificates and the Collateral Interest (and accrued and unpaid interest with respect to interest amounts that were due but not paid on such Distribution Date or any prior Distribution Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date next following such day. Such proceeds will be allocated first to pay amounts due to the Class A certificateholders, then, to pay amounts due to the Class B certificateholders and finally, to pay amounts due to the holder of the Collateral Interest. Following any such repurchase, the Receivables will be assigned to the transferors and the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest will have no further rights with respect thereto. In the event that the transferors fail for any reason to deposit the aggregate purchase price for such receivables, the trust will continue to hold the receivables and payments will continue to be made to the Class A certificateholders, Class B certificateholders and the holder of the Collateral Interest as described herein.

Series Termination

If on the Distribution Date which is two months prior to the Series 2014-3 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2014-3 Termination Date (after giving effect to all distributions required to be made on the Series 2014-3 Termination Date other than from the proceeds of the sale). No transferor, any affiliate thereof, any agent thereof or any other party consolidated with such transferor for purposes of United States generally accepted accounting principles will be entitled to participate in such bidding process or to purchase the receivables; provided, however, that, to the extent the holder of the Collateral Interest is not a transferor, an affiliate thereof, an agent thereof or any other party consolidated with a transferor for purposes of United States generally accepted accounting principles, the holder of the Collateral Interest may participate in such bidding process. Upon the expiration of such 40-day period, the trustee will determine (a) which bid is the highest cash purchase offer and (b) the amount which otherwise would be available in the Collection Account on the Series 2014-3 Termination Date for distribution to the Series 2014-3 certificate-holders and the holder of the Collateral Interest. The servicer will sell such receivables on the Series 2014-3 Termination Date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of such sale in the Collection Account for allocation (together with the amount which otherwise would be available in the Collection Account on the Series 2014-3 Termination Date for distribution to the Series 2014-3 certificateholders and the holder of the Collateral Interest) to Series 2014-3.

Reports

No later than the second Business Day prior to each Distribution Date, the servicer will forward to the trustee, the paying agent, the transferors, each Rating Agency and the holder of the Collateral Interest, a monthly report prepared by the servicer setting forth certain information with respect to the trust, the Class A certificates, the Class B certificates and the Collateral Interest, including:

(a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of such Monthly Period;

(b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of the preceding Monthly Period;

(c) the Series Allocation Percentage, the Floating Allocation Percentage, the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage and the Principal Allocation Percentage, the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage;

(d) the amount of collections of principal receivables and finance charge receivables processed during the related Monthly Period and the portion thereof allocated to the interest of the holders of the Series 2014-3 certificates and the holder of the Collateral Interest;

(e) the aggregate outstanding balance of accounts that were 31, 61 and 91 days or more delinquent as of the end of such Monthly Period;

(f) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount and the Defaulted Amount with respect to the related Distribution Date;

(g) the aggregate amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs, any reductions in the Class B Invested Amount pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount, and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount and any Class A Investor Charge-Offs, Class B Investor Charge-Offs or Collateral Charge-Offs reimbursed on the related Monthly Period, for such Monthly Period;

(h) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee and Collateral Interest Servicing Fee for such Monthly Period;

(i) the Series Adjusted Portfolio Yield for such Monthly Period;

(j) the Base Rate for such Monthly Period;

(k) Reallocated Principal Collections; and

(1) Shared Principal Collections.

ERISA Considerations

Class A Certificates

Subject to the considerations described below and in the accompanying prospectus, the Class A certificates may be purchased by, on behalf of, or with “plan assets” of any Plan. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of such Class A certificates under ERISA and the Internal Revenue Code. See “ERISA Considerations” in the accompanying prospectus.

Class B Certificates

The Class B certificates may not be acquired or held by, on behalf of, or with “plan assets” of any Plan other than insurance companies investing solely assets of their general accounts. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be, and is not acquiring the Class B certificates with “plan assets” of, a Plan or (ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

The Department of Labor Authorization

The Department of Labor has authorized the trust to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (i) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which Centurion, RFC II or any of their affiliates is the sponsor; and (ii) the servicing, operation and management of such trust; provided that the general conditions and certain other conditions set forth in such authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of or with “plan assets” of a Plan; provided that the conditions described in “ERISA Considerations” in the accompanying prospectus are satisfied.

The transferors believe that the authorization will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of the authorization, other than those that are within the control of the investors, will be met.

Consultation With Counsel

In light of the foregoing fiduciaries or other persons contemplating purchasing the Class A certificates on behalf of or with “plan assets” of any Plan should consult their own counsel regarding whether the trust’s assets represented by the Class A certificates would be considered “plan assets,” the consequences that would apply if the trust’s assets were considered “plan assets,” and the availability of exemptive relief from the prohibited transaction rules.

Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan’s particular circumstances before authorizing an investment of a portion of the Plan’s assets in the Class A certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan’s governing instruments, and (iii) is prudent in light of the “Risk Factors” and other factors discussed in the accompanying prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement among the transferors, American Express Centurion Bank, American Express Bank, FSB and the underwriters of the Class A certificates named below and the underwriters of the Class B certificates named below, the transferors have agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the principal amount of the Class A certificates and Class B certificates set forth opposite their names:

Underwriters of the Class A Certificates	Aggregate Principal Amount of Class A Certificates
Barclays Capital Inc.	$173,334,000
Deutsche Bank Securities Inc.	173,333,000
Wells Fargo Securities, LLC	173,333,000
BNY Mellon Capital Markets, LLC	39,000,000
Mitsubishi UFJ Securities (USA), Inc.	39,000,000
TD Securities (USA) LLC	39,000,000
Mischler Financial Group, Inc.	6,500,000
The Williams Capital Group, L.P.	6,500,000

Total	$650,000,000

Underwriters of the Class B Certificates	Aggregate Principal Amount of Class B Certificates
Barclays Capital Inc.	$9,394,000
Deutsche Bank Securities Inc.	9,393,000
Wells Fargo Securities, LLC	9,393,000

Total	$28,180,000

If the Initial Invested Amount is increased or decreased as discussed under “Introduction” in this prospectus supplement, the amounts set forth above will be adjusted.

TRS, an affiliate of the transferors, may purchase directly all or a portion of the Class B certificates upon initial issuance and, at a subsequent date, may sell all or a portion of those certificates in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. In connection with any such sale, TRS may be deemed to be an underwriter of the Class B certificates under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the Class B certificates may be deemed to be underwriting discounts and commissions. However, upon initial issuance, there will be no underwriting arrangement for any Class B certificates purchased directly by TRS.

The underwriting agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A certificates and the obligation of the Class B underwriters to pay for and accept delivery of the Class B certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 2014-3 certificates offered hereby will be issued if any are issued. Offering expenses are estimated to be $600,000.

The Class A underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [—]% of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of [—]% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

The Class B underwriters propose initially to offer the Class B certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [—]% of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of [—]% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2014-3 certificates in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 2014-3 certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 2014-3 certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2014-3 certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate-covering transactions and penalty bids may cause the prices of the Series 2014-3 certificates to be higher than they would be in the absence of such transactions. Neither the transferors nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the transferors, TRS, Centurion, FSB or any of their affiliates.

Centurion, on behalf of itself and RFC III, FSB, on behalf of itself and RFC IV, and RFC II will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

Offering Restrictions

Each underwriter of these Series 2014-3 certificates has agreed that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done by it in relation to the Series 2014-3 certificates in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series 2014-3 certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter of these Series 2014-3 certificates has agreed that, with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Series 2014-3 certificates to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Series 2014-3 certificates to the public in that Relevant Member State:

•	at any time to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive (defined below), 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series 2014-3 certificates shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

As used in this prospectus supplement, the expression an “offer of Series 2014-3 certificates to the public” in relation to any Series 2014-3 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series 2014-3 certificates to be offered so as to enable an investor to decide to purchase or subscribe the Series 2014-3 certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

Capital Requirements Regulation

None of the sponsors, the transferors, the servicer, the issuing entity, the trustee, the underwriters or any affiliate thereof, makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Articles 404 to 410 of the Capital Requirements Regulation (Regulation (EU) No 575/2013) of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and/or any corresponding regulatory requirements applicable to EU-regulated investors. Certificateholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Series 2014-3 certificates for investment compliance with the CRR and any other applicable requirements.

Glossary of Defined Terms

“Adjusted Invested Amount” for any date of determination means the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount and the Collateral Invested Amount as of such date.

“Available Principal Collections” means, with respect to any Monthly Period, an amount equal to the sum of:

(i) the Principal Allocation Percentage of the Series Allocation Percentage of all collections of principal receivables received during such Monthly Period (minus certain Reallocated Principal Collections used to fund the Class A Required Amount, the Class B Required Amount and the Collateral Senior Required Amount),

(ii) any Shared Principal Collections with respect to other principal sharing series that are allocated to Series 2014-3 and

(iii) certain other amounts which pursuant to the Series 2014-3 supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

“Available Reserve Account Amount” means, on each Distribution Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

“Base Rate” means, for any Monthly Period, the annualized percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest (calculated as if the Class B Invested Amount equals the outstanding principal balance of the Class B certificates), the Collateral Senior Minimum Monthly Interest and the Monthly Servicing Fee for the Series 2014-3 certificates and for the Collateral Interest for the related Distribution Date, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

“Business Day” means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday, or (b) any other day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion, FSB, any other account owner or the trustee are located, are authorized or are obligated by law or executive order to be closed.

“Class A Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to one-twelfth of the product of:

(i) the Class A certificate rate plus 2.0% per year, and

(ii) the amount payable on interest amounts that were due but not distributed to the Class A certificateholders on a prior Distribution Date.

“Class A Adjusted Invested Amount” for any date of determination means an amount equal to the Class A Invested Amount minus the funds on deposit in the Principal Funding Account (up to the Class A Invested Amount) on such date.

“Class A Available Funds” means, with respect to any Monthly Period, an amount equal to the sum of:

(i) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2014-3 certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2014-3 in accordance with the pooling and servicing agreement and the Series 2014-3 supplement),

(ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class A Floating Percentage of net investment earnings, if any, in the Principal Funding Account for such Distribution Date, and

(iii) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Series 2014-3 supplement with respect to the related Distribution Date.

“Class A Floating Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Class A Initial Invested Amount), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

“Class A Initial Invested Amount” means $650,000,000, subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

“Class A Invested Amount” for any date of determination means an amount equal to:

(i) the Class A Initial Invested Amount, minus

(ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

(iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class A Invested Amount may not be reduced below zero.

“Class A Investor Charge-Off” has the meaning described in “Series Provisions — Defaulted Receivables; Investor Charge-Offs — Class A Investor Charge-Offs” in this prospectus supplement.

“Class A Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class A certificates in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Distribution Date.

“Class A Monthly Interest” means, for any Distribution Date, an amount equal to one-twelfth of the product of:

(i) the Class A certificate rate, and

(ii) the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, that for the first Distribution Date, Class A Monthly Interest shall be equal to $[—].

“Class A Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to Class A certificateholders on a prior Distribution Date.

“Class A Principal Percentage” means, with respect to any Monthly Period:

•	during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Class A Initial Invested Amount), and

(ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and

(ii) the denominator of which is the Invested Amount as of such day.

“Class A Required Amount” means, for any Determination Date, the amount equal to:

(i) Class A Monthly Interest for the related Distribution Date, plus

(ii) any Class A Outstanding Monthly Interest, plus

(iii) any Class A Additional Interest, plus

(iv) if TRS or an affiliate is no longer the servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee, plus

(v) the Class A Investor Default Amount, if any, for the related Distribution Date, minus

(vi) Class A Available Funds for the related Monthly Period.

“Class A Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

“Class B Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to one-twelfth of the product of:

(i) the Class B certificate rate plus 2.0% per year, and

(ii) the amount payable on interest amounts that were due but not distributed to the Class B certificateholders on a prior Distribution Date.

“Class B Adjusted Invested Amount” for any date of determination means an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account (up to the Class B Invested Amount) on such date.

“Class B Available Funds” means, with respect to any Monthly Period, an amount equal to the sum of:

(i) the Class B Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2014-3 certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2014-3 in accordance with the pooling and servicing agreement and the Series 2014-3 supplement), and

(ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class B Floating Percentage of net investment earnings, if any, in the Principal Funding Account for such Distribution Date.

“Class B Floating Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Class B Initial Invested Amount), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

“Class B Initial Invested Amount” means $28,180,000, subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

“Class B Invested Amount” for any date of determination means an amount equal to:

(i) the Class B Initial Invested Amount, minus

(ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

(iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus

(iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus

(v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates as described under “Series Provisions — Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement, plus

(vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Class B Invested Amount may not be reduced below zero.

“Class B Investor Charge-Off” has the meaning described in “Series Provisions — Defaulted Receivables; Investor Charge-Offs — Reductions in Class B Invested Amount and Collateral Invested Amount” in this prospectus supplement.

“Class B Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class B certificates in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Distribution Date.

“Class B Monthly Interest” means, for any Distribution Date, an amount equal to one-twelfth of the product of:

(i) the Class B certificate rate, and

(ii) the Class B Invested Amount as of the preceding Record Date;

provided, however, that for the first Distribution Date, Class B Monthly Interest shall be equal to $[—].

“Class B Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to Class B certificateholders on a prior Distribution Date.

“Class B Principal Percentage” means, with respect to any Monthly Period:

•	during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Class B Initial Invested Amount), and

(ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and

(ii) the denominator of which is the Invested Amount as of such day.

“Class B Required Amount” means, for any Determination Date, the amount equal to:

(i) Class B Monthly Interest for the related Distribution Date, plus

(ii) any Class B Outstanding Monthly Interest, plus

(iii) any Class B Additional Interest, plus

(iv) if TRS or an affiliate is no longer the servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee, plus

(v) the Class B Investor Default Amount, if any, for the related Distribution Date, minus

(vi) Class B Available Funds for the related Monthly Period.

“Class B Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

“Collateral Available Funds” means, for any Monthly Period, an amount equal to the Collateral Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2014-3 in accordance with the pooling and servicing agreement and the Series 2014-3 supplement).

“Collateral Charge-Off” has the meaning described in “Series Provisions — Defaulted Receivables; Investor Charge-Offs — Reductions in Class B Invested Amount and Collateral Invested Amount” in this prospectus supplement.

“Collateral Default Amount” means, with respect to any Distribution Date, the product of the Investor Default Amount for such Distribution Date and the Collateral Floating Percentage.

“Collateral Floating Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Collateral Initial Invested Amount), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

“Collateral Initial Invested Amount” means an amount equal to 9.75% of the Initial Invested Amount.

“Collateral Interest” means an uncertificated interest in the trust assets that is subordinated to, and serves as credit enhancement for, the Series 2014-3 certificates.

“Collateral Interest Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

“Collateral Invested Amount” for any date of determination means an amount equal to:

(i) the Collateral Initial Invested Amount, minus

(ii) the amount of principal payments made to the holder of the Collateral Interest on or prior to such date, minus

(iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, minus

(iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, minus

(v) an amount equal to the amount by which the Collateral Invested Amount has been reduced to cover the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under “Series Provisions — Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement, plus

(vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Collateral Invested Amount may not be reduced below zero.

“Collateral Principal Percentage” means, with respect to any Monthly Period:

•	during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Collateral Initial Invested Amount), and

(ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Collateral Invested Amount as of the end of the Revolving Period, and

(ii) the denominator of which is the Invested Amount as of such day.

“Collateral Senior Additional Interest” means, for any Distribution Date, additional interest on Collateral Senior Minimum Monthly Interest due but not paid to the holder of the Collateral Interest in respect of the Collateral Senior Invested Amount on a prior Distribution Date at a rate equal to the Collateral Senior Minimum Interest Rate.

“Collateral Senior Initial Invested Amount” means $41,330,000, subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

“Collateral Senior Invested Amount” for any date of determination means an amount equal to the Collateral Senior Initial Invested Amount minus the aggregate amount of principal payments made to the holders of the Collateral Interest in respect of the Collateral Senior Invested Amount on all prior Distribution Dates (or, in the case of the first Distribution Date, as of the closing date).

“Collateral Senior Minimum Interest Rate” means an annual rate specified in the agreement among RFC II, RFC III, RFC IV, TRS and the holder of the Collateral Interest relating to the transfer of the Collateral Interest from RFC II, RFC III and RFC IV to the holder of the Collateral Interest, which rate will not exceed [—]%.

“Collateral Senior Minimum Monthly Interest” means, for any Distribution Date, an amount equal to one-twelfth of the product of:

(i) the Collateral Senior Minimum Interest Rate, and

(ii) the Collateral Senior Invested Amount.

provided, however, that for the first Distribution Date, Collateral Senior Minimum Monthly Interest shall be equal to $[—].

“Collateral Senior Outstanding Minimum Monthly Interest” means, for any Distribution Date, the amount of Collateral Senior Minimum Monthly Interest previously due but not paid to the holder of the Collateral Interest on a prior Distribution Date.

“Collateral Senior Required Amount” means, for any Determination Date, the amount equal to the excess of the sum of:

(i) if TRS or an affiliate is no longer the servicer, the Collateral Interest Servicing Fee for the related Distribution Date and any unpaid Collateral Interest Servicing Fee, plus

(ii) Collateral Senior Minimum Monthly Interest for the related Distribution Date, plus

(iii) any Collateral Senior Outstanding Minimum Monthly Interest, plus

(iv) any Collateral Senior Additional Interest;

over the sum of:

(i) if TRS or an affiliate is no longer the servicer, the amount of Collateral Available Funds to be applied on such Distribution Date to pay the Collateral Interest Servicing Fee and any unpaid Collateral Interest Servicing Fee; plus

(ii) the amount of Excess Spread and Excess Finance Charge Collections available to be applied on the related Distribution Date to pay the Collateral Senior Minimum Monthly Interest for such Distribution Date, any Collateral Senior Outstanding Minimum Monthly Interest and any Collateral Senior Additional Interest.

“Controlled Accumulation Amount” means $56,515,000; provided, however, that, if the start of the Controlled Accumulation Period is delayed and, therefore, the length of the Controlled Accumulation Period is shortened as described under “Series Provisions — Principal Payments” in this prospectus supplement, the

Controlled Accumulation Amount may be different for each Distribution Date for the Controlled Accumulation Period and will be determined by the servicer in accordance with the Series 2014-3 supplement based on the principal payment rates for the accounts and on the invested amounts of other principal sharing series that are scheduled to be in their revolving periods and able to create Shared Principal Collections during the Controlled Accumulation Period. If the Initial Invested Amount is increased or decreased as discussed under “Introduction” in this prospectus supplement, the Controlled Accumulation Amount will be adjusted accordingly.

“Controlled Deposit Amount” means, for any Distribution Date relating to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

“Covered Amount” means, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to the sum of:

(i) one-twelfth of the product of:

(a) the Class A certificate rate, and

(b) the aggregate amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date that is allocable to the principal of the Class A certificates, plus

(ii) one-twelfth of the product of:

(a) the Class B certificate rate, and

(b) the aggregate amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date that is allocable to the principal of the Class B certificates.

“Deficit Controlled Accumulation Amount” means:

(a) on the first Distribution Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date, and

(b) on each subsequent Distribution Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

“Excess Spread” means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (A)( iv), clause (B)( iii) and clause (C)(ii) in “Series Provisions — Application of Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.

“Expected Final Payment Date” means the September 2017 Distribution Date.

“Floating Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	the denominator of which is the product of:

(i) the sum of the total amount of the principal receivables in the trust as of such day (or, with respect to the first Monthly Period, the total amount of principal receivables in the trust on the closing date) and the principal amount on deposit in the Special Funding Account, and

(ii) the Series Allocation Percentage for such Monthly Period.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period and decreased by the aggregate amount of principal receivables in Additional Accounts removed from the trust during such Monthly Period, as though such receivables had been added to or removed from, as the case may be, the trust as of the first day of such Monthly Period.

“Initial Invested Amount” means $751,447,000, subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.

“Interest Period” means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the closing date to but excluding the October 2014 Distribution Date.

“Invested Amount” for any date of determination means an amount equal to the sum of the Class A Invested Amount as of such date, the Class B Invested Amount as of such date and the Collateral Invested Amount as of such date.

“Investor Default Amount” means, for any Distribution Date, the product of (i) the Floating Allocation Percentage for the related Monthly Period and (ii) the Series Allocable Defaulted Amount for such Monthly Period.

“Monthly Receivables Percentage” means, for any day, the percentage equivalent of a fraction:

•	the numerator of which is an amount equal to the sum of the aggregate amount of principal receivables outstanding in the trust attributable to the transferor or the account owner with respect to which an insolvency event has occurred or to the transferor that is unable to transfer receivables to the trust, and

•	the denominator of which is an amount equal to the sum of the aggregate amount of principal receivables outstanding in the trust,

in each case as of the last day of the immediately preceding Monthly Period.

“Monthly Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

“Principal Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is:

(i) during the Revolving Period, the Series Adjusted Invested Amount for Series 2014-3 as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount), and

(ii) during the Controlled Accumulation Period or the Early Amortization Period, the Series Adjusted Invested Amount for Series 2014-3 as of the last day of the Revolving Period, and

•	the denominator of which is the product of:

(i) the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Special Funding Account as of such last day (or, with respect to the first Monthly Period, as of the closing date), and

(ii) the Series Allocation Percentage for Series 2014-3 as of the last day of the immediately preceding Monthly Period.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period and decreased by the aggregate amount of principal receivables in Additional Accounts removed from the trust during such Monthly Period, as though such receivables had been added to or removed from, as the case may be, the trust as of the first day of such Monthly Period.

Because the Series 2014-3 certificates are subject to being paired with a future series, if a Pay-Out Event or a Reinvestment Event occurs with respect to a paired series during the Controlled Accumulation Period for Series 2014-3, the transferors may, by written notice to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the Revolving Period for such paired series and the transferors shall have received written notice from each Rating Agency that such designation will satisfy the Rating Agency Condition and shall have delivered copies of each such written notice to the servicer and the trustee. In addition, each transferor shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of such transferor, such designation will not cause a Pay-Out Event or an event that, after the giving of notice or lapse of time, would constitute a Pay-Out Event, to occur with respect to Series 2014-3.

“Principal Funding Account” means the account established as described under “Series Provisions — Principal Funding Account” in this prospectus supplement.

“Reallocated Principal Collections” means, for any Distribution Date, the collections of principal receivables allocable first to the Collateral Interest and then, in the case of the Class A Required Amount, to the Class B certificates that are used to fund the excess, if any, of the Class A Required Amount, the Class B Required Amount and the Collateral Senior Required Amount remaining after Excess Spread and Excess Finance Charge Collections allocated to Series 2014-3 and available for such purpose have been used to fund the Class A Required Amount and the Class B Required Amount.

“Record Date” means, for any Distribution Date, the last day of the calendar month immediately preceding that Distribution Date.

“Required Reserve Account Amount” for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to:

(i) 0.50% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

(ii) such other amount designated by the transferors, provided that the holder of the Collateral Interest shall have consented to such designation and such designation satisfies the Rating Agency Condition.

“Reserve Account Funding Date” means the Distribution Date which occurs not later than the earliest of:

(a) the Distribution Date with respect to the Monthly Period that commences not later than three months prior to the Distribution Date with respect to the first Monthly Period in the Controlled Accumulation Period,

(b) in the event that the average Excess Spread Percentage for any three consecutive Monthly Periods ending in the September 2015 Monthly Period or any Monthly Period thereafter is less than 2%, the Distribution Date with respect to such Monthly Period,

(c) in the event that the average Excess Spread Percentage for any three consecutive Monthly Periods ending in the March 2016 Monthly Period or any Monthly Period thereafter is less than 3%, the Distribution Date with respect to such Monthly Period and

(d) such earlier Distribution Date as the transferors may determine by written notice to the trustee and the servicer.

For this purpose, the “Excess Spread Percentage” for any Monthly Period will be equal to the Series Adjusted Portfolio Yield for such Monthly Period minus the Base Rate for such Monthly Period.

“Series 2014-3” means the series of Class A certificates, Class B certificates and Collateral Interest, the terms of which are described in this prospectus supplement and the accompanying prospectus.

“Series 2014-3 Termination Date” means the April 2020 Distribution Date.

“Series Adjusted Invested Amount” means, with respect to Series 2014-3, for any Monthly Period, the Initial Invested Amount for Series 2014-3, less the excess, if any, of all reductions in the Invested Amount (other than any reductions occasioned by payments of principal to the Series 2014-3 certificateholders or to the holder of the Collateral Interest) as of the last day of the preceding Monthly Period over the aggregate amount of any reimbursement of such reductions as of such last day.

“Series Adjusted Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to:

(i) Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2014-3 in accordance with the pooling and servicing agreement) for such Monthly Period, plus

(ii) the amount of investment earnings, if any, in the Principal Funding Account for the related Distribution Date, plus

(iii) any Excess Finance Charge Collections that are allocated to Series 2014-3, plus

(iv) the amount of funds withdrawn from the Reserve Account and which are required to be deposited into the Collection Account and included as Class A Available Funds for the Distribution Date for such Monthly Period, minus

(v) the Investor Default Amount for the Distribution Date for such Monthly Period, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

“Series Allocable Finance Charge Collections,” “Series Allocable Principal Collections” and “Series Allocable Defaulted Amount” mean, with respect to Series 2014-3, for any Monthly Period, the product of (i) the Series Allocation Percentage for Series 2014-3 and (ii) the amount of collections of finance charge receivables deposited in the Collection Account, the amount of collections of principal receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

“Series Allocation Percentage” means, with respect to Series 2014-3, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Series Adjusted Invested Amount for Series 2014-3 as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount.

“Series Required Transferor Amount” for any date of determination means 7.0% of the Invested Amount.

“Servicing Base Amount” means, for any Distribution Date, (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Series Allocation Percentage with respect to such Monthly Period.

“Servicing Fee Rate” means 2.0% per year.

“Trust Portfolio” means certain accounts selected from the Total Portfolio and designated for the trust based on the eligibility criteria specified in the purchase agreements and the pooling and servicing agreement.

Annex I

The Trust Portfolio

The information provided in this Annex I forms an integral part of the prospectus supplement.

General

The primary assets of the trust are receivables generated from time to time in a portfolio of designated consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts and, in the future, may include other charge or credit accounts or products.

The accounts in the Trust Portfolio were selected from the Total Portfolio based upon the eligibility criteria specified in the purchase agreements and the pooling and servicing agreement applied with respect to the accounts as of their selection date. See “The Pooling and Servicing Agreement Generally — Conveyance of Receivables,” “— Addition of Accounts or Participation Interests” and “Risk Factors — Addition of accounts to the trust may decrease the credit quality of the assets securing the repayment of your certificates. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated” in the accompanying prospectus for a discussion of those eligibility criteria. Subject only to these criteria and any applicable regulatory guidelines, the account owners have the discretion to select the accounts in the Total Portfolio for addition to the Trust Portfolio. The account owners have in the past considered, and may in the future consider, factors such as product type, tenure of an account and interest rate applicable to an account in determining the accounts to be added to the Trust Portfolio. Set forth below is certain information with respect to the Trust Portfolio. See “Centurion’s and FSB’s Revolving Credit Businesses” and “The Accounts” in the accompanying prospectus.

The Trust Portfolio’s yield, loss, delinquency and payment rate is comprised of segments which may, when taken individually, have yield, loss, delinquency and payment rate characteristics different from those of the overall Trust Portfolio. There can be no assurance that the yield, loss, delinquency and payment rate experience relating to the receivables in the Trust Portfolio in the future will be comparable to the historical experience relating to the receivables in the Trust Portfolio set forth below.

Loss and Delinquency Experience

The following tables set forth the loss and delinquency experience for the Trust Portfolio for each of the periods shown. The loss and delinquency rates at any time reflect, among other factors, the quality of the Trust Portfolio, the average seasoning of the accounts, the success of the account owners’ collection efforts, the product mix of the Trust Portfolio and general economic conditions.

The following table sets forth the loss experience for the Trust Portfolio for each indicated period. Total gross charge-offs include charge-offs of principal receivables only, and do not include any charge-offs of finance charge and fee receivables or the amount of any reductions in principal receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges.” If finance charge and fee receivables that have been charged-off were included in total gross charge-offs, total gross charge-offs would be higher as an absolute number and as a percentage of the average principal receivables outstanding during the periods indicated. Recoveries are collections received in respect of charged-off accounts in the Trust Portfolio during the period indicated in the following table. Total recoveries for each indicated period include recoveries of principal, finance charges and certain fees for that period. Under the pooling and servicing agreement, recoveries are treated as collections of finance charge receivables. Total net charge-offs are an amount equal to total gross charge-offs minus total recoveries, each for the applicable period. Average principal receivables outstanding for each indicated period is the average of the month-end principal receivables balances for that period. We cannot provide any assurance that the loss experience for the receivables in the Trust Portfolio in the future will be similar to the historical experience set forth below.

A-I-1

Loss Experience of the Trust Portfolio

(Dollars in Thousands)

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013	2012	2011	2010	2009
Average Principal Receivables Outstanding	$28,342,790		$29,531,690	$30,933,471	$31,749,629	$32,791,758	$35,361,393
Total Gross Charge-Offs	$361,816		$811,750	$971,288	$1,325,214	$2,264,950	$3,384,328
Total Recoveries	116,853		245,891	282,790	343,251	329,595	284,778

Total Net Charge-Offs	$244,963		$565,859	$688,497	$981,963	$1,935,355	$3,099,551

Total Gross Charge-Offs as a Percentage of Average Principal Receivables Outstanding	2.55	%(1)	2.75%	3.14%	4.17%	6.91%	9.57%
Total Recoveries as a Percentage of Average Principal Receivables Outstanding	0.82	(1)	0.83	0.91	1.08	1.01	0.81

Total Net Charge-Offs as a Percentage of Average Principal Receivables Outstanding	1.73	%(1)	1.92%	2.23%	3.09%	5.90%	8.77%

Number of Accounts Experiencing a Loss	77,034		170,950	212,555	276,143	432,178	535,699
Number of Accounts Experiencing a Recovery(2)	429,056		921,363	1,012,373	1,043,039	902,173	717,473
Average Net Loss per Account Experiencing a Loss(3)	$3.18		$3.31	$3.24	$3.56	$4.48	$5.79

(1)	This percentage is an annualized figure.

(2)	Calculated by totaling the number of accounts experiencing a recovery in each of the months during the indicated period. Therefore, an account that has experienced a recovery in multiple months during the indicated period will be counted more than once.

(3)	Calculated as Net Charge-Offs divided by Number of Accounts Experiencing a Loss.

The following tables set forth the delinquency experience for the Trust Portfolio for each indicated period. With respect to the “Average Receivables Delinquent as a Percentage of the Trust Portfolio” table below, the average receivables delinquent is the average of the month-end delinquent amounts, while the average receivables outstanding is the average of month-end receivables balances, each for the applicable period. With respect to the “Average Number of Delinquent Accounts as a Percentage of the Trust Portfolio” table below, the average number of delinquent accounts is the average of the month-end delinquent accounts, while the average number of outstanding accounts is the average of total month-end accounts, each for the applicable period. We cannot provide any assurance that the delinquency experience for the receivables in the Trust Portfolio in the future will be similar to the historical experience set forth below.

Average Receivables Delinquent as a Percentage of the Trust Portfolio

(Dollars in Thousands)

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013		2012		2011		2010		2009
		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of
		Average		Average		Average		Average		Average		Average
	Dollar	Receivables	Dollar	Receivables	Dollar	Receivables	Dollar	Receivables	Dollar	Receivables	Dollar	Receivables
	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding
Average Receivables Outstanding	$28,894,344	100.00%	$30,018,742	100.00%	$31,437,090	100.00%	$32,309,940	100.00%	$33,867,866	100.00%	$36,734,893	100.00%
Average Receivables Delinquent:
31 to 60 Days	$93,833	0.32%	$109,252	0.36%	$126,711	0.40%	$160,640	0.50%	$261,531	0.77%	$432,451	1.18%
61 to 90 Days	69,574	0.24	79,203	0.26	92,966	0.30	119,967	0.37	205,265	0.61	355,573	0.97
91 to 120 Days	60,379	0.21	67,386	0.22	79,211	0.25	104,154	0.32	182,181	0.54	310,642	0.85
121 to 150 Days	54,671	0.19	59,010	0.20	69,546	0.22	92,582	0.29	167,796	0.50	280,078	0.76
151 Days or More	48,250	0.17	52,098	0.17	61,425	0.20	83,026	0.26	154,486	0.46	255,546	0.70

Total	$326,708	1.13%	$366,949	1.22%	$429,860	1.37%	$560,370	1.73%	$971,259	2.87%	$1,634,290	4.45%

A-I-2

Average Number of Delinquent Accounts as a Percentage of the Trust Portfolio

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013		2012		2011		2010		2009
		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of
	Number of	Total Number	Number of	Total Number	Number of	Total Number	Number of	Total Number	Number of	Total Number	Number of	Total Number
	Accounts	of Accounts	Accounts	of Accounts	Accounts	of Accounts	Accounts	of Accounts	Accounts	of Accounts	Accounts	of Accounts
Average Number of Accounts Outstanding	22,420,784	100.00%	22,531,597	100.00%	23,031,415	100.00%	25,437,893	100.00%	27,435,054	100.00%	26,926,262	100.00%
Average Number of Accounts Delinquent:
31 to 60 Days	18,671	0.08%	21,679	0.10%	22,588	0.10%	29,596	0.12%	43,591	0.16%	61,022	0.23%
61 to 90 Days	10,695	0.05	12,250	0.05	14,092	0.06	18,060	0.07	29,111	0.11	43,720	0.16
91 to 120 Days	8,660	0.04	9,702	0.04	11,597	0.05	15,053	0.06	25,161	0.09	36,994	0.14
121 to 150 Days	7,716	0.03	8,489	0.04	10,341	0.04	13,399	0.05	23,201	0.08	32,332	0.12
151 Days or More	6,922	0.03	7,684	0.03	9,294	0.04	12,239	0.05	21,665	0.08	28,850	0.11

Total	52,663	0.23%	59,805	0.27%	67,913	0.29%	88,347	0.35%	142,730	0.52%	202,919	0.75%

Revenue Experience

The following table sets forth the revenue experience for the Trust Portfolio from total finance charge and fee collections for each indicated period. Total finance charge and fee collections set forth in the table below include periodic finance charges, cash advance fees, annual membership fees, other fees, discount option yield, Issuer Rate Fees and recoveries on charged-off accounts. Under the pooling and servicing agreement, recoveries on charged-off accounts are treated as collections of finance charge receivables. Starting in the June 2009 Monthly Period, the transferors began transferring receivables to the trust at a discount based on a discount percentage equal to (i) 6.0% during the June 2009 Monthly Period, (ii) 3.0% during the July 2009 Monthly Period, (iii) 2.0% starting in the August 2009 Monthly Period and continuing through the last day of the January 2010 Monthly Period, and (iv) 1.0% starting in the February 2010 Monthly Period and continuing through the last day of the July 2010 Monthly Period, at which time the discount percentage was reduced to 0.0%. Collections of receivables designated as discount option receivables during this period were first received in the July 2009 Monthly Period, and collections on those discount option receivables ceased in the February 2012 Monthly Period. See “The Pooling and Servicing Agreement Generally — Discount Option” and “Centurion’s and FSB’s Revolving Credit Businesses — Issuer Rate Fees” in the accompanying prospectus. There can be no assurance that the revenues for the Trust Portfolio in the future will be similar to the historical experience of the Trust Portfolio set forth below.

Revenue experience from total finance charge and fee collections results from dividing total finance charges and fee collections by the average principal receivables outstanding. The average principal receivables outstanding for each indicated period is the average of the month-end principal receivables balances for that period.

Revenue Experience of the Trust Portfolio

(Dollars in Thousands)

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013	2012	2011	2010	2009
Average Principal Receivables Outstanding	$28,342,790		$29,531,690	$30,933,471	$31,749,629	$32,791,758	$35,361,393
Finance Charge and Fee Collections	$2,950,581		$6,109,151	$6,364,759	$6,520,440	$6,931,398	$6,962,109
Collections of Discount Option Receivables(2)	0		0	230	62,414	1,343,808	974,780

Total Finance Charge and Fee Collections	$2,950,581		$6,109,151	$6,364,989	$6,582,855	$8,275,205	$7,936,889

Total Finance Charge and Fee Collections as a Percentage of Average Principal Receivables Outstanding	20.82	%(1)	20.69%	20.58%	20.73%	25.24%	22.45%

(1)	This percentage is an annualized figure.

A-I-3

(2)	As described above, starting in the June 2009 Monthly Period and continuing through the last day of the July 2010 Monthly Period, the transferors transferred receivables to the trust at a discount. The trust first received collections of those receivables, designated as discount option receivables, in the July 2009 Monthly Period, and such collections ceased in the February 2012 Monthly Period.

The historical revenue figures for the Trust Portfolio shown in the table above include interest on purchases and cash advances and fees collected from holders of the accounts during the applicable month. Revenues from finance charges and fees collected will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of fees paid by account holders, the percentage of account holders who pay off their balances in full each month and do not incur periodic finance charges on purchases and change in the level of delinquencies on the receivables. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the account owners on the accounts in the Trust Portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and other factors. See “Certain Legal Aspects of the Receivables — Consumer Protection Laws” in the accompanying prospectus. None of the servicer, any account owner or any of their respective affiliates has any basis to predict how future changes in the use of the accounts by account holders or in the terms of accounts may affect the revenue for the Trust Portfolio.

Principal Payment Rates

The following table sets forth the highest and lowest account holder monthly principal payment rates for the Trust Portfolio during any month in the period shown and the average account holder monthly principal payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. The monthly principal payment rates are calculated as the amount of principal payments from account holders (excluding recoveries on charged-off receivables) as posted to the accounts during the applicable month divided by the aggregate amount of principal receivables outstanding as of the beginning of the applicable month. In addition, as of the six months ended June 30, 2014, and with regard to the prior month’s statement only, 8.73% of the accounts in the Trust Portfolio had account holders that made only the minimum payment due under the terms of the related account agreement, and 58.33% of the accounts in the Trust Portfolio had account holders that paid their full balance under the terms of the related account agreement. See “Centurion’s and FSB’s Revolving Credit Businesses — Billing and Payments” in the accompanying prospectus for a description of how minimum payments are calculated.

Account Holder Monthly Principal Payment Rates of the Trust Portfolio

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Lowest Month	31.67%	30.66%	30.11%	28.21%	25.26%	22.23%
Highest Month	34.74%	34.03%	33.03%	32.04%	29.63%	26.95%
Monthly Average	34.04%	32.88%	31.55%	30.88%	28.40%	24.36%

A-I-4

The Receivables

As of June 30, 2014, the receivables in the accounts included in the Trust Portfolio totaled $28,878,381,530 comprised of $28,308,260,700 of principal receivables and $570,120,830 of finance charge receivables.

The following tables, together with the paragraph under “— Composition by Geographic Distribution,” summarize the Trust Portfolio by various criteria as of June 30, 2014. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any time subsequent to June 30, 2014.

Composition By Account Balance

Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance	130,045	0.58%	$(34,060,412)	(0.12)%
Zero Balance	14,359,721	64.13	0	0.00
$0.01 to $1,000	3,405,726	15.21	1,274,711,296	4.41
$1,000.01 to $5,000	2,830,373	12.64	7,000,136,972	24.24
$5,000.01 to $10,000	910,234	4.07	6,417,119,304	22.22
$10,000.01 or More	754,936	3.37	14,220,474,370	49.24

Total	22,391,035	100.00%	$28,878,381,530	100.00%

The average account balance as of June 30, 2014 was $1,290 for all accounts and $3,596 for all accounts other than accounts with a zero balance as of that date.

Composition By Credit Limit

Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than $1,000.99	5,278,274	23.57%	$99,351,846	0.34%
$1,001 to $5,000.99	2,558,247	11.43	1,584,525,831	5.49
$5,001 to $10,000.99	2,980,107	13.31	3,102,359,300	10.74
$10,001 to $15,000.99	2,308,320	10.31	3,409,107,774	11.81
$15,001 to $20,000.99	1,555,012	6.94	3,192,985,890	11.06
$20,001 to $25,000.99	942,429	4.21	2,422,290,934	8.39
$25,001 or More(1)	988,665	4.42	5,508,453,478	19.07

Total (Credit Card)	16,611,054	74.19%	$19,319,075,054	66.90%
No Pre-Set Spending Limit (Pay Over Time)	5,779,981	25.81	9,559,306,476	33.10

Grand Total	22,391,035	100.00%	$28,878,381,530	100.00%

(1)	The maximum credit limit generally is $100,000.

A-I-5

Composition by Period of Delinquency

Trust Portfolio

Period of Delinquency (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 30 days	22,343,834	99.79%	$28,588,888,271	99.00%
31 to 60 Days	17,145	0.08	82,281,323	0.28
61 to 90 Days	9,380	0.04	60,468,095	0.21
91 Days to 120 Days	7,110	0.03	49,445,846	0.17
121 Days to 150 Days	7,072	0.03	50,919,491	0.18
151 Days or More	6,494	0.03	46,378,504	0.16

Total	22,391,035	100.00%	$28,878,381,530	100.00%

Composition by Account Age

Trust Portfolio

Account Age (1)	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 11 Months	0	0.00%	$0	0.00%
12 Months to 17 Months	0	0.00	0	0.00
18 Months to 23 Months	0	0.00	0	0.00
24 Months to 35 Months	0	0.00	0	0.00
36 Months to 47 Months	0	0.00	0	0.00
48 Months to 59 Months	49,391	0.22	57,075,126	0.20
60 Months to 71 Months	692,306	3.09	736,884,377	2.55
72 Months or More	21,649,338	96.69	28,084,422,027	97.25

Total	22,391,035	100.00%	$28,878,381,530	100.00%

(1)	For purposes of this table, the age of an account is rounded down to the nearest whole month. For example, the age of an account that has been in existence for eleven months and twenty days would be rounded down to eleven months, and that account would be included in the “Not More than 11 Months” age range.

Composition by Geographic Distribution

Trust Portfolio

As of June 30, 2014, approximately 16.48%, 10.45%, 7.99%, 6.84% and 5.62% of the receivables related to account holders having billing addresses in California, New York, Florida, Texas and New Jersey, respectively. Not more than 5% of the receivables related to account holders have billing addresses in any other single state.

Composition by Standardized Credit Score

Trust Portfolio

The following table sets forth the composition of the Trust Portfolio as of June 30, 2014 by FICO®* score ranges. To the extent available, FICO scores are obtained at origination and monthly thereafter. A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess consumer credit risk. FICO risk scores rank-order consumers according to the likelihood that their credit obligations will be paid in accordance with the terms of their accounts. Although Fair Isaac Corporation discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience), and level of utilization of available credit. FICO scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit and changes in credit score technology used by Fair Isaac Corporation.

*	FICO® is a registered trademark of Fair Isaac Corporation.

A-I-6

FICO scores are based on independent, third-party information, the accuracy of which we cannot verify. The account owners do not use standardized credit scores, such as a FICO score, alone to determine the amount of charges that should be approved on a credit card account. Rather, a FICO score is only one of many factors used by Centurion and FSB, as account owners, to assess an individual’s credit and default risk. In connection with their underwriting and authorization decisions, the account owners use proprietary scoring models, which they generally have found to be more accurate predictors of credit and default risk than any single standardized credit score such as FICO. The use of proprietary models also enables an account owner to extend credit to an account holder with a lower FICO score without changing the account owner’s risk tolerance than would be the case if the account owner relied solely on FICO. See “Centurion’s and FSB’s Revolving Credit Business — Underwriting and Authorization Procedures” in the accompanying prospectus. The FICO scores presented below should not be used alone as a method of forecasting whether account holders will make payments in accordance with the terms of their accounts. References to “Receivables Outstanding” in the following table include both finance charge receivables and principal receivables. Because the future composition of the Trust Portfolio may change over time, this table is not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.

Composition by Standardized Credit Score(1)

Trust Portfolio

FICO Score Range	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than 560	$269,857,551	0.93%
560 - 659	2,362,664,594	8.18
660 - 699	3,759,540,403	13.02
700 - 759	10,124,517,054	35.06
760 and above	12,305,499,350	42.61
Refreshed FICO Unavailable	56,302,577	0.19

Total	$28,878,381,530	100.00%

(1)	Standardized Credit Score defined as the FICO score in the most recent Monthly Period.

Static Pool Information

Static pool information regarding the performance of the receivables in the Total Portfolio is provided in Annex II to the prospectus supplement, which forms an integral part of the prospectus supplement. All static pool information regarding the performance of those receivables in Annex II for periods prior to January 1, 2006 will not form a part of the prospectus supplement, the accompanying prospectus or the registration statement relating to the certificates.

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Annex II

Static Pool Information

The information provided in this Annex II forms an integral part of the prospectus supplement.

The following tables present charge-off, delinquency, payment rate and revenue experience of the Total Portfolio. The Total Portfolio is comprised of designated consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts owned by Centurion and FSB. Data is presented in separate increments based on the year of origination of the accounts, each an “Origination Segment.” Data is presented for accounts that were originated in 2001 or thereafter. Data for origination years prior to 2001 is not presented, since such data is not available and could not be obtained without unreasonable effort or expense. As of June 30, 2014, the accounts reflected in the following tables had receivables outstanding that were approximately 78.31% of the total receivables outstanding in the Total Portfolio at such date.

As used in the tables, the date of origination is generally either the date the account became effective or was first used. The account aging shows activity through the indicated age of the account (e.g., 0-12 months, 13-24 months), which is referred to in this Annex II as the “performance period.” In the following tables, highlighted data is based on a full 12 months of activity for all accounts in the applicable Origination Segment and, therefore, will not change in future disclosures. The data that is not highlighted will change in future disclosures and, in some cases, will reflect activity in an account for less than 12 full months, depending on when the account is originated and when the data for that disclosure is generated.

For years prior to January 1, 2006, activity in a particular account for a particular month reflects activity that occurred within such account’s monthly billing cycle, resulting in different end dates during a month for which activity is presented, since there are generally multiple monthly billing cycles within a month. For periods after January 1, 2006, activity in all accounts reflects activity in the relevant Monthly Period. As a result of this change, for accounts whose monthly billing cycle end date was prior to December 25, 2005, data will not be presented for those days subsequent to such account’s monthly billing cycle end date and prior to December 25, 2005 which is the first date in the January 2006 Monthly Period.

Because the Trust Portfolio is only a portion of the Total Portfolio, the actual performance of the receivables in the Trust Portfolio may be different from the performance reflected in the tables below. There can be no assurance that the performance of receivables in the future will be similar to the historical experience set forth below.

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Gross Charge-Off Rate of the Total Portfolio

As of Date: June 30, 2014

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2014 Origination	0.07%
2013 Origination	0.66%	1.69%
2012 Origination	0.56%	1.92%	2.11%
2011 Origination	0.60%	1.98%	2.36%	2.50%
2010 Origination	0.59%	1.73%	2.22%	2.18%	1.88%
2009 Origination	0.56%	1.40%	1.51%	1.53%	1.44%	1.60%
2008 Origination	1.69%	6.79%	5.26%	3.68%	3.14%	2.87%
2007 Origination	1.81%	10.20%	11.08%	7.13%	4.58%	3.51%
2006 Origination	1.98%	7.28%	12.22%	11.57%	7.12%	3.70%
2005 Origination	2.03%	6.04%	8.10%	12.46%	11.20%	4.51%
2004 Origination	1.24%	4.66%	5.45%	6.28%	9.88%	5.38%
2003 Origination	1.54%	4.02%	4.42%	4.48%	5.84%	6.10%
2002 Origination	2.11%	4.81%	4.85%	4.11%	4.01%	5.49%
2001 Origination	2.39%	5.59%	6.11%	5.49%	4.83%	5.33%

Total gross charge-offs for any Origination Segment include charge-offs of principal, finance charges and certain fees, but do not include the amount of any reductions in principal receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges” in the accompanying prospectus. The gross charge-off rate, which is an annualized percentage, results from dividing total gross charge-offs by the average month-end receivables for each month in the applicable performance period, which is referred to in this Annex II as the “average receivables outstanding.”

Historical data for total gross charge-offs as reported with respect to the Trust Portfolio (i) unlike the calculation of total gross charge-offs above, does not include charge-offs of finance charges or fee receivables and (ii) is calculated using the average principal receivables outstanding instead of the average receivables outstanding. As a result, there are limitations to any comparison of the historical data presented in this prospectus supplement and the static pool data presented in the table above.

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Net Charge-Off Rate of the Total Portfolio

As of Date: June 30, 2014

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2014 Origination	0.07%
2013 Origination	0.65%	1.64%
2012 Origination	0.55%	1.83%	1.93%
2011 Origination	0.58%	1.89%	2.14%	2.17%
2010 Origination	0.58%	1.65%	2.04%	1.89%	1.57%
2009 Origination	0.55%	1.32%	1.38%	1.37%	1.23%	1.37%
2008 Origination	1.67%	6.57%	4.82%	3.18%	2.64%	2.31%
2007 Origination	1.79%	9.96%	10.43%	6.22%	3.63%	2.64%
2006 Origination	1.94%	7.03%	11.67%	10.68%	5.96%	2.68%
2005 Origination	1.99%	5.75%	7.56%	11.73%	10.15%	3.39%
2004 Origination	1.21%	4.46%	5.04%	5.74%	9.23%	4.39%
2003 Origination	1.50%	3.83%	4.03%	3.90%	5.23%	5.18%
2002 Origination	2.07%	4.59%	4.40%	3.55%	3.37%	4.68%
2001 Origination	2.36%	5.38%	5.68%	4.86%	4.10%	4.46%

Total net charge-offs for any Origination Segment are an amount equal to total gross charge-offs minus total recoveries. The net charge-off rate, which is an annualized percentage, results from dividing total net charge-offs by the average receivables outstanding.

Historical data for total net charge-offs as reported with respect to the Trust Portfolio in this prospectus supplement is calculated using the average principal receivables outstanding instead of the average receivables outstanding. As a result, there are limitations to any comparison of the historical data presented in this prospectus supplement and the static pool data presented in the tables above.

A-II-3

30 Days+ Delinquency Rate of the Total Portfolio

As of Date: June 30, 2014

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2014 Origination	0.22%
2013 Origination	0.54%	0.81%
2012 Origination	0.41%	0.91%	0.92%
2011 Origination	0.38%	0.93%	1.06%	1.07%
2010 Origination	0.35%	0.76%	0.97%	0.95%	0.79%
2009 Origination	0.37%	0.56%	0.60%	0.60%	0.60%	0.62%
2008 Origination	1.13%	2.69%	1.90%	1.40%	1.26%	1.15%
2007 Origination	1.34%	4.40%	4.19%	2.62%	1.80%	1.44%
2006 Origination	1.44%	3.64%	5.38%	4.60%	2.74%	1.56%
2005 Origination	1.45%	3.03%	4.05%	5.54%	4.46%	1.83%
2004 Origination	0.92%	2.08%	2.59%	3.20%	4.52%	2.19%
2003 Origination	1.10%	2.09%	2.35%	2.47%	3.03%	2.59%
2002 Origination	1.52%	2.48%	2.52%	2.29%	2.30%	2.45%
2001 Origination	1.62%	2.75%	2.96%	2.76%	2.52%	2.43%

The 30 Days+ Delinquency Rate (i.e., accounts 31 days or more delinquent) is the result of dividing the average of the month-end delinquent amounts for each month in the applicable performance period by the average receivables outstanding.

For periods prior to January 1, 2006, the delinquency status of an account (i.e., whether it is delinquent and if so the age of the receivables in the account) and the amounts delinquent, if any, related to such account are based on the status of such account and payments made as of the end of such account’s monthly billing cycle occurring in the relevant Monthly Period. For periods after January 1, 2006, the delinquency status of an account and the amounts delinquent, if any, related to such account will reflect the status of such account and activity in the account at the end of the relevant Monthly Period.

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Account Holder Monthly Payment Rate of the Total Portfolio

As of Date: June 30, 2014

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2014 Origination	81.52%
2013 Origination	61.46%	55.73%
2012 Origination	66.98%	57.48%	57.78%
2011 Origination	65.95%	56.11%	52.41%	51.20%
2010 Origination	66.26%	57.54%	53.61%	52.40%	55.82%
2009 Origination	73.42%	66.65%	62.86%	60.96%	60.33%	59.06%
2008 Origination	36.15%	38.13%	41.02%	42.15%	42.77%	43.49%
2007 Origination	24.06%	25.69%	27.42%	31.55%	33.94%	36.40%
2006 Origination	26.29%	26.40%	24.93%	26.95%	31.16%	35.01%
2005 Origination	27.78%	27.35%	25.38%	24.18%	26.40%	32.86%
2004 Origination	27.58%	29.89%	28.46%	27.40%	26.02%	33.03%
2003 Origination	33.56%	32.96%	29.75%	28.42%	27.34%	31.20%
2002 Origination	36.96%	31.81%	30.86%	30.59%	30.30%	31.97%
2001 Origination	31.61%	30.06%	29.37%	30.90%	30.29%	30.60%

The monthly payment rate results from dividing total collections received (excluding recoveries on charged-off receivables) during each month by that month’s opening total receivables balance.

Historical data for the monthly principal payment rate as reported with respect to the Trust Portfolio (i) unlike the calculation of monthly payment rate above, includes collections of principal receivables only and (ii) is calculated using that month’s opening principal receivables balance. As a result, there are limitations to any comparison of the historical data presented in this prospectus supplement and the static pool data presented in the table above.

A-II-5

Revenue Experience of the Total Portfolio

As of Date: June 30, 2014

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2014 Origination	20.56%
2013 Origination	20.05%	28.87%
2012 Origination	21.84%	26.98%	30.96%
2011 Origination	21.17%	25.90%	25.40%	27.31%
2010 Origination	19.69%	25.66%	24.78%	24.62%	27.57%
2009 Origination	22.69%	25.27%	25.08%	24.75%	24.68%	27.48%
2008 Origination	16.78%	20.79%	20.03%	20.87%	21.17%	21.68%
2007 Origination	14.15%	19.57%	19.28%	18.91%	19.92%	20.73%
2006 Origination	14.97%	21.43%	20.37%	19.34%	18.87%	20.08%
2005 Origination	15.70%	22.21%	22.14%	20.12%	19.17%	19.55%
2004 Origination	13.39%	20.30%	21.91%	21.43%	19.85%	19.44%
2003 Origination	15.62%	19.89%	21.39%	21.96%	21.34%	19.47%
2002 Origination	18.80%	19.55%	20.23%	21.96%	22.91%	20.15%
2001 Origination	18.86%	19.96%	18.72%	19.83%	21.68%	20.44%

The percentages set forth above, which are annualized percentages, result from dividing total finance charges and fees billed by the average receivables outstanding. Total finance charges and fees billed include periodic finance charges, cash advance fees, annual membership fees, other fees and Issuer Rate Fees.

Historical data for revenue experience as reported with respect to the Trust Portfolio (i) unlike the calculation of total finance charges and fees billed above which is based on the related amounts posted to accounts, is calculated based on the related amounts collected on the accounts including recoveries, (ii) is calculated using discount option yield for periods from and including the June 2009 Monthly Period, (iii) is calculated using Issuer Rate Fees and (iv) is calculated using the average principal receivables outstanding instead of the average receivables outstanding. As a result, there are limitations to any comparison of the historical data presented in this prospectus supplement and the static pool data presented in the table above.

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Annex III

Other Series

The information provided in this Annex III forms an integral part of the prospectus supplement.

The table below sets forth the principal characteristics of all other series issued by the trust and currently outstanding.

Series 2005-2

Initial Invested Amount	$600,000,000
Class A Initial Invested Amount	$501,000,000
Class A Certificate Rate	One-Month LIBOR plus 0.10% per year
Class B Initial Invested Amount	$45,000,000
Class B Certificate Rate	One-Month LIBOR plus 0.28% per year
Controlled Accumulation Amount (subject to adjustment)	$45,500,000
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	March 1, 2014
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$54,000,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	March 2015 Distribution Date
Series Issuance Date	March 24, 2005
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

Series 2008-2

Initial Invested Amount	$1,363,638,000
Class A Initial Invested Amount	$1,200,000,000
Class A Certificate Rate	One-month LIBOR plus 1.26% per year
Class B Initial Invested Amount	$75,001,000
Class B Certificate Rate	One-month LIBOR plus 3.75% per year
Controlled Accumulation Amount (subject to adjustment)	$106,250,083.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	February 1, 2017
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$88,637,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	February 2018 Distribution Date
Series Issuance Date	February 22, 2008
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-1

Series 2008-6

Initial Invested Amount	$1,534,091,000
Class A Initial Invested Amount	$1,350,000,000
Class A Certificate Rate	One-month LIBOR plus 1.20% per year
Class B Initial Invested Amount	$84,375,000
Class B Certificate Rate	One-month LIBOR plus 3.00% per year
Controlled Accumulation Amount (subject to adjustment)	$119,531,250
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	July 1, 2014
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$99,716,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	July 2015 Distribution Date
Series Issuance Date	July 24, 2008
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

Series 2009-D-II

Invested Amount (as of September 15, 2014)	$219,431,000
Certificate Rate	One-month LIBOR plus 20.00% per year
Annual Servicing Fee Percentage	2.0% per year
Expected Final Payment Date	April 2018 Distribution Date
Series Issuance Date	June 5, 2009
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-2

Series 2012-1

Initial Invested Amount	$606,062,000
Class A Initial Invested Amount	$500,000,000
Class A Certificate Rate	One-month LIBOR plus 0.27% per year
Class B Initial Invested Amount	$36,364,000
Class B Certificate Rate	One-month LIBOR plus 0.80% per year
Controlled Accumulation Amount (subject to adjustment)	$44,697,000
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	June 1, 2016
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$69,698,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	June 2017 Distribution Date
Series Issuance Date	June 22, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

Series 2012-2

Initial Invested Amount	$1,785,716,000
Class A Initial Invested Amount	$1,500,000,000
Class A Certificate Rate	0.68% per year
Class B Initial Invested Amount	$102,679,000
Class B Certificate Rate	0.99% per year
Controlled Accumulation Amount (subject to adjustment)	$133,556,583.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	August 1, 2014
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$183,037,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	August 2015 Distribution Date
Series Issuance Date	August 21, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-3

Series 2012-3

Initial Invested Amount	$1,212,122,000
Class A Initial Invested Amount	$1,000,000,000
Class A Certificate Rate	One-month LIBOR plus 0.15% per year
Class B Initial Invested Amount	$72,727,000
Class B Certificate Rate	One-month LIBOR plus 0.50% per year
Controlled Accumulation Amount (subject to adjustment)	$89,393,916.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	August 1, 2014
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$139,395,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	August 2015 Distribution Date
Series Issuance Date	August 21, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

Series 2012-A*

Maximum Invested Amount	$2,380,953,000
Class A Maximum Invested Amount	$2,000,000,000
Class A Certificate Rate	Floating Rate
Class B Maximum Invested Amount	$107,143,000
Class B Certificate Rate	Floating Rate
Annual Servicing Fee Percentage	2.0% per year
Collateral Maximum Invested Amount	$273,810,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	Extendable
Series Issuance Date	October 3, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

*	Variable Funding Floating Rate Asset Backed Certificates

A-III-4

Series 2012-4

Initial Invested Amount	$1,181,820,000
Class A Initial Invested Amount	$975,000,000
Class A Certificate Rate	One-month LIBOR plus 0.24% per year
Class B Initial Invested Amount	$70,910,000
Class B Certificate Rate	One-month LIBOR plus 0.55% per year
Controlled Accumulation Amount (subject to adjustment)	$87,159,166.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2016
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$135,910,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2017 Distribution Date
Series Issuance Date	November 8, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

Series 2012-5

Initial Invested Amount	$714,287,000
Class A Initial Invested Amount	$600,000,000
Class A Certificate Rate	0.59% per year
Class B Initial Invested Amount	$41,072,000
Class B Certificate Rate	0.77% per year
Controlled Accumulation Amount (subject to adjustment)	$53,422,666.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2014
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$73,215,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2015 Distribution Date
Series Issuance Date	November 8, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-5

Series 2013-1

Initial Invested Amount	$1,190,477,000
Class A Initial Invested Amount	$1,000,000,000
Class A Certificate Rate	One-month LIBOR plus 0.42% per year
Class B Initial Invested Amount	$53,572,000
Class B Certificate Rate	One-month LIBOR plus 0.70% per year
Controlled Accumulation Amount (subject to adjustment)	$87,797,666.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	July 1, 2017
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$136,905,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	July 2018 Distribution Date
Series Issuance Date	July 25, 2013
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

Series 2013-2

Initial Invested Amount	$714,286,000
Class A Initial Invested Amount	$600,000,000
Class A Certificate Rate	One-month LIBOR plus 0.42% per year
Class B Initial Invested Amount	$32,143,000
Class B Certificate Rate	One-month LIBOR plus 0.70% per year
Controlled Accumulation Amount (subject to adjustment)	$52,678,583.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2017
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$82,143,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2018 Distribution Date
Series Issuance Date	November 13, 2013
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-6

Series 2013-3

Initial Invested Amount	$578,035,000
Class A Initial Invested Amount	$500,000,000
Class A Certificate Rate	0.98% per year
Class B Initial Invested Amount	$21,676,000
Class B Certificate Rate	1.28% per year
Controlled Accumulation Amount (subject to adjustment)	$43,473,000
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2015
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$56,359,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2016 Distribution Date
Series Issuance Date	November 13, 2013
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

Series 2014-1

Initial Invested Amount	$1,488,096,000
Class A Initial Invested Amount	$1,250,000,000
Class A Certificate Rate	One-month LIBOR plus 0.37% per year
Class B Initial Invested Amount	$66,964,000
Class B Certificate Rate	One-month LIBOR plus 0.50% per year
Controlled Accumulation Amount (subject to adjustment)	$109,747,000
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	May 1, 2018
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$171,132,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	May 2019 Distribution Date
Series Issuance Date	May 19, 2014
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-7

Series 2014-2

Initial Invested Amount	$1,156,070,000
Class A Initial Invested Amount	$1,000,000,000
Class A Certificate Rate	1.26% per year
Class B Initial Invested Amount	$43,353,000
Class B Certificate Rate	1.42% per year
Controlled Accumulation Amount (subject to adjustment)	$86,946,083.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	June 1, 2016
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$112,717,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	June 2017 Distribution Date
Series Issuance Date	July 1, 2014
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-8

Prospectus American Express Credit Account Master Trust Issuing Entity

American Express Receivables Financing Corporation II

American Express Receivables Financing Corporation III LLC

American Express Receivables Financing Corporation IV LLC

Depositors and Transferors

American Express Travel Related Services Company, Inc.

Servicer

American Express Centurion Bank

American Express Bank, FSB

Sponsors

Asset Backed Certificates

Consider carefully the risk factors beginning on page 8 in this prospectus.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of American Express Company or any of its affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The issuing entity —

•	may periodically issue asset backed certificates in one or more series with one or more classes; and

•	will own —

•	receivables in a portfolio of consumer charge or revolving credit accounts;

•	payments due on those receivables; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of enhancement; and

•	will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

The certificateholders —

•	will receive interest and principal payments from a varying percentage of credit card account collections.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 15, 2014

Important Notice About Information Presented in This

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information about each series of certificates which may be issued by the American Express Credit Account Master Trust, some of which may not apply to your series of certificates, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

•	the timing of interest and principal payments;

•	information about the receivables;

•	information about credit enhancement, if any, for each class; and

•	the method for selling the certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Parts of this prospectus contain defined terms. You can find a listing of the pages where defined terms in this prospectus are defined under the caption “Glossary of Defined Terms” beginning on page 87 in this prospectus.

-i-

(Continued)

-ii-

Prospectus Summary

This summary does not contain all of the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any certificates. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

Risk Factors

Investment in the certificates involves risks. You should consider carefully the risk factors beginning on page 8 in this prospectus.

The Issuing Entity

American Express Credit Account Master Trust is the issuing entity of the certificates. It was formed in 1996 pursuant to a pooling and servicing agreement. This agreement, as it has been amended and restated as of January 1, 2006 and as may be further amended from time to time, is among American Express Travel Related Services Company, Inc., as servicer, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as transferors, and The Bank of New York Mellon, as trustee.

We refer to the American Express Credit Account Master Trust as the “trust” or the “issuing entity.”

The trust is a master trust under which multiple series of certificates may be issued. The trust issues each series pursuant to a supplement to the pooling and servicing agreement. The terms of a series are set forth in the series supplement.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement offering.

Account Owners and Sponsors

The receivables owned by the trust will arise in designated credit or charge accounts owned by American Express Centurion Bank, American Express Bank, FSB or any of their affiliates.

Centurion

American Express Centurion Bank, a Utah industrial loan bank, owns credit card and other credit or charge accounts from which receivables are transferred to American Express Receivables Financing Corporation III LLC. American Express Receivables Financing Corporation III LLC may then, subject to certain conditions, add those receivables to the trust. See “The Pooling and Servicing Agreement Generally — Additions of Accounts or Participation Interests” and “Description of the Purchase Agreements.”

We refer to American Express Centurion Bank as “Centurion.”

FSB

American Express Bank, FSB, a federal savings bank, owns credit card and other credit or charge accounts from which receivables are transferred to American Express Receivables Financing Corporation IV LLC. American Express Receivables Financing Corporation IV LLC may then, subject to certain conditions, add those receivables to the trust. See “The Pooling and Servicing Agreement Generally — Additions of Accounts or Participation Interests” and “Description of the Purchase Agreements.”

We refer to American Express Bank, FSB as “FSB” and, together with Centurion, the “account owners” or the “banks.”

Depositors and Transferors

American Express Receivables Financing Corporation III LLC is a limited liability company formed under the laws of the State of Delaware on March 11, 2004. It is a wholly-owned subsidiary of Centurion. RFC III purchases from Centurion receivables arising in credit card and other credit or charge accounts owned by Centurion. RFC III may then, subject to certain conditions, add those receivables to the trust. See “Description of the Purchase Agreements” in this prospectus. American Express Receivables Financing Corporation III LLC structures the issuing entity’s transactions. Its address is 4315 South 2700 West, Room 3020-3, 02-01-03, Salt Lake City, Utah 84184 and its phone number is (801) 945-2550.

American Express Receivables Financing Corporation IV LLC is a limited liability company formed under the laws of the State of Delaware on March 11, 2004. It is a wholly-owned subsidiary of FSB. RFC IV purchases from FSB receivables arising in credit card and other credit or charge accounts owned by FSB. RFC IV may then, subject to certain conditions, add those receivables to the trust. See “Description of the Purchase Agreements” in this prospectus. American Express Receivables Financing Corporation IV LLC structures the issuing entity’s transactions. Its address is 4315 South 2700 West, Room 1100, 02-01-46, Salt Lake City, Utah 84184 and its phone number is (801) 945-2068.

American Express Receivables Financing Corporation II, or RFC II, is a Delaware corporation incorporated under the laws of the State of Delaware on August 7, 1995 and is a wholly-owned subsidiary of American Express Travel Related Services Company, Inc. Currently, RFC II does not transfer any receivables to the trust, but may resume such transfers in the future.

We refer to American Express Receivables Financing Corporation II as “RFC II,” a “depositor” or a “transferor.” We refer to American Express Receivables Financing Corporation III LLC as “RFC III,” a “depositor” or a “transferor.” We refer to American Express Receivables Financing Corporation IV LLC as “RFC IV,” a “depositor” or a “transferor.” RFC II, RFC III and RFC IV collectively are referred to as the “transferors.”

Servicer

American Express Travel Related Services Company, Inc. is the servicer of the trust. As servicer, it is responsible for servicing, managing and making collections on the receivables in the trust. See “Transaction Parties — Servicer” and “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus. American Express Travel Related Services Company, Inc. has outsourced certain functions to affiliated and unaffiliated third parties, but it remains responsible for the overall servicing process. For information about certain affiliated and unaffiliated third party vendors that provide these services, including Amex Card Services Company, Centurion and FSB, see “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus.

In limited cases, the servicer may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. See “The Pooling and Servicing Agreement Generally — Servicer Default” in this prospectus.

The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee. See the related prospectus supplement for a description of the monthly servicing fee allocated to each series of certificates.

We refer to American Express Travel Related Services Company, Inc. as “TRS” or the “servicer.”

Trustee

The Bank of New York Mellon, a New York banking corporation, is the trustee of the trust and each series of certificates issued by the trust. Its address is 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Asset-Backed Securities Unit. Its telephone number is (212) 815-6258.

Under the terms of the pooling and servicing agreement, the role of the trustee is limited. See “The Pooling and Servicing Agreement Generally — The Trustee” in this prospectus.

Trust Assets

The transferors have designated to the trust selected consumer American Express®* credit card accounts and Pay Over Time revolving credit features associated with charge card accounts, and have sold to the trust the receivables in such accounts or features.

Certificateholders will not be notified of any changes to the composition of the assets in the trust due to additions or removals of receivables. However, monthly reports containing certain information relating to the certificates and the collateral securing the certificates will be filed with the Securities and Exchange Commission. These reports will not be sent to certificateholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

Subject only to the eligibility criteria established in the purchase agreements and the pooling and servicing agreement, the account owners have the discretion to select the accounts to be designated to the trust. All receivables in the accounts when designated to the trust were transferred to the trust and all new receivables generated in those accounts have been and will be transferred automatically to the trust.

The receivables transferred to the trust are the trust’s primary assets. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The trust’s assets also include or may include:

•	funds collected on the receivables;

•	monies and investments in the trust’s bank accounts;

•	the right to receive certain issuer rate fees attributed to the receivables;

•	recoveries (net of collection expenses) and proceeds of credit insurance policies relating to the receivables; and

•	credit enhancement that varies from one series to another and, within a series, may vary from one class to another.

Additional assets may be transferred to the trust as described under “The Pooling and Servicing Agreement Generally — Additions of Accounts or Participation Interests” in this prospectus. The transferors may add additional receivables or participation interests to the trust at any time without limitation, provided that the receivables are eligible receivables, the transferors reasonably believe that the addition will not result in an adverse effect, and the rating agencies confirm the ratings on the outstanding certificates. Under certain limited circumstances, the transferors may be obligated to add additional receivables or participation interests to the trust if required to maintain the required minimum principal balance.

The transferors may also remove receivables that previously were transferred to the trust as described in “The Pooling and Servicing Agreement Generally — Removal of Accounts” in this prospectus, provided that

•	the transferors reasonably believe that the removal will not result in an adverse effect,

•	the rating agencies confirm the ratings on the outstanding certificates,

•	the receivables subject to removal are selected randomly, and

•	only one removal occurs each month.

*	American Express® is a federally registered servicemark of American Express Company and its affiliates.

If a transferor breaches certain representations and warranties relating to the eligibility of receivables included in the trust, however, that transferor may be required to remove immediately those receivables from the trust. Finally, on the date when any receivable in an account is charged off as uncollectible, the trust automatically transfers those receivables back to the applicable transferor.

The Certificates

The trust has issued, and in the future expects to issue, asset backed certificates, each evidencing an undivided interest in the trust. The certificates are issued in series. A series may contain one or more classes.

The terms of any future series or class will not be subject to your prior review or consent. We cannot assure you that the terms of any future series might not have an impact on the timing or amount of payments received by a certificateholder.

The Transferor Interest

The interest in the trust not represented by your series or by any other series is the transferors’ interest, which is held by the transferors. The transferors’ interest may be held either in certificated form represented by the transferor certificates or in uncertificated form. Any reference in this prospectus to the transferor certificates means the transferors’ interest as held in either certificated or uncertificated form. The transferors’ interest does not provide credit enhancement for your series or any other series.

Collections by the Servicer

The servicer receives collections on the receivables, deposits (or causes to be deposited) those collections in the collection account and keeps track of those collections for finance charge receivables and principal receivables. The servicer then allocates those collections as summarized below.

Allocation of Trust Assets

The trust assets are allocated among the series of certificates outstanding and the transferors’ interest. The servicer allocates:

•	collections of finance charge receivables and principal receivables and

•	principal receivables in accounts written off as uncollectible, to each series based on varying percentages.

The accompanying prospectus supplement describes the allocation percentages applicable to your series.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates.

See “The Pooling and Servicing Agreement Generally — Allocations” in this prospectus.

Interest Payments on the Certificates

Each certificate entitles the holder to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to series enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates.

See “Description of the Certificates — Interest” in this prospectus.

Principal Payments on the Certificates

Each certificate entitles the holder to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement.

See “Description of the Certificates — Principal” in this prospectus.

Revolving Period

Each series of certificates will begin with a period, known as the revolving period, during which the trust will not pay or accumulate principal for payment to the certificateholders. During the revolving period, the trust will pay available principal to the holders of the transferor certificates or to certificateholders of other series.

The revolving period for a series begins on the series cut-off date described in the accompanying prospectus supplement, and ends at the start of either an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

•	principal is accumulated in specified amounts per month and paid on a scheduled date;

•	principal is paid in fixed amounts at scheduled intervals;

•	principal is accumulated in varying amounts each month based on the amount of principal receivables collected following certain adverse events and paid on a scheduled date; and

•	principal is paid in varying amounts each month based on the amount of principal receivables collected following certain adverse events.

Principal Accumulation and Amortization Periods

The time at which principal payments will begin and the period over which principal payments will be made will vary from one series to another and within a series from one class to another. The principal payment provisions for each series and class will be included in the accompanying prospectus supplement.

Early Accumulation and Amortization Periods

If a pay-out event has occurred with respect to a series, either an early accumulation period or an early amortization period will begin. In that case, the trust will either deposit available principal in a trust account for payment on the expected final payment date or pay all available principal to the certificateholders of that series on each distribution date. If the series has more than one class, each class may have a different priority for these payments. A pay-out event may affect more than one series.

For a detailed discussion of the pay-out events, see “Description of the Certificates — Pay-Out Events and Reinvestment Events” in this prospectus and “Series Provisions — Pay-Out Events” in the accompanying prospectus supplement.

Reallocated Investor Finance Charge Collections

The certificates of a series may be included in a group, called a “reallocation group,” that reallocates collections of receivables and other amounts or obligations among the series in that group. Collections of finance charge receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for certain required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of certificates in that group.

For a more detailed discussion, see “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” and “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” in this prospectus.

Shared Excess Finance Charge Collections

Any series may be included in a group called an excess allocation group. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same excess allocation group.

See “The Pooling and Servicing Agreement Generally — Sharing of Excess Finance Charge Collections Among Excess Allocation Series” in this prospectus.

Shared Principal Collections

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables allocated to any series are not needed for that series, those collections may be applied to cover principal payments for other series in the same principal sharing group.

See “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus.

Credit Enhancement

Each class of a series may be entitled to credit enhancement. Credit enhancement for the certificates of any class may take the form of one or more of the following:

•	subordination

•	insurance policy

•	letter of credit

•	spread account

•	derivative agreement

•	supplemental credit enhancement or liquidity agreement

•	collateral interest

•	cash collateral guaranty or account

•	surety bond

•	maturity liquidity arrangement

The type, characteristics and amount of any credit enhancement will be:

•	based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

•	established based on the requirements of the rating agencies.

See “The Pooling and Servicing Agreement Generally — Credit Enhancement” and “Risk Factors” in this prospectus.

Tax Status

For information concerning the application of the United States federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see “Tax Matters” in this prospectus.

Certificate Ratings

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See “Risk Factors — The market value of the certificates could decrease if the ratings of the certificates are lowered or withdrawn or if there is an unsolicited issuance of a lower rating” in this prospectus.

Risk Factors

You should consider the following factors before you decide whether or not to purchase the certificates.

There is no public market for the certificates. As a result, you may be unable to sell your certificates or the price of the certificates may suffer.

The underwriters may assist in resales of the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

In addition, some certificates have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those certificates. This may affect the price you receive for the certificates or your ability to sell the certificates.

Moreover, the global economy and the global financial system have been experiencing a period of uncertainty and significant difficulties since the second half of 2007 and the global capital markets have deteriorated substantially since September 2008. As a result, there has been a general reduction of liquidity in the credit markets amid concerns over increased volatility in the availability and cost of credit, as well as a devaluation of various assets in secondary markets.

You should not purchase certificates unless you understand and know you can bear these investment risks and you should consider that general market conditions may adversely affect the liquidity, marketability and overall market value of your certificates.

Some interests could have priority over the trustee’s interest in the receivables, which could cause delayed or reduced payments to you.

Representations and warranties are made that the trustee has a perfected interest in the receivables. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

In addition, the transaction documents permit certain tax liens to have priority over the trustee’s perfected interest in the receivables. If any of these tax liens were to arise, you could suffer a loss on your investment.

Furthermore, if a conservator or receiver for either bank, the transferors or a bankruptcy trustee for TRS or for either transferor were to argue that any of its administrative expenses relate to the receivables or the transaction documents, those expenses could be paid from collections on the receivables before the trustee receives any payments, which could result in losses on your investment.

The trustee may not have a perfected interest in collections commingled by the servicer or any subservicer with its own funds, which could cause delayed or reduced payments to you.

The servicer is obligated to deposit collections into the collection account no later than the second business day after the date of processing for those collections. In the event that certain conditions are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following distribution date. See “The Pooling and Servicing Agreement Generally — Deposits in Collection Account.”

All collections that the servicer is permitted to hold are commingled with its other funds or the funds of a subservicer and used for its own benefit. The trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer or any subservicer were to become bankrupt.

The conservatorship, receivership, bankruptcy, or insolvency of Centurion, FSB, TRS, a transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.

Centurion is a Utah industrial loan bank and FSB is a federal savings bank, and the deposits of each bank are insured by the Federal Deposit Insurance Corporation (FDIC). If certain events occur involving either bank’s financial condition or the propriety of its actions, the FDIC could be appointed as conservator or receiver for that bank and, in that capacity, could exercise broad powers over that bank and its assets, obligations, and operations.

Prior to April 16, 2004, Centurion transferred receivables directly to the trustee. Since April 16, 2004, receivables have been transferred by Centurion to RFC III, and by RFC III to the trustee, and receivables have been transferred by FSB to RFC IV, and by RFC IV to the trustee.

Each transfer of receivables by Centurion is treated by Centurion as a sale, and each transfer of receivables by FSB is treated by FSB as a sale. The FDIC or other interested parties, however, could take the position that any of these transfers constitutes only the grant of a security interest under applicable law, that the applicable bank continues to own receivables, and that the FDIC as conservator or receiver for either bank should control and administer the receivables transferred by that bank.

Under the current version of the FDIC’s regulation on securitization transactions, the FDIC has surrendered its rights to reclaim, recover, or recharacterize a depository institution’s transfer of financial assets (such as the receivables) with respect to obligations of a revolving trust or a master trust if:

•	one or more obligations were issued by the trust as of September 27, 2010;

•	the transfer satisfied specified conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

•	the transfer involved a securitization of the financial assets;

•	the depository institution received adequate consideration for the transfer; and

•	the financial assets were not transferred fraudulently, in contemplation of the depository institution’s insolvency, or with the intent to hinder, delay, or defraud the depository institution or its creditors.

Each transfer of receivables by Centurion and FSB has been intended to satisfy all of these conditions.

If any of these conditions were found not to have been met, then a statutory injunction automatically preventing the trustee and the certificateholders from exercising their rights, remedies, and interests for up to 90 days would apply. The delay caused by this injunction could result in losses to you.

In addition, the FDIC as conservator or receiver for Centurion or FSB could seek to reclaim, recover, or recharacterize the transfer of the receivables by Centurion or FSB. If the FDIC were successful, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the receivables by Centurion or FSB, payments to you could be delayed or reduced if either bank entered conservatorship or receivership.

For instance, the FDIC may argue that the statutory injunction nevertheless applies to automatically prevent the trustee and the certificateholders from exercising their rights, remedies, and interests for up to 90 days. The FDIC also may be able to obtain a stay of any action to enforce the transaction documents or the certificates beyond the

90-day statutory period. The FDIC also may require that its claims process be followed before payments on the receivables are released. The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•	prevent or limit the commencement of an early amortization period or a rapid accumulation period, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables and the termination of the trust, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

RFC III is a wholly-owned subsidiary of Centurion. RFC IV is a wholly-owned subsidiary of FSB. Certain banking laws and regulations may apply not only to Centurion and FSB but to their subsidiaries as well. If RFC III or RFC IV were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

Arguments also may be made that the FDIC’s rights and powers extend to the servicer, RFC III, RFC IV, and the trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the transaction documents. If the FDIC were to take this position, losses to you could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables or the other assets of RFC III, RFC IV, or the trust on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

RFC II, RFC III, RFC IV, and the trust have been established so as to minimize the risk that any of them would become insolvent or enter bankruptcy. Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If RFC II, RFC III, RFC IV, or the trust were to become insolvent or were to enter bankruptcy, or a receiver or conservator were appointed for RFC II, RFC III, RFC IV, or the trust, you could suffer a loss on your investment. Risks also exist that, if RFC II, RFC III, RFC IV, or the trust were to enter bankruptcy, or a receivership, conservatorship or similar insolvency proceeding were to be commenced against any of their assets, any of the others and their assets (including the receivables) would be treated as part of the bankruptcy estate.

If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables or the other assets of RFC II, RFC III, RFC IV, or the trust on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced. The court, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the court could:

•	authorize TRS to stop servicing the receivables or to stop providing administrative services for RFC II, RFC III or RFC IV;

•	prevent the appointment of a successor servicer for the trust or the appointment of a successor administrator for RFC II, RFC III or RFC IV;

•	alter the terms on which TRS continues to service the receivables or to provide administrative services for RFC II, RFC III or RFC IV, including the amount of fees paid to TRS;

•	order that RFC II, RFC III, and RFC IV and its assets (including the receivables) be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates;

•	order that the receivables are necessary for TRS or any of its affiliates to reorganize;

•	impose a temporary or preliminary stay with respect to the receivables (or collections thereon) or exercise remedies under the transaction documents in order to afford itself time to ascertain the facts and apprise itself of the law;

•	prevent or limit the commencement of an early amortization period or a rapid accumulation period, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables and the termination of the trust, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

In addition, you could suffer a loss on your investment if an orderly liquidation of TRS, the banks, or certain of its subsidiaries, the issuing entity, the transferors or any affiliate affected by these transactions were commenced under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In such a liquidation, the FDIC would be appointed as receiver and could exercise broad powers similar to those available to it as receiver under the Federal Deposit Insurance Act. Although some of the protections afforded to creditors under the Bankruptcy Code are included in the Dodd-Frank Act, the FDIC would have wide discretion and would be subject to only limited judicial review, and the proceedings, standards, powers of the receiver and many other substantive provisions of the orderly liquidation authority differ from those of the Bankruptcy Code in several respects. In addition, creditors generally would not be entitled to recover more than the amount that they would have received in a case under Chapter 7 of the Bankruptcy Code. Because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the trust, TRS, the transferors or their affiliates. Furthermore, there is uncertainty about which companies will be subject to the orderly liquidation authority rather than the Bankruptcy Code. For a company to become subject to the orderly liquidation authority, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an orderly liquidation authority proceeding would mitigate these adverse effects.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that Centurion, FSB, TRS, RFC II, RFC III, RFC IV, the trust, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and on the liquidity and value of the certificates.

Prior to April 16, 2004, Centurion transferred receivables to Credco, which in turn transferred receivables to RFC II, which then transferred receivables to the trustee. The agreements that effected these transfers remain in place and RFC II may, in the future, again transfer receivables to the trustee pursuant to the pooling and servicing agreement. If this were to occur, risks similar to those described above would exist, and payments to you could be delayed or reduced for similar reasons.

If a condition required under the FDIC’s Securitization Rule described above were not met (including as a result of future amendments to the Securitization Rule), the banks have taken and will take the necessary actions to ensure that the trustee has a perfected interest in the receivables. Regardless of this perfected interest, if a conservator, a receiver, or a bankruptcy trustee were appointed for the banks, TRS, the transferors or the trust, and if the administrative expenses of the conservator, the receiver, or the bankruptcy trustee were found to relate to the receivables or the transaction documents, those expenses could be paid from collections on the receivables before the trustee receives any payments, which could result in losses on your investment. See “— Some interests could have priority over the trustee’s interest in the receivables, which could cause delayed or reduced payments to you” above.

The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), and policy statements issued by the FDIC provide that the FDIC should respect a security interest granted by a bank where the security interest (a) is validly perfected before the bank’s insolvency and (b) was not taken in contemplation of the bank’s insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables; however, these positions were taken prior to the adoption of, and the amendments to, the FDIC’s Securitization Rule, and the FDIC has not expressed its position since that time. Furthermore, the statutory injunction described above could apply to automatically prevent the trustee and the certificateholders from exercising their rights, remedies, and interests for up to 90 days. The FDIC also may be able to obtain a stay of any action to enforce the transaction documents or the certificates beyond the 90-day statutory period.

If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, in addition to the powers of the FDIC described above, under the FDIA, the FDIC could:

•	require the trustee to go through an administrative claims procedure to establish its right to those payments;

•	request a stay of proceedings or enforcement actions against the banks or their assets; or

•	reject the banks’ sales contracts and limit the trust’s or the transferors’ resulting claim to “actual direct compensatory damages.”

Regulatory action could result in losses.

Centurion is regulated, supervised and regularly examined by the Utah Department of Financial Institutions and the FDIC. FSB is regulated, supervised and regularly examined by the Office of the Comptroller of the Currency (OCC). TRS is a bank holding company and, as such, is regulated, supervised and regularly examined by the Board of Governors of the Federal Reserve System. Beginning in July 2011, the banks and other credit card issuers became subject to supervision, examination and enforcement by the Consumer Financial Protection Bureau (CFPB) with respect to the marketing and sale of consumer financial products and compliance with certain federal consumer financial laws, including, among others, the Consumer Financial Protection Act and the Truth in Lending Act. See “— Financial regulatory reforms could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.” These regulatory authorities, as well as others, have broad powers of enforcement with respect to the banks, TRS and their affiliates.

If any regulatory authority were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to a bank or its affiliates, that authority may have the power to order that bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, to sell or transfer assets, or to take any other action determined by that authority to be appropriate. In addition, that bank or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be delayed or reduced.

In one case of which the banks are aware, the regulatory authority ordered the financial institution to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

Financial regulatory reforms could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.

The Dodd-Frank Act, which was enacted in July 2010, is comprehensive in scope and contains a wide array of provisions intended to govern the practices and oversight of financial institutions and other participants in the financial markets. The Dodd-Frank Act has resulted in increased scrutiny and oversight of consumer financial services and products, primarily through the establishment of the CFPB. The CFPB has broad rulemaking and enforcement authority over providers of credit, savings and payment services and products and authority to prevent “unfair, deceptive or abusive” acts or practices. The CFPB has the authority to write regulations under federal consumer financial protection laws, and to enforce those laws against and examine for compliance large financial institutions like the American Express, TRS, Centurion and FSB. It is also authorized to collect fines and require consumer restitution in the event of violations, engage in consumer financial education, track consumer complaints, request data and promote the availability of financial services to underserved consumers and communities. The ultimate impact of this heightened scrutiny is uncertain, but it has resulted in, and could continue to result in, changes to pricing, practices, products and procedures. It could also result in increased costs related to regulatory oversight, supervision and examination, additional remediation efforts and possible penalties.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. Many of the rules implementing the Dodd-Frank Act have not been finalized. Therefore, it is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the asset-backed securities market and credit card lending generally and the trust, TRS, the banks, the transferors or their affiliates and their respective businesses and assets specifically. No assurance can be given that the new standards will not have an adverse impact on the trust, TRS, the banks, the transferors or their affiliates. As a result of the Dodd-Frank Act and this new regulatory regime, it may be more difficult for Centurion, FSB or their affiliates to originate additional accounts or for the servicer to collect payments on the receivables, and finance charges and other fees that they can charge on credit card account balances may be reduced, which could reduce the effective yield of revolving credit card accounts and result in a pay-out event and acceleration of payment or reduced payment on the certificates.

See “Certain Legal Aspects of the Receivables — Consumer Protection Laws.”

Changes to consumer protection laws, including in the application or interpretation thereof, may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on the certificates.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. For instance, the federal Truth in Lending Act was amended by the Credit Card Accountability, Responsibility and Disclosure Act of 2009 (“Credit CARD Act”) to require additional disclosure and impose certain substantive requirements relating to marketing, underwriting, pricing and billing. While Centurion, FSB and their affiliates have made certain changes to their card product terms and practices that are designed to comply with, and mitigate the impact of the changes required by, the Credit CARD Act, there is no assurance that such changes will continue to be successful. The long-term impact of the Credit CARD Act on Centurion, FSB and their affiliates will depend upon a number of factors, including their ability to successfully implement their business strategies, consumer behavior and the actions of American Express’ competitors, which are difficult to predict at this time.

Congress, the states and regulatory agencies also could further regulate the credit card and consumer credit industry in ways that make it more difficult for Centurion, FSB or their affiliates to originate additional accounts or for the servicer to collect payments on the receivables, that reduce the finance charges and other fees that Centurion, FSB or their affiliates as owners of the accounts can charge on credit card account balances, or that cause account holders to decrease their use of credit cards. Further, changes in the regulatory application or judicial interpretation of the laws and regulations applicable to financial institutions, including Centurion, FSB and TRS, could impact the manner in which they conduct their business. The regulatory environment in which financial institutions, including Centurion, FSB and TRS, operate has become increasingly complex and robust, and following the financial crisis of 2008, supervisory efforts to apply relevant laws, regulations and policies have become more intense. Congress and regulators, as well as various consumer advocacy groups, have continued to focus their attention on certain practices of credit card issuers, such as unfair and deceptive business practices, increases in annual percentage rates, changes in the terms of the account, and the types and levels of fees and financial charges charged by card issuers for, among other things, late payments, returned checks, payments by telephone, copies of statements and the like. See “— Financial regulatory reforms could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.”

Each of the transferors, Centurion and FSB makes representations and warranties about its compliance with legal requirements. Each of the transferors also makes certain representations and warranties in the pooling and servicing agreement about the validity and enforceability of the accounts and the receivables. However, the trustee will not make any examination of the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations or warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the transferors or the servicer, as the case may be, must accept reassignment of receivables affected by the breach.

As a result of the Credit CARD Act, other consumer protection laws and regulations, including rules adopted in December 2008 by the Federal Reserve Board, the Office of Thrift Supervision and the National Credit Union Administration, any future consumer protection laws or regulations, and changes in the regulatory application or judicial interpretation of the foregoing, it may be more difficult for Centurion, FSB or their affiliates to originate additional accounts or for the servicer to collect payments on the receivables, and the finance charges and other fees that Centurion, FSB or their affiliates can charge on credit card account balances may be reduced. Furthermore, account holders may choose to use credit cards less as a result of these consumer protection laws. Each of these results, independently or collectively, may reduce the effective yield of revolving credit card accounts and could result in a pay out event and an acceleration of payment or reduced payment on the certificates. See “Description of the Certificates — Pay-Out Events and Reinvestment Events” and “Certain Legal Aspects of the Receivables — Consumer Protection Laws.”

Changes to federal or state bankruptcy or debtor laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration or reduction in payment of your certificates.

If an account holder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the account holder’s obligations to repay amounts due on its revolving credit card account. As a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds were available from credit enhancement or other sources and collections of finance charge receivables allocated to the certificates to cover the applicable defaulted amount. See “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Regulation of payment card networks could adversely impact the trust, TRS, the banks, the transferors or their affiliates.

The Dodd-Frank Act prohibits payment card networks from restricting merchants from offering discounts or incentives to encourage customers to pay with particular forms of payment such as cash, check, credit or debit cards, so long as offers to encourage credit or debit card do not discriminate on the basis of the network or issuer. Further, to the extent required by federal law or applicable state law, the discount or incentive must be offered to all prospective buyers and must be clearly and conspicuously disclosed. The Dodd-Frank Act also permits U.S. merchants to establish minimum purchase amounts of no more than $10 for credit card purchases, provided that the merchants do not discriminate between networks or issuers. Federal government agencies and institutions of higher learning are also permitted to establish maximum amounts for credit card purchases provided they do not discriminate between networks or issuers. As a result of these new laws, customers may be incentivized by merchants to move away from the use of charge and credit card products to other forms of payment, such as debit cards. In addition, a number of bills have been proposed in individual U.S. state legislatures in recent years seeking to permit merchants to impose surcharges for the use of credit and debit cards; to impose caps on credit card interchange fees; to prohibit credit card companies from charging a merchant discount on the sales tax portion of credit card purchases; or to affect the transparency of card network rules for merchants.

Increased regulatory focus on American Express and its affiliates and on payment card networks generally, such as in connection with the matters discussed above, may increase compliance costs or result in a reduction of transactions processed on the American Express networks or merchant discount revenues from such transactions, which could materially and adversely impact the trust, TRS, the banks, the transferors or their affiliates, including the ability to generate new receivables, the level of receivables, including finance charge receivables, held in the trust or the amount of certificates issued in the future.

Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.

The receivables may be paid at any time. We cannot assure you that the creation of additional receivables in the accounts will occur or that any particular pattern of account holder payments will occur. The timing of the payment of principal on your certificates may be different than expected if the principal payment pattern of the receivables is different than expected or if certain adverse events happen to an account owner, a transferor or the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay-out event for one or more series. If a pay-out event occurs for your series, you could receive payment of principal sooner than expected. Centurion’s and FSB’s ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables.

In addition to other factors discussed elsewhere in this “Risk Factors” section, changes in finance charges can alter the monthly payment rates of accountholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization or an accumulation period.

One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause an early payment of your certificates.

The account owners may not be able to generate new receivables, or the transferors may not be able to designate new accounts to the trust when required by the pooling and servicing agreement. This could result in an acceleration of or reduction on payments on your certificates.

The trust’s ability to make payments on the certificates will be impaired if sufficient new receivables are not generated by Centurion or FSB, as applicable. We do not guarantee that new receivables will be created, that any receivables will be added to the trust or that receivables will be repaid at a particular time or with a particular pattern.

The pooling and servicing agreement requires that the balance of principal receivables in the trust not fall below a specified level. If the level of principal receivables does fall below the required level, an early payment of your certificates could occur. To maintain the level of principal receivables in the trust, the transferors periodically add receivables through the designation of additional accounts for inclusion in the trust. There is no guarantee that the transferors will have enough receivables to add to the trust. If the transferors are not able to add additional accounts when required, an early payment of your certificates will occur.

See “Maturity Considerations” in the accompanying prospectus supplement.

Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments.

Changes in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitudes towards incurring debt, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, the commencement of hostilities between the United States and a foreign nation or nations or natural disasters could have a direct impact on the timing and amount of payments on your certificates. In particular, economic conditions or other factors affecting states with high concentrations of cardholders could adversely impact the delinquency or credit loss experience of the trust portfolio and could result in delays in payments or losses on the certificates. See “The Receivables — Composition by Geographic Distribution” in the accompanying prospectus supplement.

Since the second half of 2007, and in particular since September 2008, the global capital markets have suffered a significant dislocation. Uncertain expectations for an economic recovery have had, and may continue to have, an adverse effect on American Express and its affiliates, in part because American Express is very dependent upon consumer and business behavior. A prolonged period of slow economic growth or deterioration in economic conditions could change customer behaviors further. Factors such as consumer spending, business investment, government spending, interest rates, surcharges merchants may apply for the use of a credit card, the volatility and strength of the capital markets and inflation all affect the business and economic environment and could result in declines in credit and charge card usage and result in adverse changes in payment patterns, causing increases in delinquencies and default rates.

We cannot predict what further effect the factors and circumstances discussed above, should they continue, will have on repayment patterns or card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the certificates.

Competition in the credit card and payments industry may result in a decline in Centurion’s or FSB’s ability to generate new receivables. This may result in the payment of principal earlier or later than the expected final payment date, or in reduced amounts.

The credit card industry is highly competitive. The American Express-branded proprietary credit card programs operated by American Express and its affiliates encounter substantial and intense competition. As a card issuer, American Express competes in the United States with financial institutions (such as Citibank, Bank of America, JPMorgan Chase and Capital One Financial) that issue general purpose charge and revolving credit cards, and Discover Financial Services, which issues the Discover Card on the Discover Business Services network. Competition also exists from businesses that issue their own cards or otherwise extend credit to their customers, such as retailers and airline associations, although these cards are generally accepted only at limited locations.

As a result of continuing consolidations among banking and financial services companies and credit card portfolio acquisitions by major card issuers, there are now a smaller number of significant issuers. The largest competing issuers have continued to grow, in several cases by acquiring card portfolios, and also by cross-selling through their retail branch networks.

Most financial institutions that offer demand deposit accounts also issue debit cards to permit depositors to access their funds. Use of debit cards for point-of-sale purchases has grown as most financial institutions have replaced ATM cards with general purpose debit cards bearing either the VISA or MasterCard logo. As a result, the purchase volume and number of transactions made with debit cards in the United States has historically grown more rapidly than credit and charge card transactions. Debit cards were marketed as replacements for cash and checks, and transactions made with debit cards have typically been for smaller dollar amounts. There is no credit extended when a debit card is used and the consumer must have sufficient funds in his or her demand deposit account to pay for the purchase at the time of the transaction as opposed to charge cards where payment is due at the end of the billing period or credit cards where payment can be extended over a period of time. However, debit cards are also perceived as an alternative to credit or charge cards and used in that manner. Additionally, overdraft accounts can be used by competitors to extend credit to customers.

The payments industry includes charge, credit and debit card networks and issuers, paper-based transactions (e.g., cash and checks), bank transfer models (e.g., wire transfers and ACH, as well as evolving alternative payment mechanisms, systems and products, such as aggregators and web-based payment platforms (e.g., PayPal, Square and Amazon), wireless payment technologies, prepaid systems and other systems linked to payment cards. As the payments industry continues to evolve, increasing competition comes from non-traditional players, such as online networks, telecom providers, and software-as-a-service providers, who leverage new technologies and customers’ existing charge and credit card accounts and bank relationships to create payment or other fee-based solutions.

The principal competitive factors that affect the card-issuing business are:

•	the features and the quality of the services, including rewards programs and digital resources, provided to cardmembers;

•	the number, spending characteristics and credit performance of cardmembers;

•	the quantity, diversity and quality of the establishments that accept a card;

•	the cost of cards and cardmember services to cardmembers;

•	the pricing, payment and other card account terms and conditions;

•	the number and quality of other payment cards and other forms of payment, such as debit cards, available to cardmembers;

•	the success of targeted marketing and promotional campaigns;

•	reputation and brand recognition;

•	the ability of issuers to manage credit and interest rate risk throughout the economic cycle;

•	the ability of issuers to implement operational and cost efficiencies;

•	the quality of customer service; and

•	the level and effectiveness of advertising investments.

American Express-branded cards are issued on the American Express network. As a network, TRS competes in the payments industry with other card networks, including, among others, VISA, MasterCard, Diners Club International® and Discover® (primarily in the United States).

The competitive nature of the payments and credit card industries may result in reduced amounts of finance charge receivables collected and available to pay interest on the certificates. This competition also may affect Centurion’s and FSB’s ability to originate new accounts and generate new receivables. Such events could cause a pay-out event to occur and an early payment of your certificates.

See “Description of the Certificates — Pay-Out Events and Reinvestment Events” in this prospectus.

Changes in or termination of co-branding arrangements may affect the performance of the trust’s receivables and cardholder usage, and, consequently, the timing and amount of payments on your series.

Centurion and FSB enter into co-branding arrangements with certain unaffiliated retail and services companies, some of which, if not extended, are scheduled to expire while the certificates are outstanding. Under these arrangements, participating cardholders earn “points” or other benefits, such as frequent flyer miles, hotel loyalty points and cash back, that may be redeemed with the co-branding partner. These arrangements are entered into for a fixed period, generally ranging from five to ten years, and will terminate in accordance with their terms unless extended or renewed at the option of the parties. Currently, the two largest co-branding arrangements are with Delta Air Lines and Costco Wholesale. The competition among credit card issuers and networks for attractive co-brand card partnerships is quite intense because these partnerships can generate high-spending loyal cardholders.

If one or more of Centurion’s or FSB’s significant co-branding arrangements were to experience reduced volume or termination for any reason, including expiration by its terms without renewal or early termination as a result of an event of default, or a general decline in the business of any of its co-branding partners, or if any of such co-branding arrangements were to be renegotiated with terms that are significantly worse for Centurion or FSB, it could affect the performance of the trust’s receivables, including repayment patterns, and cardholder usage of the co-branded accounts. Centurion and FSB cannot predict what effect, if any, changes in a significant co-branding arrangement would have on the performance of the trust’s receivables or cardholder usage and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments on these receivables will reduce the amount available for distribution on the certificates of your series. Some of these co-branding arrangements provide that, upon expiration or termination, the co-brand partner may purchase or designate a third party to purchase the receivables generated with respect to its program, which may include receivables in the trust. Further, upon termination of a co-brand arrangement, cardholders may migrate their credit card usage to card programs of issuers other than Centurion or FSB. In such cases, if Centurion or FSB were unable to provide receivables of a similar quality arising under newly designated additional accounts, an early amortization period could begin or the performance of the trust’s receivables could suffer.

A significant disruption or breach in the security of our information technology systems or an increase in fraudulent activity using American Express-branded cards could lead to reputational damage to the brand and could reduce the use and acceptance of American Express-branded cards, which could adversely affect the ability to generate new receivables, the level of the receivables held in the trust or the amount of certificates issued in the future.

American Express, its affiliates and other third parties process, transmit and store Card Member account information. Information security risks for large financial institutions like American Express have generally increased in recent years. American Express has identified four categories of “threat actors” that it currently believes pose the greatest risk, namely cyber criminals, nation state sponsored groups, determined insiders and “hacktivists” or social objectors. These threat actors are using increasingly sophisticated methods to capture various types of information relating to Card Members’ accounts, including membership rewards accounts, to engage in illegal activities such as fraud and identity theft, to disrupt information technology systems, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and websites. As outsourcing and specialization of functions within the payments industry increase, there are more third parties involved in processing transactions using American Express-branded cards and there is a risk the confidentiality, privacy and/or security of data held by third parties, including merchants that accept American Express-branded cards and American Express’ business partners, may be compromised. American Express develops and maintains systems and processes to detect and prevent data breaches and fraudulent activity, but the development and maintenance of these systems are costly and require ongoing monitoring and updating as technologies and regulatory requirements change and efforts to overcome security measures become more sophisticated. Despite these efforts, the possibility of data breaches, malicious social engineering and fraudulent or other malicious activities cannot be eliminated entirely.

American Express’ information technology systems, including its transaction authorization, clearing and settlement systems, may experience service disruptions or degradation because of technology malfunction, sudden increases in customer transaction volume, natural disasters, accidents, power outages, telecommunications failures, fraud, denial-of-service and other cyber attacks, terrorism, computer viruses, physical or electronic break-ins, or similar events. For example, American Express and other U.S. financial services providers were targeted recently with distributed denial-of-service attacks from sophisticated third parties. Service disruptions could prevent access to online services and account information, compromise company or customer data, and impede transaction processing and financial reporting.

If these information technology systems experience a significant disruption or breach or if actual or perceived fraud levels or other illegal activities involving American Express-branded cards were to rise due to the actions of third parties, employee error, malfeasance or otherwise, it could lead to regulatory intervention (such as mandatory card reissuance), increased litigation and remediation costs, greater concerns of customers relating to the privacy and security of their data, and reputational and financial damage to the American Express brand, which could reduce the use and acceptance of American Express-branded cards, and have an adverse impact on the trust, TRS, the banks, the transferors or their affiliates, including the level of receivables held in the trust or the amount of certificates issued in the future. Data breaches and other actual or perceived failures to maintain confidentiality, privacy and/or security of data may also negatively impact the assessment of American Express, TRS and its U.S. banking subsidiaries by banking regulators.

Disruptions in American Express’ global network systems could impact the trust, TRS, the banks, the transferors or their affiliates.

The transaction authorization, clearing and settlement systems utilized by American Express and its affiliates may experience service interruptions as a result of technology malfunction, fire, natural disasters, power loss, disruptions in long distance or local telecommunications access, fraud, terrorism, climate change or accident. A disaster or other problem at American Express facilities could interrupt services. Terrorists, activists or hackers may also attack these facilities or systems, leading to service interruptions, increased costs or data security compromises. Additionally, American Express relies on third-party service providers, merchants, processors, aggregators, GNS partners and other third parties for the timely transmission of information across its global network. Inadequate infrastructure in lesser developed countries could also result in service disruptions. If a service provider fails to provide the required communications capacity or services, as a result of natural disaster, operational disruption, terrorism, hacking or other cybersecurity incidents or any other reason, the failure could interrupt services, adversely affect the perception of the American Express brands’ reliability and adversely impact the trust, TRS, the banks, the transferors or their affiliates, including the ability to generate new receivables, the level of receivables in the trust, collections of such receivables and the amount of certificates issued in the future, which could result in a pay-out event and acceleration of payment or reduced payment on your certificates.

Ongoing legal proceedings regarding American Express’ non-discrimination and honor-all-cards provisions in merchant contracts could require changes to those provisions that could adversely impact the trust, TRS, the banks, the transferors or their affiliates.

The United States Department of Justice (DOJ) and certain state attorneys general have brought an action against American Express alleging that the provisions in American Express’ card acceptance agreements with merchants that prohibit merchants from discriminating against American Express’ card products at the point of sale violate the U.S. antitrust laws. VISA and MasterCard, which were also defendants in the DOJ and state action, entered into a settlement and have been dismissed as parties pursuant to that agreement, which was approved by the court. The settlement enjoins VISA and MasterCard from entering into contracts that prohibit merchants from engaging in various actions to steer cardholders to other cards products or payment forms at the point of sale. In addition, American Express is a defendant in a number of actions, including proposed class actions, filed by merchants that challenge the non-discrimination and honor-all-cards provisions in American Express’ card acceptance agreements. In December 2013, American Express agreed to settle these merchant class actions and the settlement agreement has been preliminarily approved by the court. There can be no assurance that the court will grant final approval of the settlement agreement, which can be impacted by objections to the settlement agreement by plaintiffs and other parties, as well as by the appeals process. A description of these legal proceedings is contained in “Certain Legal Aspects of the Receivables — Legal Proceedings” in this prospectus.

An adverse outcome in these proceedings against American Express could require American Express to change its merchant agreements in a way that could expose its card products to increased steering, selective acceptance or other forms of discrimination at the point of sale that would impair the Card Member experience, could result in the imposition of substantial monetary damages and/or could damage American Express’ global reputation and brand.

Even if American Express were not required to change its merchant agreements, changes in VISA and MasterCard’s policies or practices as a result of legal proceedings, lawsuit settlements or regulatory actions could result in changes to American Express’ business practices. No assurance can be given that any of these consequences would not have an adverse impact on the trust, TRS, the banks, the transferors or their affiliates, including the ability to generate new receivables, the level of receivables, including finance charge receivables, held in the trust or the amount of certificates issued in the future.

Centurion and FSB may change the terms of the credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owners of the accounts, Centurion and FSB retain the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment). A pay-out event could occur if Centurion or FSB, as applicable, reduced the finance charges and other fees it charges, and a corresponding decrease in finance charges resulted. In addition, changes in the credit card account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than expected.

Neither Centurion nor FSB will reduce the interest rate it charges on the receivables or other fees if that action would result in a payout event, unless it is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis, based on its good faith assessment of its business competition.

Neither Centurion nor FSB has restrictions on its ability to change the terms of the credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause Centurion or FSB, as applicable, to change credit card account terms.

Credit card rates may decline without a corresponding change in the amounts needed to pay the certificates, which could result in a delay or reduction in payments of your certificates.

Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series or class of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

The market value of the certificates could decrease if the ratings of the certificates are lowered or withdrawn or if there is an unsolicited issuance of a lower rating.

The initial rating of a certificate addresses the likelihood of the payment of interest on that certificate when due and the ultimate payment of principal of that certificate by its legal maturity date. The ratings do not address the likelihood of the payment of principal of a certificate on its expected final payment date. In addition, the ratings do not address the likelihood of early payment or acceleration of a certificate, which could be caused by a pay-out event.

The ratings of the certificates are not a recommendation to buy, hold or sell the certificates. The ratings of the certificates may be lowered or withdrawn entirely at any time by the applicable rating agency without notice from Centurion, FSB, TRS or the transferors to certificateholders of such change in rating. In addition, a rating agency could choose to provide an unsolicited rating on a series, class or tranche of certificates, without notice to or from the banks, TRS, the transferors or the issuing entity, and that unsolicited rating could be lower than the ratings provided by the other rating agencies. If a series, class or tranche of certificates has had its ratings lowered or withdrawn, or if a series, class or tranche of certificates has received an unsolicited rating that is lower than the other ratings of such series, class or tranche of certificates, the market value of the certificates could decrease.

Issuances of additional series by the trust may adversely affect your certificates.

The trust is a master trust that has issued other series of certificates and is expected to issue additional series from time to time. All such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without notice to you and without your prior review or consent. Before the trust can issue a new series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its earlier rating. Nevertheless, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

The owners of the certificates of any new series will have voting rights that will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

See “The Pooling and Servicing Agreement Generally — Groups of Series” in this prospectus.

Addition of accounts to the trust may decrease the credit quality of the assets securing the repayment of your certificates. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of the trust change every day. The transferors may choose, or may be required, to add receivables to the trust. The accounts from which these receivables arise may have different terms and conditions from the accounts already designated to the trust. For example, the new accounts may have higher or lower fees or interest rates or different payment terms. We cannot guarantee that new accounts will be of the same credit quality as the accounts currently or historically designated to the trust. If the credit quality of the assets in the trust were to deteriorate, the trust’s ability to make payments on the certificates could be adversely affected. See “The Pooling and Servicing Agreement Generally — Additions of Accounts or Participation Interests” in this prospectus.

Any amounts in a prefunding account that are not invested in receivables may result in an early return of principal and may create a reinvestment risk for you.

The transferors may, in connection with any series, create a prefunding account and deposit a portion of the proceeds of the series into the account. Moneys in the account will be invested in additional principal receivables. Any money in the prefunding account not used by a specific date, however, must be paid to the holders of the certificates of that series. This payment will result in an early return of principal. In such an event, the transferors do not expect to pay a prepayment penalty or premium.

If you receive an early payment of principal at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds in a comparable security with an effective interest rate equivalent to that of your certificates.

Use of Proceeds

Unless otherwise provided in the related prospectus supplement, the net proceeds from the sale of the asset backed certificates of any series offered hereby, before the deduction of expenses, will be paid to the transferors. Unless otherwise specified in the related prospectus supplement, RFC III will use these proceeds to purchase additional receivables from Centurion or for its general company purposes, including repayment of loans made from time to time by Centurion to RFC III and RFC IV will use these proceeds to purchase additional receivables from FSB or for its general company purposes, including repayment of loans made from time to time by FSB to RFC IV. Each of Centurion and FSB will use such amounts received from RFC III or RFC IV, respectively, for general corporate purposes.

The Issuing Entity

American Express Credit Account Master Trust, also referred to as the issuing entity or the trust, was formed in 1996 pursuant to a pooling and servicing agreement. This pooling and servicing agreement, as amended and restated as of January 1, 2006, and as may be further amended from time to time, is among American Express Travel Related Services Company, Inc., or TRS, as servicer, RFC II, RFC III and RFC IV, as transferors, and The Bank of New York Mellon, as trustee. The trust does not have any officers or directors.

As permitted by the pooling and servicing agreement, the pooling and servicing agreement was amended and restated as of April 16, 2004 (the “substitution date”) to substitute RFC III as transferor in place of Centurion. In addition, the pooling and servicing agreement was amended to designate FSB as an account owner and RFC IV as a transferor. Pursuant to the pooling and servicing agreement, RFC III and RFC IV have assumed the obligations of a transferor of the trust. RFC II remains as a transferor and TRS remains as the servicer.

At the time of such substitution and amendment, Centurion entered into a purchase agreement with RFC III and FSB entered into a purchase agreement with RFC IV. Under the purchase agreements, each of Centurion and FSB sold its existing right, title and interest in, and on an ongoing basis will sell, the receivables in the designated accounts to RFC III and RFC IV, respectively. RFC III and RFC IV, as transferors under the pooling and servicing agreement, in turn transfer the receivables to the trust.

The trust, as a master trust, previously has issued other series of asset backed certificates and expects to issue additional series from time to time.

The trust’s activities are limited to:

•	acquiring and holding the receivables and the other trust assets and the proceeds from these assets;

•	issuing certificates;

•	making payments on the certificates; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

Consequently, the trust does not and is not expected to have any source of capital resources other than the trust assets. The trust is formed under and administered in accordance with the laws of the State of New York. The fiscal year for the trust will end on December 31 of each year.

Each transferor, being Centurion and RFC II prior to the substitution date and being RFC II, RFC III and RFC IV and any additional transferor on and after the substitution date, has conveyed and will convey to the trust, without recourse, its interest in all receivables arising under the portfolio of accounts in the trust. The receivables consist of all amounts charged by account holders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, annual membership fees, cash advance fees, late charge fees, returned check charges, overlimit fees, Issuer Rate Fees, and any other fees and charges billed on the accounts from time to time, collectively called finance charge receivables.

The trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of the receivables, all monies and other property on deposit in certain accounts maintained for the benefit of the certificateholders and Recoveries (net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables, participation interests and related property conveyed to the trustee pursuant to an assignment, the right to receive Issuer Rate Fees attributed to the receivables, all monies on deposit in the Collection Account, the Special Funding Account and in certain accounts maintained for the benefit of the certificateholders, any series enhancements, and all of each transferor’s legal rights and remedies under the purchase agreements. Uniform Commercial Code financing statements have been and will be filed, to the extent appropriate, to perfect the ownership or security interests of the trust and the trustee described herein.

The pooling and servicing agreement provides that, subject to certain limitations and conditions, trust assets may also include participation interests in receivables. Pursuant to the pooling and servicing agreement, a transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible accounts to be included as accounts and to transfer to the trust all receivables of such additional accounts, whether such receivables are then existing or thereafter created, or to transfer to the trust participations in receivables instead. See “The Pooling and Servicing Agreement Generally — Additions of Accounts or Participation Interests” in this prospectus.

A transferor also has the right (subject to certain limitations and conditions) to require the trustee to reconvey all receivables in accounts designated by that transferor for removal, whether such receivables are then existing or thereafter created. Once an account is removed, receivables existing under that account are not transferred to the trust. See “The Pooling and Servicing Agreement Generally — Removal of Accounts” in this prospectus.

Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated on the Initial Cut-Off Date plus any Additional Accounts minus any accounts that have been removed. With respect to each series of certificates issued by the trust, the transferors will represent and warrant that, as of the related selection dates, such receivables meet certain eligibility requirements.

The accompanying prospectus supplement will provide certain information about the trust portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the accounts and the average thereof, the range of credit limits of the accounts and the average thereof, the range of ages of the accounts and the average thereof, and delinquency statistics relating to the accounts.

Centurion’s and FSB’s Revolving Credit Businesses

General

The receivables transferred to the trust are generated from transactions made by holders of consumer American Express revolving credit card accounts issued by Centurion or FSB and “Pay Over Time” revolving credit features associated with American Express charge card accounts. Cards issued by Centurion and FSB are accepted worldwide, and may be used for the purchase of merchandise and services.

Subject to certain conditions, the transferors may convey to the trust receivables arising in charge or credit accounts or other charge or credit products that may be of a type not currently included as accounts. Such accounts and products may be originated, underwritten, used or collected in a different manner than the accounts described below and may differ with respect to loss and delinquency experience, revenue experience and historical payment rates. Such accounts and products may also have different terms than the accounts described below and may be subject to different servicing, charge-off and collection practices. Consequently, the addition to the trust of receivables arising in such accounts or from such products could have the effect of reducing the Portfolio Yield.

Credit Card Accounts. American Express credit card accounts may be used to purchase merchandise and services from participating service establishments, to transfer balances from other credit accounts or to obtain cash advances. American Express credit card accounts originated by Centurion and FSB are primarily solicited through direct mail, inbound and outbound telemarketing, online and other remote marketing channels. Offers are made to existing Card Members and to non-Card Members. In addition, FSB offers American Express credit card accounts that are originated under affinity or co-branded programs between one of the American Express banks and certain unaffiliated entities, which can include in-person marketing. Centurion and FSB also run print advertisements and radio and television advertisements for American Express credit card accounts and have a toll free telephone number for requests for information and applications. Receivables may also be generated by soliciting the transfer of account balances from competitors’ accounts.

Pay Over Time Features. Qualified charge card account holders in good standing may be eligible to use Pay Over Time features. Pay Over Time features include the Sign & Travel, Extended Payment Option, and Select & Pay Later features, which allow charge Card Members to pay certain charges over time, while all other charges are still due in full each billing cycle. The total of a Card Member’s Pay Over Time balances generally do not exceed $50,000. Card Members who enroll in Sign & Travel have all eligible travel-related charges (such as airline and cruise ship tickets, hotels, car rentals and foreign charges) automatically placed into a Pay Over Time balance. Card Members who enroll in the Extended Payment Option have all charges over $100 (except for cash and similar transactions) automatically placed into a Pay Over Time balance. Card Members who use Select & Pay Later have charges placed into a Pay Over Time balance by request.

Underwriting and Authorization Process

Underwriting. On an ongoing basis, Centurion and FSB adopt and evaluate policies for underwriting and authorizations. They contract with TRS for services, including the development and implementation of systems and specifications for underwriting and authorizations.

Centurion and FSB evaluate applications for American Express credit card accounts using a framework that evaluates available information to predict the risk of each applicant. The framework uses proprietary risk scoring decision models and other risk criteria applied through application of underwriting policies. Underwriting policies reflect the banks’ risk tolerance levels, which take account of factors including the current and future macro-economic environments. The performance trends of accounts originated at different score cut-off levels as compared to projected performance are monitored and evaluated to refine the scoring and identify enhancements to the framework.

Evaluations of applications consider, among other factors, information from credit bureaus (including one or more of Experian, Inc., Trans Union Corporation and Equifax Credit Information Services), commercially available risk scores, internal and external credit history, each applicant’s relationship and history with American Express and other information, which is either publicly available or provided by the applicant in response to the application process or by third parties. The underwriting process also verifies that the information on the application is both accurate and provided by the true applicant and incorporates legal requirements.

Virtually all underwriting and authorization decisions use an automated system to capture the relevant information, execute the scoring logic, compare the proprietary risk scores against cut-off levels, apply business rules and legal requirements and then execute the approve or decline decision. In specified circumstances, including for certain product applications or where certain information is unavailable, the framework incorporates manual decision-making by a dedicated, specialized and experienced team to evaluate the available information to predict risk, applying the same underwriting standard.

Credit limits are determined based upon the Card Member’s past spending patterns in relation to available credit, the Card Member’s payment behavior and the proprietary risk assessment, as well as the Card Member’s experience with other creditors and personal resources. Credit limits are assigned at the time a new account is approved. Centurion and FSB reevalute credit limits proactively, based on monitoring the Card Member’s account activity, or after a Card Member initiates a request for a line increase. In both cases the evaluation includes a risk assessment.

If the customer requests a higher credit limit than was granted at the time of new account processing within 60 days, a stricter policy is applied to evaluate the application. These increase requests are evaluated through a risk assessment that considers proprietary risk scoring and evaluation of personal resources.

The credit limits for American Express credit card accounts generally range from $500 to $50,000.

Credit Monitoring. To monitor and control the quality of the portfolio, accounts are monitored monthly, including by obtaining refreshed credit bureau information. The banks use behavioral scoring models to score each active account on its monthly cycle date. The behavioral scoring models are used to dynamically evaluate whether or not credit limits should be increased or decreased.

Point of Sale Authorization. The banks use an automated process to approve or decline credit at the point of sale based on proprietary risk models. Merchant point-of-sale and online terminals connect with a proprietary credit authorization system. Card Member transactions are passed through the authorization system which considers the credit limit and other behavioral and risk factors to determine whether each transaction should be approved or declined.

Fraud. The banks contract with TRS to monitor and manage the risk of different types of fraud. TRS uses a variety of tools and proprietary models to identify suspicious transactions resulting from different types of fraud, such as fraud rings, new account fraud and transactional fraud.

Pay Over Time Features. Centurion or FSB, as appropriate, extends the right to allow qualified charge card account holders to pay certain charges over time using the Sign & Travel, Extended Payment Option, and Select & Pay Later features. While there is no preset spending limit on the charge card account, generally, the total of a Card Member’s Pay Over Time balances may not exceed $50,000, and if a Pay Over Time transaction would cause the total to exceed that amount, the transaction will be added to the account’s due-in-full balance. Pay Over Time transactions are subject to approval at the time of utilization through a credit authorization process prior to being added to a Pay Over Time balance.

Billing and Payments

Consumer accounts owned by Centurion and FSB have various billing and payment structures, including various annual fees and monthly finance charges. Each account holder is subject to an agreement governing the terms and conditions of the American Express credit card account and any applicable Pay Over Time feature. Pursuant to each such agreement, Centurion or FSB, as applicable, reserves the right to add, change or terminate any terms, conditions, services or features of the account (including increasing or decreasing monthly finance charges on new transactions, fees or minimum payments). Such changes are subject to the requirements of applicable laws, including the Credit CARD Act, and to certain limitations in the pooling and servicing agreement described herein. Any announced increase in the formula used to calculate the APR, or other change making the terms of an account more stringent, generally becomes effective on a designated future date.

Credit Card Accounts. Generally, an American Express credit card account holder is charged:

(i) An annual fee of $0.00 to $450.00.

(ii) Finance charges on purchases, cash advances, and balance transfers, based on variable APRs equal to an index (currently the prime rate) plus a margin. The margin for purchases currently range from 4.99% to 18.99%, depending on the Card Member’s tenure, spending and payment patterns and type of product. The margin for cash advances is currently 21.99%. Credit card account holders who violate certain payment terms may be subject to a penalty APR with a current margin of 23.99%. A number of products have 0.00% introductory APRs and low non-variable APRs for balance transfers. Very few products have standard non-variable APRs, currently ranging generally from 9.99% to 18.99%.

(iii) Amounts payable for certain uses of the American Express credit card, including the standard network fee of 3% on cash advances obtained through an automated teller machine, with a $5.00 minimum charge and a 1% fee for obtaining American Express Travelers Cheques.

(iv) If applicable, insufficient funds fees, late fees and other fees.

American Express credit card accounts are billed on a cycle basis. Payments on the American Express credit card accounts are currently generally applied, in order of application, to balances in respect of finance charges and fees, cash advances and then purchases. American Express credit card holders are required to make a minimum payment each cycle. The minimum payment starts with the highest of (1) interest charged on the statement plus 1% of the new balance (excluding any overlimit amount, late fees and interest); or (2) $35. Then late fees, 1/24th of any overlimit amount, and any amounts past due are added, provided that the minimum payment will not exceed the new balance.

Pay Over Time Features. There is no annual fee or other fee imposed for Pay Over Time features, except for finance charges on Pay Over Time balances. The APR for Pay Over Time is a variable rate currently equal to the prime rate plus a margin of 14.99%. Charge card account holders with a Pay Over Time feature who violate certain payment terms may have a penalty APR, with a current margin of 23.99%, applied to their Pay Over Time balance. Pay Over Time balances are billed on a cycle basis at the same time as the Card Member’s charge card account. Currently, payments made on charge card accounts with a Pay Over Time feature are generally applied first, to past due Pay Over Time balances, second, to past due due-in-full balances, third, to current Pay Over Time minimum payments due, fourth, to current due-in-full balances, and finally, to Pay Over Time balances exceeding the Pay Over Time minimum due. Charge card account holders enrolled in a Pay Over Time feature are required to make a minimum payment of their Pay Over Time new balance each cycle, in addition to the due-in-full charge card balance. Provided that it will not exceed the Pay Over Time new balance, the Pay Over Time minimum due is equal to the sum of (1) any amount past due, and (2) the greater of (i) current billed finance charges plus 1% of the Pay Over Time new balance (excluding current billed finance charges), or (ii) $35.

Collection Efforts

Efforts to collect delinquent American Express credit card accounts and Sign & Travel/ Extended Payment Option accounts are made by the appropriate issuing bank, TRS and collection agencies and attorneys retained by such issuing bank. Under current practice, Centurion and FSB include a request for payment of overdue amounts on all billing statements upon delinquency. Each of Centurion and FSB uses its proprietary risk evaluation systems to determine the appropriate collection strategy. Account holders may be contacted by either a letter or a telephone call when the account becomes delinquent or sooner based on a number of factors, including the account holder’s tenure and the amount owed in relation to prior spending and payment behavior. An account is generally considered to be delinquent if the minimum payment specified in the account holder’s most recent billing statement is not received by the due date. If it is determined that the account holder is unable to pay the outstanding balance, the account is “pre-empted” — i.e., the card is cancelled, credit privileges are revoked, and more intensive collection action is initiated. For all other account holders, credit privileges are generally cancelled no later than 90 days from initial billing. If an account remains delinquent, it may be sent to collection agencies or attorney firms to continue collection efforts including letters, telephone calls, and legal action. Centurion and FSB, respectively, may enter into arrangements with account holders to extend or otherwise change payment schedules to maximize collections. Each of Centurion and FSB may sell its rights to certain collections to its affiliates, collection agencies, or debt buyers.

Generally, it is Centurion’s and FSB’s practices to cause the receivables in an account to be charged off no later than the date on which such account becomes seven contractual payments past due (i.e., approximately 180 days past the first due date), although charge-offs may be made earlier in some circumstances, such as confirmed bankruptcies. The credit evaluation, servicing, charge-off and collection practices of Centurion and FSB may change over time in accordance with its business judgment and applicable law.

Issuer Rate Fees

Centurion and FSB, in their capacities as issuers of American Express cards, receive certain fees (referred to in this prospectus and the accompanying prospectus supplement as “Issuer Rate Fees”), collected by the American Express network, in connection with account holder charges for merchandise and services. These Issuer Rate Fees are individually negotiated directly between Centurion or FSB, as applicable, and TRS, and may change from time to time. The amount of Issuer Rate Fees included in finance charge collections for each Monthly Period during calendar year 2013, as a percentage of total finance charge collections for each such Monthly Period (excluding collections of discount option receivables), ranged from a high of 41.61% to a low of 34.78%.

Issuer Rate Fees payable to Centurion and FSB will be allocated and sold to RFC III and RFC IV, respectively, for each month in an amount equal to the sum of:

•	the product of:

•	the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on credit accounts owned by Centurion or FSB, as applicable, multiplied by

•	a fraction,

•	the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and

•	the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by

•	new principal receivables that arose during such Monthly Period in the accounts that constitute credit accounts, plus

•	the product of:

•	the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on charge accounts or lines of credit owned by Centurion or FSB, as applicable, multiplied by

•	a fraction,

•	the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and

•	the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by

•	new principal receivables that arose during such Monthly Period in the accounts that constitute charge accounts or lines of credit.

This calculation represents an estimate of the actual Issuer Rate Fees payable to Centurion and FSB from time to time in respect of the receivables and may be greater or less than the actual amount of Issuer Rate Fees so payable. Each of Centurion and FSB will be required, pursuant to the terms of the related purchase agreement, to transfer to RFC III and RFC IV, respectively, and RFC III and RFC IV will in turn be required, pursuant to the terms of the pooling and servicing agreement, to transfer to the trust for the benefit of the certificateholders, these Issuer Rate Fees. Issuer Rate Fees, if any, will be included in collections of finance charge receivables pursuant to the pooling and servicing agreement for purposes of determining the amount of finance charge collections and allocating such collections and payments to the certificates. Issuer Rate Fees, if any, will also be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the trust applicable to any series of certificates.

RFC II, RFC III, RFC IV, Centurion, FSB and TRS

RFC II

RFC II, a depositor and transferor, was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by TRS. TRS is a wholly owned subsidiary of American Express Company, a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world. RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC II, nor RFC II’s board of directors, intends to change the business purpose of RFC II. Currently, RFC II does not transfer any receivables to the trust, but may resume such transfers in the future. RFC II’s executive offices are located at 200 Vesey Street, 31st Floor, Room 507B, New York, New York 10285-4405, and its telephone number is (212) 640-2357.

RFC III

RFC III, a depositor and transferor, was formed under the laws of the State of Delaware on March 11, 2004. Its sole member is Centurion. RFC III was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Centurion, as sole member of RFC III, nor RFC III’s board of directors, intends to change the business purpose of RFC III.

Since its formation, RFC III has been engaged in these activities solely as (i) the purchaser of receivables from Centurion pursuant to the related purchase agreement, (ii) a transferor of receivables to the issuing entity pursuant to the pooling and servicing agreement, (iii) the holder of the Transferors’ Interest in the issuing entity and (iv) a transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of certificates. RFC III may also act as a depositor for other master trusts or other securitization special purpose entities affiliated with Centurion, but has not done so to date.

A description of RFC III’s obligations as a transferor of the receivables to the trust can be found in “The Pooling and Servicing Agreement Generally — Conveyance of Receivables,” “— Representations and Warranties,” “— Addition of Accounts or Participation Interests” and “— Removal of Accounts” in this prospectus.

RFC III was initially capitalized by a cash contribution from Centurion. Pursuant to a revolving credit agreement, RFC III may borrow funds from Centurion for the sole purpose of purchasing receivables from Centurion under the related purchase agreement. Under the revolving credit agreement, payments from RFC III are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause RFC III to default under the pooling and servicing agreement.

RFC III’s executive offices are located at 4315 South 2700 West, Room 3020-3, 02-01-03, Salt Lake City, Utah 84184, and its telephone number is (801) 945-2550.

RFC IV

RFC IV, a depositor and transferor, was formed under the laws of the State of Delaware on March 11, 2004. Its sole member is FSB. RFC IV was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither FSB, as sole member of RFC IV, nor RFC IV’s board of directors, intends to change the business purpose of RFC IV.

Since its formation, RFC IV has been engaged in these activities solely as (i) the purchaser of receivables from FSB pursuant to the related purchase agreement, (ii) a transferor of receivables to the issuing entity pursuant to the pooling and servicing agreement, (iii) the holder of the Transferors’ Interest in the issuing entity and (iv) a transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of certificates.

RFC IV may also act as a depositor for other master trusts or other securitization special purpose entities affiliated with FSB, but has not done so to date.

A description of RFC IV’s obligations as a transferor of the receivables to the trust can be found in “The Pooling and Servicing Agreement Generally — Conveyance of Receivables,” “— Representations and Warranties,” “— Additions of Accounts or Participation Interests” and “— Removal of Accounts” in this prospectus.

RFC IV was initially capitalized by a cash contribution from FSB. Pursuant to a revolving credit agreement, RFC IV may borrow funds from FSB for the sole purpose of purchasing receivables from FSB under the related purchase agreement. Under the revolving credit agreement, payments from RFC IV are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause RFC IV to default under the pooling and servicing agreement.

RFC IV’s executive offices are located at 4315 South 2700 West, Room 1100, 02-01-46, Salt Lake City, Utah 84184, and its telephone number is (801)  945-2068.

Centurion

Centurion is a sponsor of the trust and, as such, organizes and initiates the asset-backed securities transactions of the trust. Centurion also is an account owner of certain consumer credit or charge card accounts or features, the receivables of which are included in the trust. See “Centurion’s and FSB’s Revolving Credit Businesses” in this prospectus. In addition, on behalf of TRS as servicer, Centurion performs limited servicing functions with respect to receivables in the trust. See “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus for a description of certain matters relating to the servicing functions provided by Centurion.

Centurion has been involved in the securitization of consumer credit card receivables since 1996, when it formed the trust. In addition, Centurion is an account owner of certain charge accounts, the receivables of which are included in the American Express Issuance Trust II, which securitizes consumer and small business charge receivables. The American Express Issuance Trust II was formed in 2012, but Centurion has been involved in the securitization of charge receivables since 1998, first in connection with the American Express Master Trust and then in connection with the American Express Issuance Trust.

Centurion is an industrial loan bank incorporated under Utah laws in 1987. It received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184, and its telephone number is (801) 945-2000. Centurion is a wholly-owned subsidiary of TRS.

Centurion is the surviving company of a 1996 merger with an affiliated bank which was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank with respect to the accounts owned by it.

FSB

FSB is a sponsor of the trust and, as such, organizes and initiates the asset-backed securities transactions of the trust. FSB also is an account owner of certain consumer credit or charge card accounts or features, the receivables of which are included in the trust. See “Centurion’s and FSB’s Revolving Credit Businesses” in this prospectus. In addition, on behalf of TRS as servicer, FSB performs limited servicing functions with respect to receivables in the trust. See “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus for a description of certain matters relating to the servicing functions provided by FSB.

FSB has been involved in the securitization of consumer credit card receivables since 2004, when it was added as an account owner. In addition, FSB is an account owner of certain charge accounts, the receivables of which are included in the American Express Issuance Trust II, which securitizes consumer and small business charge receivables. Centurion had previously been involved in the securitization of charge receivables in connection with the American Express Issuance Trust, which was formed in 2005.

FSB was chartered by the OTS under the laws of the United States of America as a federal savings bank in 2000 and received FDIC insurance in 2000. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184, and its telephone number is (801) 945-3000. FSB is a wholly-owned subsidiary of TRS.

In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express Financial Corporation to TRS, relocate its headquarters from Minneapolis, Minnesota to Salt Lake City, Utah, and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products and a transactional website. The implementation of the changes to FSB’s business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts from Centurion to FSB.

Pursuant to the Dodd-Frank Act, the responsibility and authority of the OTS to supervise federal savings associations, including FSB, was transferred to the OCC in July 2011.

TRS

TRS, a company incorporated under the laws of the State of New York on May 3, 1982, is a wholly owned subsidiary of American Express Company and the direct parent company of Centurion, FSB, RFC II and Credco. TRS, directly or through its subsidiaries, provides a variety of products and services, including the charge card accounts, consumer loans, American Express® Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. TRS’ principal office is located at 200 Vesey Street, New York, New York 10285-4405, and its telephone number is (212) 640-2000.

Bank Holding Company Status

American Express Company and TRS are bank holding companies under the Bank Holding Company Act of 1956 (“BHC Act”) and have elected to be treated as financial holding companies under the BHC Act. As bank holding companies under the BHC Act, American Express Company and TRS are subject to supervision and examination by the Board of Governors of the Federal Reserve System.

Merger or Consolidation of a Transferor or the Servicer

The pooling and servicing agreement provides that a transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

(i) the surviving entity is organized under the laws of the United States of America, any state thereof or the District of Columbia;

(ii) the surviving entity, the transferors and the trustee shall have entered into a supplement to the pooling and servicing agreement providing for the entity’s assumption of the applicable transferor’s obligations under the pooling and servicing agreement;

(iii) the applicable transferor shall have delivered to the trustee:

(a) an officer’s certificate and an opinion of counsel regarding the enforceability of such assumption agreement against the surviving entity; and

(b) a Tax Opinion;

(iv) all filings required to perfect the trustee’s interest in the receivables to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the trustee;

(v) the trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the pooling and servicing agreement; and

(vi) if the surviving entity is not subject to Title 11 of the United States Code, the applicable transferor shall have delivered notice to each Rating Agency of the assumption of such transferor’s obligations by the surviving entity. If the surviving entity is subject to Title 11 of the United States Code, the applicable transferor shall have delivered the notice described above and the transferors shall have received notice that the Rating Agency Condition has been satisfied.

Assumption of obligations by entities subject to Title 11 of the United States Code in accordance with the provisions described above may alter or increase certain insolvency risks described under “Risk Factors — The conservatorship, receivership, bankruptcy, or insolvency of Centurion, FSB, TRS, a transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you” in this prospectus.

Under the pooling and servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:

(i) the surviving entity is an eligible servicer under the pooling and servicing agreement;

(ii) the surviving entity is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and

(iii) in a supplement to the pooling and servicing agreement, the surviving entity expressly assumes the servicer’s obligations under such agreement.

Assumption of a Transferor’s Obligations

The pooling and servicing agreement permits a transfer of all or a portion of a transferor’s credit or charge accounts and the receivables arising thereunder. This transfer may include all (but not less than all) of the accounts and may also include such transferor’s remaining interest in the receivables arising thereunder, its interest in participations in receivables and its interest in the trust, together with all servicing functions and other obligations under the pooling and servicing agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with that transferor. Pursuant to the pooling and servicing agreement, each transferor is permitted to assign, convey, and transfer these assets and obligations to such other entity, without the consent or approval or any certificateholders, if the following conditions, among others, are satisfied:

(i) the assuming entity is organized under the laws of the United States of America, any state thereof or the District of Columbia;

(ii) the assuming entity, the transferors and the trustee shall have entered into a supplement to the pooling and servicing agreement or an assumption agreement providing for the entity’s assumption of the applicable transferor’s obligations under the pooling and servicing agreement;

(iii) the applicable transferor shall have delivered to the trustee:

(a) an officer’s certificate and an opinion of counsel regarding the enforceability of such assumption agreement against the assuming entity; and

(b) a Tax Opinion;

(iv) all filings required to perfect the trustee’s interest in the receivables to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the trustee;

(v) the trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the pooling and servicing agreement; and

(vi) if the assuming entity is not subject to Title 11 of the United States Code, the applicable transferor shall have delivered notice to each Rating Agency of the assumption of such transferor’s obligations by the surviving entity. If the assuming entity is subject to Title 11 of the United States Code, the applicable transferor shall have delivered the notice described above and the transferors shall have received notice that the Rating Agency Condition has been satisfied.

The pooling and servicing agreement provides that the transferors, the surviving entity and the trustee may enter into amendments to that agreement to permit the transfer and assumption described above without the consent of any certificateholders. After any permitted transfer and assumption, the assuming entity will be considered to be a “transferor” for all purposes hereof, and the applicable transferor will have no further liability or obligation under the pooling and servicing agreement. Assumption of obligations by entities subject to Title 11 of the United States Code in accordance with the provisions described above may alter or increase certain insolvency risks described under “Risk Factors — The conservatorship, receivership, bankruptcy, or insolvency of Centurion, FSB, TRS, a transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you” in this prospectus.

The Accounts

The receivables have arisen or will arise in certain revolving credit accounts that have been selected from the Total Portfolio, in each case, on the basis of criteria set forth in the purchase agreements and the pooling and servicing agreement. An account in the Total Portfolio must be an Eligible Account to be selected for inclusion in the portfolio of accounts, the receivables of which will be owned by the trust. The accounts include and may include all related accounts that satisfy certain conditions set forth in the pooling and servicing agreement or are originated as a result of (a) a credit or charge card being lost or stolen or (b) the conversion of an account into another type of Eligible Account.

Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as accounts provided that the amount of principal receivables in any such account is deemed to be zero for purposes of all allocations under the pooling and servicing agreement.

Pursuant to the pooling and servicing agreement, in certain circumstances, the transferors will be obligated (subject to certain limitations and conditions) to designate, from time to time, eligible accounts to be included as accounts, the receivables of which will ultimately be conveyed to the trust. None of the transferors owns accounts. If any transferor is required to designate accounts to the trust, it may give notice of the required addition directly or indirectly, as the case may be, to Centurion or FSB, as applicable. Under the applicable purchase agreement, Centurion or FSB will be obligated to designate accounts as requested. In addition, Centurion or FSB, as applicable, may, with the consent of the applicable transferor designate accounts and sell the receivables in those accounts to such transferor. See “The Purchase Agreements” in this prospectus. Such accounts designated for the trust must meet the eligibility criteria set forth in the purchase agreements and the pooling and servicing agreement as of the applicable selection date. Under the pooling and servicing agreement, each transferor also has the right to convey participation interests to the trust subject to the conditions described in the pooling and servicing agreement. See “The Pooling and Servicing Agreement Generally — Additions of Accounts or Participation Interests” in this prospectus for a more detailed discussion of the circumstances and manner in which the receivables arising in Additional Accounts or participation interests will be conveyed to the trust.

As of each date with respect to which any transferor transfers any receivables arising in Additional Accounts or participation interests, such transferor will represent and warrant to the trust that such receivables or participation interests, if any, meet the eligibility requirements set forth in the purchase agreements and the pooling and servicing agreement. See “The Pooling and Servicing Agreement Generally — Conveyance of Receivables” in this prospectus. The eligibility of accounts is assessed only on the applicable selection date, while the eligibility of receivables is assessed only on the applicable selection date (in the case of receivables then existing in Additional Accounts on such date) or as of the date of creation (in the case of new receivables arising in an account). Accordingly, there can be no assurance that all of such accounts, receivables and participation interests will continue to meet the eligibility requirements as of any subsequent date, including any subsequent series closing date.

Subject to certain limitations and restrictions, the transferors may also designate certain accounts or participation interests, if any, for removal from the trust, in which case such participation interests or the receivables of the removed accounts will be reassigned to the transferors. Throughout the term of the trust, the receivables in the trust will consist of receivables generated under the accounts (including Additional Accounts) and participation interests, if any. Such receivables will not include the receivables generated under removed accounts or removed participation interests.

Centurion and FSB transfer to RFC III and RFC IV, respectively, and RFC III and RFC IV in turn transfer to the trust, the Issuer Rate Fees. Pursuant to the pooling and servicing agreement, these Issuer Rate Fees are treated as collections of finance charge receivables. See “Centurion’s and FSB’s Revolving Credit Businesses — Issuer Rate Fees” above.

Description of the Certificates

General

The certificates will be issued from time to time pursuant to the pooling and servicing agreement and a related supplement substantially in the forms filed as exhibits to the registration statement of which this prospectus is a part. The trustee will provide a copy of the pooling and servicing agreement and the related supplement (without exhibits or schedules) to certificateholders on written request. The following summary describes certain terms of the pooling and servicing agreement and the related supplement and is qualified in its entirety by reference to the pooling and servicing agreement and the related supplement.

The certificates will evidence undivided beneficial interests in the trust assets allocated to such certificates, representing the right to receive from such trust assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below. Unless otherwise stated in the related prospectus supplement, the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form.

Payments of interest and principal will be made on each related interest payment date to the certificateholders in whose names the certificates were registered on the last day of the calendar month preceding such interest payment date, known as the record date, unless otherwise specified in the related prospectus supplement.

Book-Entry Registration

The certificates offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form. This means that, except in the limited circumstances described in “— Definitive Certificates” below, purchasers of certificates will not be entitled to have the certificates registered in their names. Furthermore, these purchasers will not be entitled to receive physical delivery of the certificates in definitive paper form. Instead, upon issuance, all the certificates of a class will be represented by one or more fully registered permanent global certificates, without interest coupons.

Each global certificate will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global certificate representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for purposes of the pooling and servicing agreement.

The registration of the global certificates in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their certificates in definitive form. These laws may impair the ability to own or transfer book entry certificates.

Purchasers of certificates in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for its customers with DTC or its nominee — or otherwise indirectly through a participant in DTC. Purchasers of certificates in Europe may hold interests in the global certificates through Clearstream, Luxembourg or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global certificates, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the certificates are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the certificates through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry certificate will hold its certificate indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The trust, the trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining supervising or reviewing DTC’s records or any participant’s records relating to book-entry certificates. The trust, the trustee and their agents also will not be responsible or liable for payments made on account of the book-entry certificates.

Until definitive certificates are issued to the beneficial owners as described under “— Definitive Certificates” in this prospectus, all references to “holders” of certificates means DTC. The trust, the trustee and any paying agent or transfer agent and registrar may treat DTC as the absolute owner of the certificates for all purposes.

Beneficial owners of book-entry certificates should realize that the trust will make all distributions of principal and interest on the certificates to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the certificates. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of certificates under the pooling and servicing agreement, each person owning a beneficial interest in the certificates must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the trust that it will take actions under the pooling and servicing agreement only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry certificates should also realize that book-entry certificates may be more difficult to pledge because of the lack of a physical certificate. Beneficial owners may also experience delays in receiving distributions on their certificates since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic bookentry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank, S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Certificates

The trust will make distributions of principal of and interest on book-entry certificates to DTC. These payments will be made in immediately available funds by the trust’s paying agent, The Bank of New York Mellon, at the office of the paying agent in New York City that the trust designates for that purpose.

In the case of principal payments, the global certificates must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global certificate, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global certificate as shown on the records of DTC. Payments by participants to beneficial owners of book-entry certificates will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distribution on book-entry certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive certificates are issued, distributions of principal of and interest on definitive certificates will be made directly to the holders of the definitive certificates in whose names the definitive certificates were registered at the close of business on the related Record Date.

Global Clearance and Settlement Procedures

Initial settlement for the certificates will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Such secondary market trading will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to certificates in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the certificates settled during processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg customers on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of certificates by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Certificates

Beneficial owners of book-entry certificates may exchange those certificates for definitive certificates registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global certificates or ceases to be a registered “clearing agency” and the trust is unable to find a qualified replacement for DTC;

•	the transferors, at their option, elect to terminate the book-entry system through DTC; or

•	after the occurrence of a servicer default, certificate owners evidencing not less than 50% of the unpaid outstanding principal amount of the certificates advise the trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those certificate owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive certificates are available. The appropriate global certificate will then be exchangeable in whole for definitive certificates in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive certificates will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the certificates. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive certificates will be recognized as the “holders” of the certificates under the pooling and servicing agreement.

Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with that registration.

Interest

Interest will accrue on the certificates of a series or class offered hereby at the per year rate either specified in or determined in the manner specified in the related prospectus supplement. If the prospectus supplement for a series of certificates so provides, the interest rate and interest payment dates applicable to each certificate of that series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices as described in the prospectus supplement for such series. Except as otherwise provided in this prospectus or in the related prospectus supplement, collections of finance charge receivables and certain other amounts allocable to the series offered hereby will be used to make interest payments to certificateholders of such series on each interest payment date specified in the related prospectus supplement; provided that if an Early Amortization Period or Early Accumulation Period begins for such series, interest will thereafter be distributed to such certificateholders monthly on each Special Payment Date.

If the interest payment dates for a series or class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such class) may be deposited in one or more interest funding accounts and used to make interest payments to certificateholders of such series or class on the following interest payment date. If a series has more than one class of certificates, each such class may have a separate interest funding account. Funds on deposit in an interest funding account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an interest funding account will be paid to, or at the direction of, the transferors except as otherwise specified in any supplement. Interest with respect to the certificates of each series offered hereby will accrue and be calculated on the basis described in the related prospectus supplement.

Principal

The method for payment of principal for each series of certificates offered by this prospectus will be described in the prospectus supplement for that series. Generally, the principal for a series will be scheduled to be paid either (a) in full on an expected date specified in the related prospectus supplement, in which case such series will have a Controlled Accumulation Period as described below or (b) in installments commencing on a date specified in the related prospectus supplement, in which case such series generally will have a Controlled Amortization Period as described below. If a series has more than one class of certificates, each class may have a different method of paying principal, a different expected final payment date or a different principal commencement date. The payment of principal on the certificates of a series or class may begin earlier than the applicable expected final payment date or principal commencement date, and the final principal payment with respect to the certificates of a series or class may be made later than the applicable expected final payment date or other expected date, if a Pay-Out Event or Reinvestment Event occurs with respect to such series or class. See “Risk Factors — Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected” in this prospectus for a description of factors that may affect the timing of principal payments on certificates.

The certificates of each series will have a Revolving Period. During the Revolving Period, collections of principal receivables and certain other amounts otherwise allocable to the invested amount of that series will:

•	if that series is a principal sharing series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the certificateholders of other series in the same group; or

•	if that series is not a principal sharing series, be paid to the holders of the Transferor Certificates or deposited into the Special Funding Account, as more fully described in the related prospectus supplement.

The certificates of any series may have a Controlled Accumulation Period. During the Controlled Accumulation Period for a series, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be deposited on each Distribution Date in a principal funding account established for the benefit of the certificateholders of that series and used to make principal distributions to the certificateholders of that series when due on the expected final payment date. The amount to be deposited in a principal funding account for any series on any Distribution Date may, but will not necessarily, be limited to a controlled accumulation amount specified in the related prospectus supplement. If a series has more than one class of certificates that has a Controlled Accumulation Period, each class may have a separate principal funding account and controlled accumulation amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to deposits of principal into the principal funding accounts.

The certificates of any series may have a Controlled Amortization Period. During the Controlled Amortization Period for a series, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be used on each Distribution Date to make principal distributions to any class of certificateholders then scheduled to receive those distributions. The amount to be distributed on any Distribution Date to certificateholders of any series offered by this prospectus may, but will not necessarily, be limited to a controlled amortization amount specified in the related prospectus supplement plus any existing controlled amortization amounts arising from prior Distribution Dates. If a series has more than one class of certificates that has a Controlled Amortization Period, each class may have a separate controlled amortization amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to such distributions.

If so specified and under the conditions set forth in the related prospectus supplement for a series having a Controlled Accumulation Period, the certificates of that series may have an Early Accumulation Period. During the Early Accumulation Period for a series, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be deposited on each Distribution Date in a principal funding account and used to make distributions of principal to the certificateholders of that series on the expected final payment date. See “Series Provisions — Pay-Out Events” in the accompanying prospectus supplement for a discussion of the events that might lead to the commencement of the Early Accumulation Period for a series.

The certificates of any series may have an Early Amortization Period. During the Early Amortization Period, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be distributed monthly as principal payments to the applicable certificateholders, beginning with the first Special Payment Date. During the Early Amortization Period for a series, distributions of principal to certificateholders of that series will not be limited to any controlled accumulation amount or controlled amortization amount. In addition, upon the start of the Early Amortization Period for a series, any funds on deposit in a principal funding account for that series will be paid to the certificateholders of the relevant class or series on the first Special Payment Date. See “Series Provisions — Pay-Out Events” in the accompanying prospectus supplement for a discussion of the events that might lead to the commencement of the Early Amortization Period for a series.

Funds on deposit in any principal funding account established for a class or series offered by this prospectus may be invested in Eligible Investments, as described further in the related prospectus supplement, and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a class of certificates at the end of a Controlled Accumulation Period or Early Accumulation Period with respect thereto, such class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant prospectus supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the certificates on a certain date.

Pay-Out Events and Reinvestment Events

The Revolving Period for a series will continue until the start of the Controlled Amortization Period or the Controlled Accumulation Period, unless a Pay-Out Event or Reinvestment Event occurs.

A Pay-Out Event may include, but is not required to include and is not limited to:

•	certain events of bankruptcy, insolvency, liquidation, receivership, or conservatorship relating to a transferor or holder of the original transferor certificate;

•	the trust becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	a transferor’s failure to make any payment or deposit on the date required in the pooling and servicing agreement (or within the applicable grace period);

•	the breach of certain other covenants, representations or warranties contained in the pooling and servicing agreement, after any applicable notice and cure period (and, if so specified in the related supplement, only to the extent that such breach has a material adverse effect on the related certificateholders);

•	the failure by the transferors to convey receivables under Additional Accounts to the trust when required by the pooling and servicing agreement;

•	a reduction in the series adjusted portfolio yield below the rates, and for the period, specified in the related prospectus supplement; and

•	the occurrence of any Servicer Default which would have an Adverse Effect.

An Early Amortization Period for a series will begin on the day on which a Pay-Out Event occurs or is deemed to occur. Monthly distributions of principal to the certificateholders of that series will begin on the Special Payment Date in the Monthly Period following the Monthly Period in which such Pay-Out Event occurred. Any amounts then on deposit in a principal funding account or an interest funding account for that series will be distributed on that first Special Payment Date to the relevant certificateholders. If a series has more than one class of certificates, each class may have different Pay-Out Events which, in the case of any series of certificates offered by this prospectus, will be described in the related prospectus supplement.

A particular series may have no Pay-Out Events or only limited Pay-Out Events, but may have Reinvestment Events. A Reinvestment Event may include all or some of the events that constitute Pay-Out Events for other series. The Early Accumulation Period for a series will begin on the day on which a Reinvestment Event occurs or is deemed to have occurred. If a series has more than one class of certificates, each class may have different Reinvestment Events (or may only have Pay-Out Events) which, in the case of any series of certificates offered by this prospectus, will be described in the related prospectus supplement.

In addition to the consequences of a Pay-Out Event or Reinvestment Event discussed above, if an insolvency event occurs, the transferors immediately will stop transferring principal receivables to the trust. They also will promptly notify the trustee of the insolvency event. So long as any series issued prior to April 16, 2004 is outstanding, within 15 days of the insolvency event, the trustee will publish a notice of the occurrence of such event stating that the trustee intends to sell, dispose of or otherwise liquidate the receivables unless instructions otherwise are received within a specified period from holders of more than 50% of the invested amount of each series of certificates issued and outstanding (or, for any series with two or more classes of certificates, 50% of the invested amount of each class, which may include a collateral invested amount) to the effect that such persons disapprove of the liquidation of receivables. The trustee will use its best efforts to sell, dispose of or otherwise liquidate the receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the trustee. The proceeds from the sale, disposition or liquidation or the receivables will be treated as collections on the receivables and applied as provided above and in each prospectus supplement.

An “insolvency event” shall occur if any transferor or other holder of the original transferor certificate shall consent to or fail to object to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such transferor or other holder or of or relating to all or substantially all of such transferor’s or other holder’s property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against such transferor or other holder a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of such transferor’s or other holder’s affairs; or any such transferor or other holder shall admit in writing its inability, or shall be unable, to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted against such transferor or other holder by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such person in an involuntary case under any bankruptcy, insolvency, reorganization or liquidation statute, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of such transferor or other holder or for any substantial part of such transferor’s or other holder’s property, or for the liquidation and winding up of such transferor’s or other holder’s affairs and, if instituted against such transferor or other holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

If the only Pay-Out Event or Reinvestment Event to occur with respect to any series is the bankruptcy, insolvency, liquidation receivership or conservatorship of a transferor, the trustee may not be permitted to suspend transfers of receivables to the trust, and the instructions to sell the receivables may not be given effect.

Servicing Compensation and Payment of Expenses

The servicer’s compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a Servicing Fee payable monthly. The share of the Servicing Fee allocable to each series of certificates on any Distribution Date generally will be equal to one-twelfth of the product of:

(i)	the applicable servicing fee percentage for that series; and

(ii)	the invested amount of that series for the related Monthly Period.

The Servicing Fee will be allocated among the transferors’ interest, certificateholders of that series and, if any, the holder of the collateral interest of that series.

The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee, paying agent, transfer agent and registrar and independent accountants.

The Pooling and Servicing Agreement Generally

Conveyance of Receivables

On the first series closing date:

•	Credco sold and assigned to RFC II, for sale and assignment by RFC II to the trust, Credco’s interest in all receivables in the accounts existing at the applicable cut-off date, all Recoveries allocable to the trust, and the proceeds of all of the foregoing, and

•	the transferors at the time assigned to the trust their respective interests in the receivables in the accounts existing at the applicable cut-off date, all receivables thereafter created from time to time under the accounts, all Recoveries allocable to the trust and the proceeds of all of the foregoing.

From time to time, RFC III and RFC IV may assign to the trust the receivables in designated Additional Accounts existing at the close of business on the applicable cut-off-date. To the extent that Credco or any of its affiliates owns any receivables arising in any designated Additional Accounts, it may assign those receivables to RFC II, and RFC II may then assign those receivables to the trust. In addition, each of RFC II, RFC III and RFC IV may assign to the trust its interest in participations, all insurance proceeds, all Recoveries allocable to the trust, and the proceeds of all of the foregoing.

Representations and Warranties

Under the pooling and servicing agreement, RFC II, RFC III and RFC IV make representations and warranties to the trust about the receivables, to the effect, among other things, that:

(i) as of each applicable selection date, each account was an Eligible Account;

(ii) as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable; and

(iii) as of the date of creation of any new receivable, such receivable is an Eligible Receivable.

If a transferor materially breaches any representation and warranty described in this paragraph, and such breach remains uncured for 60 days (or such longer period as to which the servicer and the trustee agree) after the earlier to occur of the discovery of the breach by such transferor and receipt of written notice of the breach by such transferor, and the breach has a material adverse effect on the certificateholders’ interest in such receivable, all of the Ineligible Receivables will be reassigned to such transferor on the terms and conditions set forth below. In such case, the account will no longer be included as an account in the trust portfolio.

An Ineligible Receivable will be reassigned to the related transferor on or before the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of principal receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, such transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount.

The reassignment of any Ineligible Receivable to the related transferor, and the obligation of such transferor to make deposits into the Special Funding Account as described in the preceding paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs with respect to such receivable available to the certificateholders or the trustee on behalf of the certificateholders.

Each transferor will also make representations and warranties to the trust to the effect, among other things, that, as of each series closing date:

(i) it is a corporation or a limited liability company, as applicable;

(ii) it has the authority to consummate the transactions contemplated by the pooling and servicing agreement and each supplement; and

(iii) the pooling and servicing agreement and each supplement constitute:

(a) a valid, binding and enforceable agreement of such transferor and

(b) a valid sale, transfer and assignment to the trust of all right, title and interest of such transferor in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in recoveries or the grant of a first-priority perfected security interest under the applicable UCC in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in Recoveries, which is effective as to each receivable then existing on such date.

In the event of a material breach of any of the representations and warranties described in the above paragraphs that has a material adverse effect on the certificateholders’ interest in the receivables or the availability of the proceeds thereof to the trust (which determination will be made without regard to whether funds are then available pursuant to any series enhancement), either the trustee or certificateholders holding certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding certificates, by written notice to the transferors and the servicer (and to the trustee if given by the certificateholders), may direct the related transferor to accept the reassignment of the receivables in the trust within 60 days of such notice, or within such longer period specified in such notice. Such transferor will be obligated to accept the reassignment of such receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

(i) at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects, and

(ii) any material adverse effect caused by such breach shall have been cured.

The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each series in the related supplement. The payment of such reassignment price in immediately available funds will be considered a payment in full of the certificateholders’ interest and such funds will be distributed upon presentation and surrender of the certificates. If the trustee or certificateholders give a notice as provided above, the obligation of the related transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the trustee on behalf of certificateholders. See “Description of the Purchase Agreements — Representations and Warranties” in this prospectus.

On each series closing date, the trustee will authenticate and deliver one or more certificates representing the series or class of certificates, in each case against payment to the transferors of the net proceeds of the sale of the certificates. In the case of the first series closing date, the trustee delivered the transferor certificate, representing the transferors’ interest.

In connection with each transfer of receivables to the trust, the computer records relating to such receivables will be marked to indicate that those receivables have been conveyed to the trust. In addition, the trustee will be provided with a computer file or a microfiche list containing a true and complete list showing for each account, as of the applicable cut-off date:

(i) its account number and

(ii) except in the case of new accounts and the list delivered on the substitution date, the aggregate amount of receivables in such account.

The transferors, Centurion, FSB and Credco will retain and will not deliver to the trustee any other records or agreements relating to the accounts or the receivables, as applicable. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or the trust. Each transferor has filed and is required to file UCC financing statements for the transfer of the receivables to the trust meeting the requirements of applicable state law. See “Certain Legal Aspects of the Receivables” in this prospectus.

It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, the compliance by Credco, Centurion, FSB and the transferors of their respective representations and warranties or for any other purpose. In addition, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling and servicing agreement, any supplement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and certain other components of the trust.

The Transferor Certificates; Additional Transferors

The pooling and servicing agreement provides that the transferors may exchange a portion of the original transferor certificate for a Supplemental Certificate for transfer or assignment to a person designated by the transferors upon the execution and delivery of a supplement to the pooling and servicing agreement (which supplement shall be subject to the amendment section of the pooling and servicing agreement to the extent that it amends any of the terms of the pooling and servicing agreement; see “— Amendments”); provided that prior to such transfer or assignment:

(a) the Rating Agency Condition is satisfied,

(b) each transferor shall have delivered to the trustee an officer’s certificate to the effect that such transferor reasonably believes that such transfer or assignment will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect,

(c) the transferors shall have delivered to the trustee a Tax Opinion with respect to such transfer or assignment,

(d) the aggregate amount of principal receivables in the trust as of the date of such transfer or assignment will be greater than the Required Minimum Principal Balance as of such date, and

(e) the transferors or other holders of the original transferor certificate as of the date of such transfer or assignment shall have a remaining interest in the trust of not less than, in the aggregate, 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account, the principal funding account and any other similar account.

The primary purpose for such a transfer would be to convey an interest in the original transferor certificate to another person. Any transfer or assignment of a Supplemental Certificate is subject to the condition set forth in (c) above.

If an affiliate of the transferors owns Eligible Accounts, the receivables of which are eligible for transfer to the trust, the transferors may wish to designate such affiliate to be included as a “transferor” under the pooling and servicing agreement (by means of an amendment to the pooling and servicing agreement that will not require the consent of any certificateholder; see “—Amendments” below). In connection with the designation of an additional transferor, the transferors will surrender the transferor certificate to the trustee in exchange for a newly issued transferor certificate modified to reflect such additional transferor’s interest in the Transferors’ Interest; provided, however, that:

(i) the conditions set forth in clauses (a), (c) and (e) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and transfer, and

(ii) any applicable conditions described in “— Additions of Accounts or Participation Interests” below shall have been satisfied with respect to the transfer of receivables or participation interests by any additional transferor to the trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as a transferor, and each additional transferor generally will have the same obligations and rights as a transferor described herein.

Additions of Accounts or Participation Interests

Under the pooling and servicing agreement, the transferors (without independent verification of their authority) may designate from time to time Additional Accounts to be included as accounts in the trust. Subject only to the eligibility requirements in the purchase agreements and the pooling and servicing agreement and applicable regulatory guidelines, the account owners have the discretion to select the accounts from the Total Portfolio for addition to the trust portfolio. In connection with any such designation, the transferors will convey to the trust all of their respective interests in all receivables arising from those Additional Accounts. The conveyance by any transferor is subject to the following conditions, among others:

•	each such Additional Account must be an Eligible Account, and

•	except for the addition of new accounts,

(a) the selection of the Additional Accounts is done in a manner which the relevant transferor reasonably believes will not result in an Adverse Effect, and

(b) the Rating Agency Condition will have been satisfied.

The transferors will be obligated to designate Additional Accounts (to the extent available) if the aggregate amount of principal receivables in the trust at the end of any Monthly Period is less than the Required Minimum

Principal Balance as of the end of that Monthly Period. Instead of adding Additional Accounts, the transferors may convey participation interests to the trust.

Any Additional Accounts designated to the trust will be selected from accounts owned by Centurion or FSB. Therefore, if Additional Accounts are to be designated, a transferor shall, under the applicable purchase agreement, request that Centurion or FSB, as applicable, designate accounts which qualify as Eligible Accounts to such transferor. Such transferor will then designate such accounts to the trust.

Each Additional Account must be an Eligible Account as of the applicable selection date. Because Additional Accounts or participation interests may be created after the initial selection date and may not have been a part of Centurion’s portfolio of accounts as of the initial selection date, they may not be of the same credit quality as the initial accounts. The Additional Accounts or participation interests may have been originated at a later date using credit, origination or underwriting criteria different from those which were applied to the initial accounts. Furthermore, they may have been acquired from another revolving credit issuer or entity that had different credit, origination or underwriting criteria. Consequently, the performance of such Additional Accounts or participation interests may be better or worse than the performance of the initial accounts.

Removal of Accounts

On any day of any Monthly Period, the transferors (without independent verification of their authority) may, but shall not be obligated to, acquire all receivables and proceeds thereof with respect to removed accounts and participation interests. The removal could occur for a number of reasons, including a determination by the transferors that the trust contains more receivables than the transferors are obligated to retain in the trust under the pooling and servicing agreement and any applicable supplements and a determination that the transferors do not desire to obtain additional financing through the trust at such time.

The transferors are permitted to designate and require reassignment of the receivables from removed accounts and participation interests upon satisfaction of the conditions listed in the pooling and servicing agreement, including:

•	delivery by the transferors to the trustee of a computer file or microfiche list containing a true and complete list of all removed accounts, such accounts to be identified by, among other things, account number and their aggregate amount of receivables;

•	the delivery by each transferor to the trustee of an officer’s certificate to the effect that, in the reasonable belief of such transferor,

(i) no selection procedure believed by such transferor to be materially adverse to, or materially beneficial to, the interests of the certificateholders or such transferor was utilized in removing the removed accounts from among any pool of accounts of a similar type,

(ii) such removal will not have an Adverse Effect, and

(iii) such removal will not result in the occurrence of a Pay-Out Event or a Reinvestment Event;

•	at least eight Business Days prior to the removal, the transferors shall have delivered written notice of the removal to each Rating Agency and the trustee; and

•	the Rating Agency Condition shall have been satisfied with respect to such removal.

In addition, the transferors’ designation of any account as a removed account shall be random, unless the removed accounts are accounts (i) originated or acquired under a specific affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program which is co-owned, operated or promoted, provided that such agreement has terminated in accordance with the terms therein or (ii) being removed due to other circumstances caused by requirements of agreements in which the right to such removed accounts or control thereof is determined by a party or parties to such agreements other than the transferors, any affiliate of the transferors or any agent of the transferors.

Discount Option

The pooling and servicing agreement provides that the transferors may at any time and from time to time designate a fixed or variable percentage, known as the discount percentage, of the amount of principal receivables existing and arising in all or any specified portion of the accounts on and after the date such designation becomes effective to be treated as finance charge receivables, which will be called discount option receivables. Although there can be no assurance that the transferors will do so, such designation may occur because the transferors determine that the exercise of the discount option is needed to provide a sufficient yield on the receivables to cover interest and other amounts due and payable from collections of finance charge receivables or to avoid the occurrence of a Pay-Out Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of accounts in the trust, if the related supplement provides for such a Pay-Out Event or Reinvestment Event. The existence of discount option receivables will result in an increase in the amount of collections of finance charge receivables, a reduction in the balance of principal receivables outstanding and a reduction in the Transferor Amount.

After any such designation, pursuant to the pooling and servicing agreement, the transferors may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the percentage of receivables subject to such designation. The transferors must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any provider of Series Enhancement of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

•	each transferor delivers to the trustee and certain providers of series enhancement a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any series,

•	the Rating Agency Condition is satisfied with respect to such designation or increase, reduction or withdrawal, and

•	only in the case of a reduction or withdrawal of the discount percentage, the transferors will have:

(i) delivered to the trustee an opinion of counsel to the effect that such reduction of the percentage of discount option receivables will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at the time of their issuance and

(ii) in certain circumstances, obtained the prior written consent of each provider of series enhancement entitled to consent thereto.

On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of:

•	the discount percentage then in effect, and

•	collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be principal receivables,

will be deemed collections of finance charge receivables and will be applied accordingly, unless otherwise provided in the related prospectus supplement.

On the first series closing date, the transferors at the time designated an initial discount percentage equal to 2.0%. As of the close of business on March 26, 2004, the transferors reduced the discount percentage to 0.0%. As of the close of business on the last day of the May 2009 Monthly Period the transferors designated a discount percentage equal to (i) 6.0% during the June 2009 Monthly Period, (ii) 3.0% during the July 2009 Monthly Period, (iii) 2.0% starting in the August 2009 Monthly Period and continuing through the last day of the January 2010 Monthly Period, and (iv) 1.0% starting in the February 2010 Monthly Period and continuing through the last day of the July 2010 Monthly Period, at which time it was reduced to 0.0%. Any increase, reduction or withdrawal of such discount percentage will be made in accordance with the conditions described in the preceding paragraphs.

Premium Option

The pooling and servicing agreement provides that the transferors may at any time and from time to time designate a specified fixed or variable percentage, known as the premium percentage, of the amount of finance charge receivables existing arising in all or any specified portion of the accounts existing on and after the date such designation becomes effective to be treated as principal receivables, which will be called premium receivables. Although there can be no assurance that the transferors will exercise the option to designate premium receivables, the transferors may do so if, among other things, the transferors determine that the exercise of such option is needed to cover shortfalls of the principal receivables available to make scheduled principal payments on the certificates or scheduled deposits into the principal funding account, as applicable, or to avoid the occurrence of a Pay-Out Event or a Reinvestment Event relating to the existence of such shortfalls. Any such designation would result in an increase in the amount of collections of principal receivables and a lower yield on the portfolio with respect to collections of finance charge receivables than would otherwise occur.

After any such designation, pursuant to the pooling and servicing agreement, the transferors may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the premium percentage. The transferors must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any provider of series enhancement of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

•	each transferor delivers to the trustee and certain providers of series enhancement a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any series,

•	the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal,

•	in the case of a designation or increase of the premium percentage, the transferors will have delivered to the trustee an opinion of counsel to the effect that such designation or increase of the premium percentage will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at their time of issuance, and

•	in certain circumstances, the transferors will have obtained the prior written consent of each provider of series enhancement entitled to consent thereto.

On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of:

•	the premium percentage then in effect, and

•	collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be finance charge receivables, will be deemed collections of principal receivables and will be applied accordingly, unless otherwise provided in the related supplement.

Indemnification

The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer’s actions or omissions with respect to the trust pursuant to the pooling and servicing agreement.

Under the pooling and servicing agreement, each transferor has agreed to be liable directly to an injured party for the entire amount of any liabilities of the trust (other than those incurred by a certificateholder in the capacity of an investor in the certificates of any series) arising out of or based on each of the arrangements created by the pooling and servicing agreement and the actions of each transferor taken pursuant thereto as though the pooling and servicing agreement created a partnership under the New York Uniform Partnership Act in which each transferor was a general partner.

Except as provided in the two preceding paragraphs, the pooling and servicing agreement provides that neither the transferors nor the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. However, neither the transferors nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of duties or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.

Collection and Other Servicing Procedures

TRS has been servicing credit card accounts since 1987 and charge card accounts since 1958 when American Express began offering such accounts. TRS has been the servicer for the trust since the trust’s formation in 1996. It has been servicing securitized consumer charge card receivables since 1992 in its capacity as the servicer of the American Express Master Trust. TRS currently is the servicer of the American Express Issuance Trust II and, in the future, may be the servicer of other master trusts or other securitization special purpose entities.

Pursuant to the pooling and servicing agreement, the servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables.

Servicing activities to be performed by the servicer include collecting and recording payments, communicating with account holders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards and credit accounts, providing billing and tax records to account holders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee pursuant to the pooling and servicing agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust and providing related data processing and reporting services for certificateholders and on behalf of the trustee.

If TRS were to become a debtor in a bankruptcy case, a Servicer Default would occur and TRS could be removed as servicer for the trust and a successor servicer would be appointed. See “The Pooling and Servicing Agreement Generally — Servicer Default” in this prospectus for more information regarding the appointment of a successor servicer.

Outsourcing of Servicing

Pursuant to the pooling and servicing agreement, TRS, as servicer, has the right to delegate its duties as servicer to any person who agrees to conduct such duties in accordance with the pooling and servicing agreement, the applicable account guidelines and the applicable account agreements.

TRS has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties. Pursuant to a sub-servicing agreement, TRS has contracted with Amex Card Services Company, a Delaware corporation that is a wholly-owned subsidiary of TRS, to act as subservicer and to perform certain servicing activities consisting of credit authorization, card fulfillment and replacement, credit operations and collections, customer servicer and operation of telephone service centers, fraud services, customer billing and remittance processing. Amex Card Services Company also provides these services with respect to receivables that have not been securitized through the issuing entity. TRS also has contracted with Centurion and FSB to perform certain limited servicing functions with respect to the receivables arising in the accounts owned by each of Centurion and FSB, consisting of collecting and depositing or causing to be deposited into the collection account payments received in respect of such receivables and, when appropriate, charging off as uncollectible such receivables.

The performance of certain servicing functions has been outsourced by TRS and its affiliates to third party vendors. Functions that are performed by outside vendors include card production and fulfillment, card replacement, contacting of customers to collect delinquent and charged-off balances, responding to telephone service center inquiries, processing of customer disputes, data entry and imaging and remittance processing. Among other functions, TRS and its affiliates identify areas of risk, design, develop and implement models to minimize financial exposure and maximize customer spending, develop credit underwriting policies and procedures, underwrite and re-underwrite accounts and formulate risk management and credit criteria. The logic and rules inherent in the systems used by outside vendors to route customer inquiries and to make decisions about accounts are developed by TRS and its affiliates. Third party vendors are required to follow detailed account management procedures and policies of TRS in connection with any decisions made with respect to accounts with respect to which they provide services. TRS and its affiliates regularly audit and assess the performance of third party vendors to measure vendor quality and compliance. All third party vendors are required to comply with the account owners’ security and information protection requirements. Decisions to retain a third party vendor are based on cost, the ability of third parties to provide greater flexibility to TRS and its affiliates, experience, financial stability and various other factors.

Regulus West LLC

TRS’ proprietary facilities conduct paper payment remittance processing services. Since 1999, Regulus West LLC, a Delaware limited liability company referred to as “Regulus,” also has performed paper payment remittance processing services pursuant to an agreement with TRS. Regulus provides these services at three locations in the United States. Regulus also provides disaster recovery services to TRS. As a remittance processor, Regulus is responsible for, among other services, transmitting payment information to TRS, which TRS in turn uses to update its obligor records. Regulus also is responsible for encoding and processing the remittance checks received by TRS at these locations. Regulus is required to perform the services in accordance with service levels and procedures prescribed by TRS, and TRS regularly monitors Regulus’ performance and compliance with TRS’ standards. Regulus may not subcontract any of its duties to any third party without the prior consent of TRS, which TRS may withhold in its sole discretion. TRS has also reserved the right to perform for itself or have a third party perform any of the services performed by Regulus. Regulus West LLC is a wholly owned subsidiary of Regulus Group LLC, a remittance processing and print distribution company founded in 1995 and headquartered in Napa, California. Effective June 30, 2011, TransCentra, Inc., an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), one of the world’s leading private investment firms, completed its acquisition of 3i Infotech Limited’s (NSE: 3IINFOTEC) US-based Global Billing & Payments unit. The acquired unit, consisting of the subsidiaries formerly known as Regulus Group (including Regulus West LLC) and J&B Software, became a standalone Cerberus portfolio company, which now operates under the TransCentra brand. Regulus continues to provide remittance processing services to banks, credit card issuers, telecommunications carriers, utilities and insurance companies worldwide. Regulus is one of the largest retail remittance processors in the United States, processing more than 45 million payments per month.

In connection with the remittance processing conducted by TRS at its proprietary facility, TRS also has outsourced to a vendor in India the responsibility to manually review and balance paper remittances that cannot be handled by TRS’ automatic payment matching equipment.

Notwithstanding any such delegation or outsourcing, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement. In certain circumstances, however, TRS could be relieved of its duties as servicer upon the assumption of such duties by another entity. See “— Servicer Default” in this prospectus.

TRS and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: expiration of the servicing contract with the vendor, customer satisfaction, vendor quality and financial strength, compliance with required service levels, adherence to data protection and privacy requirements, adherence to security standards and requirements, performance and skill evaluations, risk management policies, and cost considerations. Accordingly, third party vendors who provide services to TRS, its affiliates and its Card Members may change from time to time, and certificateholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with third party vendors, certificateholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the Total Portfolio could be delayed and payments on your certificates could be accelerated, delayed or reduced.

New Issuances

The pooling and servicing agreement provides that, pursuant to one or more supplements, the transferors may cause the trust to issue one or more series of certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the transferors, the servicer, the trustee or the trust is required or intends to provide prior notice to, or obtain the consent of, any certificateholder of any other series issued prior to the issuance of a new series. The transferors may offer any series to the public under a prospectus supplement or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more purchasers or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The transferors intend to offer, from time to time, additional series. Each issuance of a new series will have the effect of decreasing the Transferor Amount to the extent of the initial invested amount of such new series.

The pooling and servicing agreement provides that the transferors may designate principal terms such that each series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other series. Further, one or more series may be in their Controlled Accumulation Period or Controlled Amortization Period while other series are not. Moreover, each series may have the benefits of series enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other series.

Under the pooling and servicing agreement, the trustee shall hold any such Series Enhancement only on behalf of the certificateholders of the series to which such Series Enhancement relates. With respect to each such Series Enhancement, the transferors may deliver a different form of Series Enhancement agreement. The transferors also have the option under the pooling and servicing agreement to vary among series the terms upon which a series may be repurchased by the transferors or remarketed to other investors. There is no limit to the number of new issuances the transferors may cause under the pooling and servicing agreement. The trust will terminate only as provided in the pooling and servicing agreement. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

Under the pooling and servicing agreement and pursuant to a supplement, a new issuance may only occur upon the satisfaction of certain conditions. The obligation of the trustee to authenticate the certificates of such new series and to execute and deliver the related supplement is subject to the satisfaction of the following conditions:

•	on or before the fifth day immediately preceding the date upon which the new issuance is to occur, the transferors will give to the trustee, the servicer and each Rating Agency written notice of such new issuance and the date upon which the new issuance is to occur;

•	the transferors will deliver to the trustee the related supplement, specifying the terms of the series;

•	the transferors will deliver to the trustee any related Series Enhancement agreement;

•	the Rating Agency Condition will be satisfied with respect to the new issuance;

•	each transferor will deliver to the trustee and certain providers of Series Enhancement an officer’s certificate of that transferor to the effect that such issuance will not have an Adverse Effect;

•	the transferors will deliver to the trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion;

•	the transferors or other holders of the original transferor certificate shall have a remaining interest in the trust of not less than 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account and the principal funding account; and

•	the aggregate amount of principal receivables plus the principal amount of any participation interest shall be greater than the Required Minimum Principal Balance as of the date upon which the new issuance is to occur after giving effect to such issuance.

Notwithstanding the conditions to issuance described above, a supplement to the pooling and servicing agreement may provide that, in connection with the issuance of any subsequent series, the Rating Agency Condition need not be satisfied for the series governed by such supplement with respect to one or more of the Rating Agencies then rating such series.

Collection Account

The servicer has established and maintains for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, an Eligible Deposit Account called the Collection Account. The Collection Account, which is maintained with The Bank of New York Mellon, bears a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series. If at any time the Collection Account is no longer an Eligible Deposit Account, the Collection Account must be moved so that it will again be qualified as an Eligible Deposit Account.

Funds on deposit in the Collection Account generally will be invested by the trustee, at the direction of the servicer, in Eligible Investments. The servicer may appoint as its agent under a separate agreement a registered investment advisor to give instruction on its behalf to the trustee for funds to be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the transferors. The servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the pooling and servicing agreement and any supplement.

Deposits in Collection Account

The servicer, no later than two Business Days after each Date of Processing, will deposit all collections received with respect to the receivables in each Monthly Period into the Collection Account. It will then make the deposits and payments to the accounts and parties shown below on the date of such deposit.

For as long as TRS or an affiliate of TRS remains the servicer under the pooling and servicing agreement and any of:

(i) the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody’s and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), which is currently the case, or

(ii) the servicer obtains a guarantee with respect to its deposit and payment obligations under the pooling and servicing agreement (in form and substance satisfactory to the Rating Agencies) from a guarantor having a short-term credit rating of not less than P-1 from Moody’s and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), or

(iii) the Rating Agency Condition will have been satisfied despite the servicer’s inability to satisfy the rating requirement specified in clause (i) above, and for five Business Days following any such reduction of any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, the servicer need not deposit collections into the Collection Account on the day indicated in the preceding sentence. Instead it may use for its own benefit such collections until the Business Day immediately preceding the related Distribution Date. On that Business Day, the servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied.

TRS does not currently maintain the required short-term credit rating described in (i) above and has not taken action as described in (ii) or (iii) above. Therefore, TRS, as servicer, deposits all collections received with respect to the receivables in each Monthly Period into the Collection Account no later than two Business Days after each Date of Processing.

On each Determination Date, the servicer will calculate the amounts to be allocated to the certificateholders of each class or series and the holders of the transferor certificates as described herein in respect of collections of receivables received with respect to the preceding Monthly Period.

With respect to the certificateholders’ interest, if the net amount in respect of finance charge receivables to be deposited into the Collection Account on any transfer date exceeds the sum of the interest payments due to certificateholders for the related Distribution Date, the Defaulted Amount and the Servicing Fee, plus certain amounts payable with respect to any Series Enhancement, then the servicer may deduct the Servicing Fee and, during the Revolving Period, the Defaulted Amount (which will be distributed to the transferors, but not in an amount exceeding the Transferors’ Interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the Collection Account.

In addition, on each Distribution Date with respect to any Controlled Amortization Period or Controlled Accumulation Period, the servicer may deduct the amount of any Shared Principal Collections not required to cover principal shortfalls (which will be distributed to the transferors, but not in an amount exceeding the Transferors’ Interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the collection account. The trustee may not have a perfected security interest in collections held by the servicer that are commingled with other funds of the servicer or used by the servicer in the event of the bankruptcy, insolvency, liquidation, conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods.

On the day any such deposit is made into the Collection Account, the servicer will withdraw from the Collection Account and pay to the transferors to the extent not deducted from collections as described above,

(i) an amount equal to the excess, if any, of the aggregate amount of such deposits in respect of principal receivables treated as Shared Principal Collections for all series over the aggregate amount of Principal Shortfalls for all series and, without duplication,

(ii) the aggregate amount of Series Allocable Principal Collections for all outstanding series to be paid to the transferors with respect to such date.

Any amounts in respect of principal receivables not distributed to the transferors on any day because the Transferor Amount does not exceed zero on such day (after giving effect to any principal receivables transferred to the trust on such day) shall be deposited into the Special Funding Account.

Allocations

Pursuant to the pooling and servicing agreement, during each Monthly Period the servicer will allocate to each outstanding series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

The servicer will then allocate amounts initially allocated to a particular series between the certificateholders’ interest and the Transferors’ Interest for such Monthly Period as follows:

(a) Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the invested amount of a series based on the Floating Allocation Percentage of such series; and

(b) Series Allocable Principal Collections will at all times be allocated to the invested amount of such series based on the Principal Allocation Percentage of such series.

Amounts not allocated to the invested amount of any series as described above will be allocated to the Transferors’ Interest.

Groups of Series

The certificates of a series may be included in a Reallocation Group. Collections of finance charge receivables allocable to each series in a Reallocation Group will be aggregated and made available for certain required payments for all series in such group. Consequently, the issuance of new series in such group may have the effect of reducing or increasing the amount of collections of finance charge receivables allocable to the certificates of other series in such group. See “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” in this prospectus. The prospectus supplement with respect to a series offered hereby will specify whether such series will be included in a Reallocation Group or another type of group, whether any previously issued series have been included in such a group and whether any such series or any previously issued series may be removed from such a group.

Reallocations Among Different Series Within a Reallocation Group

Group Investor Finance Charge Collections. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a Reallocation Group. Other series issued in the future may also be included in such Reallocation Group.

For each Monthly Period, the servicer will calculate the Group Investor Finance Charge Collections for a particular Reallocation Group and, on the following Distribution Date, will allocate such amount among the certificateholders’ interest (including any collateral invested amount) for all series in such group in the following priority:

(i) Group Investor Monthly Interest;

(ii) Group Investor Default Amount;

(iii) Group Investor Monthly Fees;

(iv) Group Investor Additional Amounts; and

(v) the balance pro rata among each series in such group based on the current invested amount of each such series.

In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in such group pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each series in such group will share such amount pro rata and any other series in such group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other series in such group offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

The chart that follows demonstrates the manner in which collections of finance charge receivables are allocated and reallocated among series in such a group. The chart assumes that the trust has issued three series (Series 1, 2 and 3), and that each such series is in its Revolving Period.

In Step 1, total collections of finance charge receivables are allocated among the three series based on the Series Allocation Percentage for each series. The amounts allocated to each series pursuant to Step I are referred to as “Series Allocable Finance Charge Collections.” See “— Allocations” above.

In Step 2, the amount of Investor Finance Charge Collections is determined by multiplying Series Allocable Finance Charge Collections for each series by the applicable floating allocation percentages. See “— Allocations” above.

Investor Finance Charge Collections for all series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled as shown above in Step 3 for reallocation to each such series as shown in Step 4. In Step 4, Group Investor Finance Charge Collections are reallocated to each series in such group as described above based on the respective claim of each series with respect to interest payable on the certificates or collateral invested amount (if any) of such series, the Defaulted Amount allocable to the certificateholders’ interest of such series and the monthly servicing fee and certain other amounts with respect to such series. The excess is allocated pro rata among the series in such group based on each series’ respective shortfall amounts.

Sharing of Excess Finance Charge Collections Among Excess Allocation Series

The prospectus supplement for any series offered by this prospectus will designate whether that series is an Excess Allocation Series. If a series is an Excess Allocation Series, collections on finance charge receivables and Excess Finance Charge Collections may be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series. The sharing of Excess Finance Charge Collections among Excess Allocation Series will stop if each transferor delivers to the trustee a certificate of an authorized representative to the effect that, in the reasonable belief of that transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the transferors or any account owner. Following the delivery by the transferors of any such certificates, there will be no further sharing of Excess Finance Charge Collections among such series in any such group.

In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the transferor certificates. While any series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that:

•	any other series will be designated as an Excess Allocation Series,

•	there will be any Excess Finance Charge Collections for any such other series for any Monthly Period,

•	any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such series, or

•	a transferor will not at any time deliver a certificate as described above.

Although the transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for them, or any account owner, there can be no assurance that this will continue to be true in the future.

Sharing of Principal Collections Among Principal Sharing Series

The prospectus supplement for any series offered by this prospectus will designate whether a series is a principal sharing series. If a series is a principal sharing series, collections of principal receivables for any Monthly Period allocated to the certificateholders’ interest of any such series will first be used to cover certain amounts described in the related prospectus supplement (including any required deposits into a principal funding account or required distributions to certificateholders of such series in respect of principal). The servicer will determine the amount of collections of principal receivables for any Monthly Period (plus certain other amounts described in the related prospectus supplement) allocated to such series remaining after covering such required deposits and distributions and any similar amount remaining for any other principal sharing series, collectively called “Shared Principal Collections.” The servicer will allocate the Shared Principal Collections to cover any principal distributions to certificateholders and deposits to principal funding accounts for any principal sharing series that are either scheduled or permitted and that have not been covered out of collections of principal receivables and certain other amounts allocable to the certificateholders’ interest of such series.

If principal shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable series based on the respective principal shortfalls of such series. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be allocated to the holders of the transferor certificates; provided that:

•	such Shared Principal Collections will be distributed to the holders of the transferor certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount, and

•	in certain circumstances described below under “— Special Funding Account,” such Shared Principal Collections will be deposited in the Special Funding Account.

Any such reallocation of collections of principal receivables will not result in a reduction in the invested amount of the series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any other series will be designated as a principal sharing series.

Paired Series

If so provided in the prospectus supplement for a series offered by this prospectus, a series of certificates may be paired with another series issued by the trust. As the invested amount of the series having a paired series is reduced, the invested amount in the trust of the paired series will increase by an equal amount. If a Pay-Out Event or Reinvestment Event occurs with respect to the series having a paired series or with respect to the paired series when the series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the series having a paired series and the Series Allocation Percentage and the Principal Allocation Percentage for the paired series will be reset as provided in the related prospectus supplement. In addition, the Early Amortization Period or Early Accumulation Period for such series could be lengthened.

Special Funding Account

If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the servicer will not distribute to the holders of the transferor certificates any collections of principal receivables allocable to a series or a group that otherwise would be distributed to such holders. Instead it will deposit such funds in an Eligible Deposit Account, called the Special Funding Account, established and maintained by the servicer for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust. The Special Funding Account will bear a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series.

So long as no series is in a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period, funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the transferor certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date. If a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period starts and is continuing for any series, however, any funds on deposit in the Special Funding Account will be released, deposited in the Collection Account and treated as collections of principal receivables to the extent needed to make principal payments due to or for the benefit of the certificateholders of such series, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount.

If the transferors determine that by decreasing the amount on deposit in the Special Funding Account, one or more series for which the related supplements permit partial amortization, may be prevented from experiencing a Pay-Out Event due to the insufficiency of yield, funds on deposit in the Special Funding Account may be applied to each such series (on a pro rata basis according to each series’ invested amount) to reduce the invested amount thereof. Such reduction would enable that series to avoid a yield insufficiency Pay-Out Event, but may be done only to the extent that it would not cause the Transferor Amount to be less than the Required Transferor Amount. The transferors, at their option, may instruct the trustee to deposit to the Special Funding Account any Shared Principal Collections that would otherwise be payable to the holders of the transferor certificates in accordance with the foregoing.

Funds on deposit in the Special Funding Account will be invested by the trustee, at the direction of the servicer, in Eligible Investments or, if no such direction is provided, will remain univested. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of finance charge receivables for that Monthly Period.

Funding Period

For any series, the related prospectus supplement may specify that during a Funding Period, the aggregate amount of principal receivables in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series. If so specified in the related prospectus supplement, the amount of such deficiency, called the Prefunding Amount, will be held in a prefunding account pending the transfer of additional principal receivables to the trust or pending the reduction of the invested amounts of other series issued by the trust. The related prospectus supplement will specify the initial invested amount for such series, the aggregate principal amount of the certificates of such series and the date by which the invested amount is expected to equal the aggregate principal amount of the certificates. The invested amount will increase as receivables are delivered to the trust or as the invested amounts of other series of the trust are reduced. The invested amount may also decrease due to the occurrence of a Pay-Out Event for that series.

During the Funding Period, funds on deposit in the prefunding account for a series of certificates will be withdrawn and paid to the transferors to the extent of any increases in the invested amount. If the invested amount does not for any reason equal the aggregate principal amount of the certificates by the end of the Funding Period, any amount remaining in the prefunding account and any additional amounts specified in the related prospectus supplement will be payable to the certificateholders of such series in the manner and at such time as set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, moneys in the prefunding account will be invested by the trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each Distribution Date during the Funding Period, investment earnings on funds in the prefunding account during the related Monthly Period will be withdrawn from the prefunding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the certificates of the related series in the manner specified in the related prospectus supplement.

Defaulted Receivables; Rebates and Fraudulent Charges

Receivables in any account will be charged off as uncollectible in accordance with the account guidelines and the servicer’s customary and usual policies and procedures for servicing charge and other credit account receivables comparable to the receivables. The current policy of Centurion and FSB is to charge off the receivables in an account when the account is six contractual payments past due (i.e., approximately 180 days delinquent) or sooner if the death or bankruptcy of the account holder has been confirmed. This policy may change in the future to conform with regulatory requirements and applicable law.

If the servicer adjusts downward the amount of any principal receivable (other than Ineligible Receivables that have been, or are to be, reassigned to a transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an account holder, or such principal receivable was created in respect of merchandise that was refused or returned by an account holder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charges off such amount as uncollectible, the Transferor Amount — and not the investors’ interests — will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the transferors will be required to pay an amount equal to such deficiency into the Special Funding Account.

Credit Enhancement and Other Support

General

For any series, credit enhancement may be provided with respect to one or more classes thereof. The credit enhancement for one or more classes of a series offered by this prospectus may include a letter of credit, cash collateral guaranty, cash collateral account, collateral interest, surety bond, insurance policy, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, or any combination of the foregoing. Credit enhancement may also be provided to a class or classes of a series by subordination provisions that require distributions of principal or interest be made with respect to the certificates of such class or classes before distributions are made to one or more classes of such series. Any form of credit enhancement may be available to more than one class or series to the extent described therein.

The presence of credit enhancement for a class is intended to enhance the likelihood of receipt by certificateholders of such class of the full amount of principal and interest and to decrease the likelihood that such certificateholders will experience losses. However, unless otherwise specified in the related prospectus supplement, the credit enhancement, if any, for a series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, certificateholders will bear their allocable share of such losses. In addition, if specific credit enhancement is provided for the benefit of more than one class or series, certificateholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of certificateholders of other classes or series.

If credit enhancement is provided for a series offered by this prospectus, the related prospectus supplement will include a description of:

•	the amount payable under such credit enhancement,

•	any conditions to payment thereunder not otherwise described in this prospectus,

•	the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced, and

•	any material provisions of any agreement relating to such credit enhancement.

Additionally, in certain cases, the related prospectus supplement may set forth certain information about the provider of any credit enhancement, including:

•	a brief description of its principal business activities,

•	its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of a date specified in the prospectus supplement.

If so described in the related prospectus supplement, credit enhancement for a series offered by this prospectus may be available to pay principal of the certificates of such series following the occurrence of certain Pay-Out Events or Reinvestment Events for that series. In such event, the credit enhancement provider may have a subordinated interest in the receivables or certain cash flows in respect of the receivables to the extent described in such prospectus supplement, called the collateral invested amount.

Subordination

One or more classes of certificates offered by this prospectus may be subordinated to one or more other classes of certificates. If so specified in the related prospectus supplement, the rights of the holders of the subordinated certificates to receive distributions of principal and/or interest on any payment date will be subordinated to the rights of the holders of the certificates that are senior to such subordinated certificates to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to the holders of such subordinated certificates will be distributed to the holders of certificates that are senior to such subordinated certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated certificates are paid to the holders of the certificates that are senior to such subordinated certificates.

Letter of Credit

A letter of credit for a series or class of certificates offered by this prospectus may be issued by a bank or financial institution specified in the related prospectus supplement. Subject to the terms and conditions specified in the related prospectus supplement, the letter of credit issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related prospectus supplement), net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Cash Collateral Guaranty or Cash Collateral Account

The certificates of any class or series offered by this prospectus may have the benefit of a cash collateral guaranty secured by the deposit of cash or certain permitted investments in a cash collateral account. A cash collateral guaranty or a cash collateral account for a class or series may be fully or partially funded on the related series closing date and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral guaranty or a cash collateral account will be the lesser of the amount on deposit in the cash collateral guaranty or the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral guaranty or the cash collateral account.

Collateral Interest

Support for a series of certificates or one or more classes thereof may be provided initially by an uncertificated, subordinated interest in the trust known as the collateral interest, in an amount initially equal to a percentage of the certificates of such series specified in such prospectus supplement. References to collateral invested amounts herein include collateral interests, if any.

Insurance Policy or Surety Bond

Insurance for a series or class of certificates offered by this prospectus may be provided by one or more insurance companies. Such insurance will guarantee, for one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

A surety bond may be purchased for the benefit of the holders of any series or class of certificates offered by this prospectus to assure distributions of interest or principal for such series or class of certificates in the manner and amount specified in the related prospectus supplement.

Spread Account

Support for a series or one or more classes of a series offered by this prospectus may be provided by the periodic deposit of certain available excess cash flow from the trust assets into a spread account intended to assist with the subsequent distributions of interest and principal on the certificates of such class or series in the manner specified in the related prospectus supplement.

Maturity Liquidity Facility

Support for a series or one or more classes thereof may be provided by a maturity liquidity facility, which is a financial contract that generally provides that sufficient principal will be available to retire the certificates of such class or series at a certain date.

Tax Protection Agreement

The trustee, on behalf of the trust, may enter into one or more tax protection agreements for the benefit of a class or series, pursuant to which, and as more fully described in the related prospectus supplement, the provider of such agreement will make payments to the trust in the event any withholding taxes are imposed on payments of interest or principal to the certificateholders of the related series or class.

Derivative Agreements

Some certificates may have the benefits of one or more derivative agreements, which may be a currency swap, interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the trust will receive payments from counterparties to the derivative agreements in exchange for the trust’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of certificates and a description of the related counterparty will be included in the related prospectus supplement. The banks or any of their affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

Some certificates may have the benefit of one or more additional forms of credit enhancement agreements — referred to herein as “supplemental credit enhancement agreements” — such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies with various credit enhancement providers. In addition, some certificates may have the benefit of one or more forms of supplemental liquidity agreements — referred to herein as “supplemental liquidity agreements” — such as a liquidity facility with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series or class of certificates and a description of the related provider will be included in the related prospectus supplement for a series or class of certificates. The banks or any of their affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Servicer Covenants

In the pooling and servicing agreement, the servicer has agreed as to each receivable and related account that it will:

(a) duly fulfill all obligations on its part to be fulfilled under or in connection with the receivables or the related accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts, the failure to comply with which would have a material adverse effect on the certificateholders;

(b) not authorize any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority;

(c) take no action to impair the rights of the trustee in the receivables or the related accounts; and

(d) not reschedule, revise or defer payments due on the receivables except in accordance with its guidelines for servicing receivables.

Under the terms of the pooling and servicing agreement, if the servicer discovers, or receives written notice from the trustee, that:

•	any covenant of the servicer set forth in clauses (a) through (d) above has not been complied with in all material respects and

•	such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the trustee and the transferors) thereafter and has a material adverse effect on the certificateholders’ interest in such receivables, then all receivables in the related account will be assigned and transferred to the servicer and the account will no longer be included as an account in the trust portfolio.

Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables in the Collection Account on the Business Day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the servicer is not satisfied and the trust’s interest in any such assigned receivables will be automatically assigned to the servicer.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the pooling and servicing agreement except:

(i) upon determination that the performance of such obligations and duties is no longer permissible under applicable law or

(ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition.

No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the pooling and servicing agreement if such assignment satisfies the Rating Agency Condition. TRS may assign or delegate all or part of its rights, duties and obligations as servicer to Centurion within the next two years.

Any person into which, in accordance with the pooling and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement.

Servicer Default

In the event of any Servicer Default, either the trustee or certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all certificates, by written notice to the servicer (and to the trustee if given by the certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement. The trustee will appoint a new servicer. Any such termination and appointment is called a service transfer. If the only Servicer Default is bankruptcy-, insolvency-, receivership-, or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the trustee or certificateholders from appointing a successor servicer. See “Risk Factors — The conservatorship, receivership, bankruptcy, or insolvency of Centurion, FSB, TRS, a transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.”

The rights and interest of the transferors under the pooling and servicing agreement in the Transferors’ Interest will not be affected by any termination notice or service transfer. If, within 60 days of receipt of a termination notice, the trustee does not receive any bids from eligible servicers but receives an officer’s certificate from each transferor to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to the termination notice, then the trustee shall, except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferors a right of first refusal to purchase the certificateholders’ interest on the Distribution Date in the next calendar month. The purchase price for the certificateholders’ interest will be equal to the sum of the amounts specified therefor for each outstanding series in the related prospectus supplement, and for any certificates offered hereby, in such prospectus supplement.

The trustee will, as promptly as possible, appoint a successor servicer. The successor servicer may be Centurion, FSB, the trustee or an entity which, at the time of its appointment as successor servicer, (1) services a portfolio of charge or credit accounts, (2) is legally qualified and has the capacity to service the trust, (3) has, in the sole determination of the trustee, demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (4) is qualified to use the software that is then being used to service the accounts or obtains the right to use or has its own software which is adequate to perform its duties under the pooling and servicing agreement and other securitization agreements and (5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter. The successor servicer shall accept its appointment by written instrument acceptable to the trustee. The successor servicer is entitled to compensation out of collections; however, that compensation will not be in excess of the servicing fee. See “Description of the Certificates — Servicing Compensation and Payment of Expenses” in this prospectus for a discussion of the monthly servicing fee. Because TRS, as servicer, has significant responsibilities with respect to the servicing of the receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement. If no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling and servicing agreement will be vested in the trustee. The Bank of New York Mellon, the trustee, does not have credit card operations. If The Bank of New York Mellon is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. Prior to any service transfer, the trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the transferors pursuant to the pooling and servicing agreement.

Evidence as to Compliance

The fiscal year for the trust will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the trust 90 days after the end of its fiscal year.

The servicer will deliver to the trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of the trust, the following documents:

•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the certificates;

•	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

(i) a review of the servicer’s activities during the reporting period and of its performance under the pooling and servicing agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee. Except as described above or as described in this prospectus or the related prospectus supplement, there will not be any independent verification that any duty or obligation to be performed by any transaction party — including the servicer — has been performed by that party.

Amendments

The pooling and servicing agreement and any supplement may be amended from time to time, including in connection with:

•	the issuance of a Supplemental Certificate,

•	the addition to the trust of a participation interest,

•	the designation of additional transferors,

•	the addition to the trust of receivables arising from charge or credit accounts other than the revolving credit accounts, or

•	to change the definition of Monthly Period, Determination Date or Distribution Date.

Amendments to the pooling and servicing agreement and any supplement may be made by agreement of the trustee, the transferors and the servicer without the consent of the certificateholders of any series, so long as:

•	the Rating Agency Condition shall have been satisfied,

•	each transferor delivers to the trustee an officer’s certificate to the effect that such amendment will not have an Adverse Effect, and

•	such amendment will not effect a change in the permitted activities of the trust except for those changes necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any supplement which may be defective or inconsistent with any provisions thereof.

The pooling and servicing agreement or any supplement also may be amended by the trustee, the transferors and the servicer:

(a) in the case of a change in the permitted activities of the trust which is not materially adverse to holders of certificates, with the consent of certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of each outstanding series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any supplement which may be defective or inconsistent with any provisions thereof, and

(b) in all other cases with the consent of the certificateholders evidencing not less than 66 2⁄3% of the aggregate unpaid principal amount of the certificates of all affected series for which the transferors have not delivered an officer’s certificate stating that there will be no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any supplement or of modifying in any manner the rights of certificateholders.

No such amendment specified in clause (b) above, however, may:

•	reduce in any manner the amount of, or delay the timing of, deposits or distributions on any certificate without the consent of each certificateholder,

•	change the definition or the manner of calculating the certificateholders’ interest or the invested amount without the consent of each certificateholder,

•	reduce the percentage required to consent to any such amendment without the consent of each certificateholder, or

•	adversely affect the rating of any series or class by any Rating Agency without the consent of the holders of certificates of such series or class evidencing not less than 66 2⁄3% of the aggregate unpaid principal amount of the certificates of such series or class.

Promptly following the execution of any amendment to the pooling and servicing agreement (other than an amendment described in the first paragraph), the trustee will furnish written notice of the substance of such amendment to each certificateholder. Notwithstanding the foregoing, any supplement executed in connection with the issuance of one or more new series of certificates will not be considered an amendment to the pooling and servicing agreement.

It is a condition to any such amendment that the Rating Agency Condition be satisfied. The amendments which the transferors may make without the consent of certificateholders may include, without limitation, the elimination of any sale of receivables and subsequent termination of the trust upon the occurrence of an insolvency event. See “Certain Legal Aspects of the Receivables — Certain Matters Relating to Bankruptcy, Conservatorship and Receivership” in this prospectus.

In addition to being subject to amendment pursuant to the provisions described above, the pooling and servicing agreement and the related supplement may be amended by the transferors without the consent of the servicer, the trustee or any certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from Centurion or FSB to a bankruptcy-remote special purpose entity and from that entity to the trust. Promptly after the effectiveness of any such amendment, the transferors shall deliver a copy of such amendment to each of the servicer, the trustee, each Rating Agency and any other party entitled to receive it pursuant to the relevant supplement. Furthermore, such amendment shall be subject to the delivery by the transferors of a Tax Opinion.

Defeasance

Only if so expressly provided in the applicable supplement, then pursuant to the pooling and servicing agreement, the transferors may terminate their substantive obligations in respect of a series or the pooling and servicing agreement by depositing with the trustee, under the terms of an irrevocable trust agreement satisfactory to the trustee, from amounts representing or acquired with collections on the receivables (allocable to the defeased series and available to purchase additional receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the defeased series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the transferors have the right to use collections on receivables to purchase Eligible Investments rather than additional receivables.

Prior to the first exercise of their right to substitute monies or Eligible Investments for receivables, the transferors shall deliver:

(i) to the trustee an opinion of counsel with respect to such deposit and termination of obligations to the effect that, for federal income tax purposes, such action would not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

(ii) to the servicer and the trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied.

In addition, the transferors must comply with certain other requirements set forth in the pooling and servicing agreement, including requirements that the transferors deliver:

•	to the trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the trust to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and

•	to the trustee and certain providers of Series Enhancement an officer’s certificate stating that, based on the facts known to such officer at the time, in the reasonable opinion of the transferors, such deposit and termination of obligations will not at the time of its occurrence cause a Pay-Out Event or a Reinvestment Event or an event that, after the giving of notice or the lapse of time would constitute a Pay-Out Event or a Reinvestment Event, to occur with respect to any series.

If the transferors discharge their substantive obligations in respect of the defeased series, any Series Enhancement for the affected series may no longer be available to make payments with respect to that series.

Upon the making of any deposit described in the preceding paragraph, the certificateholders of the defeased series could recognize taxable gain for federal income tax purposes to the extent that the value of the affected certificates exceeds the tax basis therein, but in no event would be allowed to deduct a taxable loss for such purposes.

List of Certificateholders

Upon written request of any holder or group of holders of certificates of any series or of all outstanding series of record holding certificates evidencing not less than 10% of the aggregate unpaid principal amount of the certificates of such series or all series, as applicable, the trustee will afford such holder or holders of certificates access during business hours to the current list of certificateholders of such series or of all outstanding series, as the case may be, for purposes of communicating with other holders of certificates with respect to their rights under the pooling and servicing agreement. See “Description of the Certificates — Book-Entry Registration” and “— Definitive Certificates” in this prospectus.

The pooling and servicing agreement will not provide for any annual or other meetings of certificateholders.

The Trustee

The Bank of New York Mellon, a New York banking corporation, is the trustee under the pooling and servicing agreement. Its principal corporate trust office is located at 101 Barclay Street, Floor 7 West, Attention: Corporate Trust Administration — Asset Backed Securities, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon was named as a defendant in a lawsuit brought in New York State court on June 18, 2014 by a group of institutional investors. This lawsuit alleges that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigation vigorously.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB. Other than the previous two paragraphs and the first three sentences under “Prospectus Summary — Trustee” in this prospectus, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the accompanying prospectus supplement.

The transferors, the servicer, the account owners and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee or the transferors may hold certificates in their own names; however, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the trustee by the certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint, with the consent of the transferors (who shall not unreasonably withhold their consent), a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the trustee are described in “The Pooling and Servicing Agreement Generally” and throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from the trust;

•	to establish and maintain necessary trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if its resigns these duties, to appoint a successor transfer agent, paying agent and register;

•	to invest funds in the trust accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the trust; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.

In addition to the responsibilities described above, the trustee has the discretion to require the transferors or the servicer, as applicable, to cure a potential Pay-Out Event and to declare a Pay-Out Event. See “— Pay-Out Events and Reinvestment Events.”

In the event that a transferor becomes insolvent, if any series of investor certificates issued on or prior to April 16, 2004 is outstanding, the trustee shall: (1) notify the certificateholders of the insolvency, (2) dispose of the receivables in a commercially reasonable manner, and (3) allocate the proceeds of such sale. See “— Pay Out Events and Reinvestment Events.”

If a servicer default occurs, in addition to the responsibilities described above, the trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “— Servicer Default.” In addition, if a servicer default occurs, the trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

The trustee is not liable for any errors of judgment as long as the errors are made in good faith and the trustee was not negligent. The trustee may resign at any time, and it may be forced to resign if the trustee fails to meet the eligibility requirements specified in the pooling and servicing agreement.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the pooling and servicing agreement.

Description of the Purchase Agreements

The following summarizes the material terms of the RFC III purchase agreement, which is the receivables purchase agreement between Centurion and RFC III, and the RFC IV purchase agreement, which is the receivables purchase agreement between FSB and RFC IV. We refer to the RFC III purchase agreement and the RFC IV purchase agreement collectively as the “purchase agreements” and we refer to RFC III and RFC IV individually as the “purchaser” and collectively as the “purchasers.” Forms of the purchase agreements are filed as exhibits to this registration statement, of which this prospectus is a part.

Sale of Receivables

Centurion and FSB are the owners of the accounts which contain the receivables that are purchased by RFC III and RFC IV, respectively, pursuant to the respective purchase agreement and then transferred by RFC III and RFC IV to the trust. In connection with the sale of receivables to RFC III and RFC IV, respectively, each of Centurion and FSB has:

•	filed appropriate UCC financing statements to evidence the sale to the respective purchaser and to perfect the right, title and interest of such purchaser in those receivables; and

•	indicated in its books and records (including any related computer files) that the receivables have been sold by it to the respective purchaser.

Pursuant to the applicable purchase agreement, Centurion and FSB, respectively:

•	sold all of its right, title and interest, if any, in the receivables existing in the initial accounts at the close of business on the substitution date and in the receivables thereafter arising in those accounts, in each case including all Issuer Rate Fees, insurance proceeds and Recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•	will, from time to time, at the request of the respective purchaser, designate Additional Accounts and sell to the respective purchaser all of its right, title and interest in the receivables existing in the additional accounts on the applicable addition cut-off date and in the receivables arising thereafter in those accounts, in each case including all Issuer Rate Fees, insurance proceeds, Recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Under each purchase agreement, the allocated Issuer Rate Fees for each calendar month is to be paid by Centurion or FSB, as applicable, to the respective purchaser in the second following calendar month. For each calendar month, the allocated Issuer Rate Fees will be an amount equal to the sum of (i) the product of (A) the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on credit accounts owned by Centurion or FSB, as applicable, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by (C) new principal receivables that arose during such Monthly Period in the accounts that constitute credit accounts, plus (ii) the product of (A) the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on charge accounts or lines of credit owned by Centurion or FSB, as applicable, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by (C) new principal receivables that arose during such Monthly Period in the accounts that constitute charge accounts or lines of credit.

Pursuant to the pooling and servicing agreement, each of RFC III and RFC IV has assigned all of its right, title and interest in the respective purchase agreement, including its right to enforce the agreement against Centurion or FSB, as applicable, to the trustee.

Representations and Warranties

In each purchase agreement, Centurion or FSB, respectively, represents and warrants to the respective purchaser that, among other things:

•	it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•	its execution and delivery of the purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the terms of any material agreement to which it is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

•	all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the applicable purchase agreement, have been obtained.

Repurchase Obligations

In each purchase agreement, each of Centurion and FSB, respectively, makes the following representations and warranties, among others:

•	as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

•	each receivable conveyed by it to the respective purchaser has been conveyed free and clear of any lien or encumbrance, except liens permitted by the applicable purchase agreement;

•	all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of receivables to the respective purchaser have been duly obtained, effected or given and are in full force and effect;

•	as of each applicable selection date, each account was an Eligible Account;

•	as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

•	as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

•	no selection procedures reasonably believed by it to be materially adverse to the interests of the respective purchaser have been used in selecting the accounts.

The purchase agreements provide that if Centurion or FSB, as applicable, breaches any of the representations and warranties described above and, as a result, the respective purchaser is required under the pooling and servicing agreement to accept a reassignment of the related Ineligible Receivables transferred to the trust by such purchaser, then Centurion or FSB, as applicable, will accept reassignment of such Ineligible Receivables and pay to the respective purchaser an amount equal to the unpaid balance of such Ineligible Receivables. See “— Representations and Warranties” in this prospectus.

Reassignment of Other Receivables

Each of Centurion and FSB, as applicable, also represents and warrants in the respective purchase agreement that (a) such purchase agreement and any supplemental conveyance each constitutes a legal, valid and binding obligation of Centurion or FSB, as applicable, and (b) such purchase agreement and any supplemental conveyance constitute a valid sale to the respective purchaser of all right, title and interest of Centurion or FSB, as applicable, of the receivables, including all Issuer Rate Fees, insurance proceeds, Recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the respective purchaser is required under the pooling and servicing agreement to accept a reassignment of all of the receivables previously sold by Centurion or FSB, as applicable, pursuant to such purchase agreement, Centurion or FSB, as applicable, will accept a reassignment of those receivables. See “— Representations and Warranties” in this prospectus. If Centurion or FSB, as applicable, is required to accept such reassignment, Centurion or FSB, as applicable, will pay to the respective purchaser an amount equal to the unpaid balance of the reassigned receivables.

Amendments

The purchase agreements may be amended by Centurion or FSB, as applicable, and the respective purchaser without consent of any investor certificateholders. No amendment, however, may be effective unless:

•	written confirmation has been received by such purchaser from each rating agency that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any certificates issued by the trust; and

•	Centurion or FSB, as applicable, will certify to the respective purchaser that it reasonably believes that the amendment will not cause a Pay-Out Event.

Termination

The purchase agreements will not terminate at least until the earlier of (a) the termination of the trust pursuant to the pooling and servicing agreement and (b) an amendment to the pooling and servicing agreement to replace RFC III with an affiliate of RFC III as a transferor under the pooling and servicing agreement or to replace RFC IV with an affiliate of RFC IV as a transferor under the pooling and servicing agreement, as applicable. Nevertheless, if a receiver or conservator is appointed for either of Centurion or FSB or certain other liquidation, bankruptcy, insolvency or other similar events occur, Centurion or FSB, as the case may be, will cease to transfer receivables to the respective purchaser and promptly give notice of that event to such purchaser and the trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

Certain Legal Aspects of the Receivables

Certain Regulatory Matters

The operations and financial condition of Centurion and FSB are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the FDIC, have broad enforcement powers over Centurion and FSB. These enforcement powers may adversely affect the operation and financial condition of the trust and your rights under the pooling and servicing agreement prior to the appointment of a receiver or conservator.

If United States federal bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank or affiliate, such federal bank regulatory authorities have the power under the FDIA to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the related bank or affiliate may not be liable to you for contractual damages for complying with such an order and no recourse may be available against the relevant regulatory authority.

In one case of which the banks are aware, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order required that bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While Centurion, FSB and their affiliates have no reason to believe that any obligation of Centurion, FSB or an affiliate under the securitization agreements is unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered Centurion, FSB or an affiliate to rescind or amend the securitization agreements, payments to you could be delayed or reduced.

See “Risk Factors — Regulatory action could result in losses” and “— Financial regulatory reforms could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections” in this prospectus.

Consumer Protection Laws

The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by Centurion and FSB, the most significant federal laws include the federal Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened, at the end of monthly billing cycles and on an annual basis, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors.

In addition, pursuant to the Credit CARD Act, the federal Truth in Lending Act was amended to require advance notice of any changes in interest rates or fees (or other significant changes to the terms of a credit card account), and to prohibit generally rate increases on existing credit card account balances. These and additional amendments to the federal Truth in Lending Act may make it more difficult for the banks to originate additional accounts or for the servicer to collect payments on the receivables, and the finance charges and other fees that the account owners or their affiliates can charge on credit card account balances may be reduced. Furthermore, cardholders may choose to use credit cards less as a result of this legislation. Each of these results, independently or collectively, may reduce the effective yield on the credit card accounts in the trust portfolio, which could result in accelerated or reduced payments on your certificates. See “Risk Factors — Changes to consumer protection laws, including in the application or interpretation thereof, may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on your certificates” in this prospectus for a more complete description of the Credit CARD Act and the risks associated with it.

Pursuant to the Dodd-Frank Act, the CFPB has examination and enforcement authority with respect to certain federal consumer financial laws for some providers of consumer financial products and services, including American Express, Centurion and FSB. The CFPB is directed to prohibit “unfair, deceptive or abusive” acts or practices, and to ensure that all consumers have access to fair, transparent and competitive markets for consumer financial products and services. The review of products and practices to prevent unfair, deceptive or abusive conduct will be a continuing focus of the CFPB and banking regulators more broadly, as well as American Express’ own internal reviews. Internal and regulatory reviews have resulted in, and are likely to continue to result in, changes to American Express’ practices, products and procedures. Such reviews are also likely to continue to result in increased costs related to regulatory oversight, supervision and examination, and additional restitution to Card Members and may result in additional regulatory actions, including civil money penalties. In October 2012, American Express announced that it and certain of its subsidiaries reached settlements with several bank regulators, including the CFPB, relating to certain aspects of its U.S. consumer card practices. In December 2013, American Express announced that certain of its subsidiaries reached settlements with several banking regulators, including the CFPB, to resolve regulatory reviews of marketing and billing practices related to several credit card add-on products. For a description of these settlements, see “— Legal Proceedings” below.

The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferors with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the certificateholders’ interest therein) will be reassigned to the transferors. The servicer has also agreed in the pooling and servicing agreement to indemnify the trust, among other things, for any liability arising from such violations caused by its servicing activities. For a discussion of the trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus.

The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

Application of federal and state bankruptcy and debtor relief laws would affect the interests of the certificateholders if such laws result in any receivables being charged off as uncollectible. See “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

See “Risk Factors — Financial regulatory reforms could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections” and “— Changes to consumer protection laws, including in the application or interpretation thereof, may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on your certificates” in this prospectus.

Legal Proceedings

American Express Company and its affiliates (collectively, “American Express”) are involved in a number of legal and arbitration proceedings, including class actions, arising out of the conduct of their respective business activities. In the course of its business, American Express is also subject to governmental examinations, information gathering requests, subpoenas, inquiries and investigations.

During the last few years as regulatory interest in credit card network pricing to merchants and related issues has increased, American Express has responded to many inquiries from banking and competition authorities throughout the world.

In 2010, the DOJ, along with Attorneys General from Arizona, Connecticut, Hawaii (Hawaii has since withdrawn its claim), Idaho, Illinois, Iowa, Maryland, Michigan, Missouri, Montana, Nebraska, New Hampshire, Ohio, Rhode Island, Tennessee, Texas, Utah and Vermont filed a complaint in the U.S. District Court for the Eastern District of New York against American Express, MasterCard International Incorporated and Visa, Inc., alleging a violation of Section 1 of the Sherman Antitrust Act. The complaint alleges that the defendants’ policies prohibiting merchants from steering a customer to use another network’s card, another type of card or another method of payment (“anti-steering” and “non-discrimination” rules and contractual provisions) violate the antitrust laws. The complaint seeks a judgment permanently enjoining the defendants from enforcing their anti-steering and non-discrimination rules and contractual provisions. The complaint does not seek monetary damages.

The DOJ matter was coordinated pre-trial with individual and putative class actions pending in the Eastern District of New York against American Express brought by merchants alleging that American Express’ “anti-steering” provisions in its merchant acceptance agreements with the plaintiffs violate federal antitrust laws. As alleged by the plaintiffs, these provisions prevent merchants from offering consumers incentives to use alternative forms of payment when consumers wish to use an American Express-branded card. Plaintiffs seek damages and injunctive relief.

In July 2004, American Express was named as a defendant in a putative class action captioned The Marcus Corporation v. American Express Company, et al., in which the plaintiffs allege an unlawful antitrust tying arrangement between certain of American Express’ charge cards and credit cards in violation of various state and federal laws. The plaintiffs in these actions seek injunctive relief and an unspecified amount of damages.

In December 2013, American Express announced a proposed settlement of the Marcus case and the putative class actions challenging our anti-steering or non-discrimination provisions. The settlement, which provides for certain injunctive relief for the proposed classes, received preliminary approval in the United States District Court for the Eastern District of New York. The final approval hearing is scheduled for September 17, 2014.

Trial of the DOJ matter concluded in August 2014. Closing arguments are scheduled for October 9, 2014 following submission of post-trial briefs. A trial date for the individual merchant actions has not been set. Defendants’ motion for summary judgment in the individual merchant actions is pending.

In October 2012, American Express, TRS, Centurion and FSB reached settlements with several bank regulators relating to certain aspects of American Express’ U.S. consumer card practices. In December 2013, TRS, Centurion and FSB reached settlements with the FDIC, OCC and CFPB to resolve regulatory reviews of marketing and billing practices related to several credit card add-on products. In connection with regulatory settlements, ongoing discussions with regulators and American Express’ own internal reviews, American Express and its subsidiaries have made and are likely to continue to make changes to certain card practices and products, which are likely to continue to result in additional restitution to Card Members and may result in additional regulatory actions, which could include civil money penalties.

In July 2004, a purported class action complaint, Ross, et al. v. American Express Company, American Express Travel Related Services and American Express Centurion Bank, was filed in the United States District Court for the Southern District of New York alleging that American Express conspired with Visa, MasterCard and Diners Club in the setting of foreign currency conversion rates and in the inclusion of arbitration clauses in certain of their cardholder agreements. The suit seeks injunctive relief and unspecified damages. The class is defined as “all Visa, MasterCard and Diners Club general-purpose cardholders who used cards issued by any of the MDL Defendant Banks.” American Express Card Members are not part of the class. The settlement of the claims asserted on behalf of the damage class concerning foreign currency conversion rates was approved in 2012. On April 10, 2014, following a trial of the claims asserted by the injunction class concerning cardholder arbitration clauses, the Court dismissed plaintiffs’ claims and granted judgment in favor of American Express. Plaintiffs have appealed.

In October 2009, a putative class action, captioned Lopez, et al. v. American Express Bank, FSB and American Express Centurion Bank, was filed in the United States District Court for the Central District of California. The amended complaint seeks to certify a class of California American Express Card Members whose interest rates were changed from fixed to variable in or around August 2009 or otherwise increased. On August 20, 2014, plaintiffs filed an amended nationwide complaint and an unopposed motion for preliminary approval of a settlement of the claims alleged in that complaint. The settlement provides for certain relief to class members, attorneys’ fees and costs of up to $6 million. The preliminary approval hearing is scheduled for September 22, 2014.

In October 2012, a putative class action captioned Clarke v. American Express Company, et al., was filed in the United States District Court for the Southern District of New York alleging that American Express Company, TRS, Centurion, and FSB violated state consumer protection laws, state common law and federal statutory law in the marketing, selling and implementation of a credit card product known as “Account Protector.” The complaint seeks unspecified compensatory and punitive damages along with injunctive and declaratory relief.

Tax Matters

Federal Income Tax Consequences — General

The following is a discussion of material federal income tax consequences relating to the investment in a certificate offered hereunder. Additional federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular certificate owner in light of that certificate owner’s circumstances, and some certificate owners may be subject to special tax rules and limitations not discussed below. Further, certificate owners should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the certificates. Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

For purposes of this discussion, “U.S. person” means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term “U.S. certificate owner” means any U.S. person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person’s conduct of a U.S. trade or business.

Treatment of the Certificates as Debt

The transferors express in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferors, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, the pooling and servicing agreement generally refers to the transfer of receivables as a “sale,” and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferors will treat the pooling and servicing agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the “IRS”) to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the transferors (“Special Tax Counsel”), is of the opinion that, under current law as in effect on the series closing date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

Description of Opinions

As more fully described in this “Tax Matters” section, Special Tax Counsel is of the opinion generally to the effect that the trust will not be subject to federal income tax, and further that the certificates will be characterized as debt for federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in certificates that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular series of certificates will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See “— State and Local Taxation” below.

This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

Treatment of the Trust

General

The pooling and servicing agreement permits the issuance of certificates and certain other interests (including any collateral interest) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests (other than the original transferor certificate) in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferors (or other holders of the original transferor certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the transferor certificates, the certificates and other interests in the trust were characterized as equity therein, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferors (or other holders of the original transferor certificate) and any other holders of equity interests in the trust. However, special federal income tax counsel is of the opinion that, under current law as in effect on the series closing date, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership

Although, as described above, special federal income tax counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the transferor certificates, the certificates or any other interests in the trust (including any collateral interest) were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because special federal income tax counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department under the publicly traded partnership provisions of the Internal Revenue Code could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a “financial business”; however, whether the income of the trust would be so classified is unclear.

Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferors have taken and intend to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as “readily tradable on a secondary market (or the substantial equivalent thereof)” are not fully within the control of the transferors. As a result, there can be no assurance that the measures the transferors intend to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

If the trust was treated as a partnership but nevertheless was not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferors (or the holders of the original transferor certificate) and any certificate owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any certificate owners treated as partners would likely differ from that reportable by such certificate owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any certificate owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the transferors may cause the trust to elect to be an “electing large partnership.” The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related receivables. That tax could result in reduced distributions to certificate owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest thereon. In addition, distributions to certificate owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and certificate owners may not be entitled to any dividends received deduction in respect of such income).

Taxation of U.S. Certificate Owners

Interest and Original Issue Discount

Subject to the discussion in the immediately following paragraph, stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. certificate owner’s method of accounting. If the certificates are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to the certificates. Under those provisions, a U.S. certificate owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income somewhat in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds a “de minimis” amount equal to 0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the certificates. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a certificate is “unconditionally payable” and hence that all of such interest should be included in the certificate’s stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most certificate owners, but prospective U.S. certificate owners should consult their own tax advisers concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the certificates constitutes “qualified stated interest” and that the above consequences do not apply.

The transferors may sell all or a portion of certain classes of the certificates (including, as provided in the applicable prospectus supplement, any tranche or subclass of certificates) to one or more of their affiliates, and may have the right while the certificates are so held, subject to certain conditions, to reset the interest rate on those certificates (such certificates, the “retained certificates”). The analysis of the accrual of stated interest on, and the application of the original issue discount provisions of the Internal Revenue Code with respect to, any retained certificates is not completely certain; however, absent an actual sale at a discount equal to or exceeding the applicable “de minimis” amount of original issue discount, the trust generally does not intend to treat retained certificates as having been issued with original issue discount. Certificate owners acquiring retained certificates should consult their advisers with respect to the reporting of interest income in respect of retained certificates, whether retained certificates will be treated as issued with original issue discount, and the effect of any such treatment on them.

Market Discount

A U.S. certificate owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

Market Premium

A U.S. certificate owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of Section 171 of the Internal Revenue Code.

Sale or Exchange of Certificates

Upon a disposition of an interest in a certificate, a U.S. certificate owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. certificate owner’s adjusted basis in its interest in the certificate. A taxable exchange of a certificate could also occur as a result of the transferors’ substitution of money or investments for receivables. See “The Pooling and Servicing Agreement Generally — Defeasance” in this prospectus. Additionally, a U.S. certificate owner may recognize gain or loss as a result of any resetting of the interest rate payable on a retained certificate by the trust. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

3.8% Medicare Tax

Certain non-corporate U.S. certificate owners will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, less certain deductions. U.S. certificate owners should consult their tax advisors with respect to any consequences of this 3.8% Medicare tax.

Foreign Certificate Owners

Under U.S. federal income tax law now in effect, payment of interest by the trust to a certificate owner who, for U.S. federal income tax purposes, is a nonresident alien individual or a foreign corporation (a “foreign person”), generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, unless:

(i) the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of any transferor entitled to vote (or of a profits or capital interest in the trust if characterized as a partnership),

(ii) the foreign person is a controlled foreign corporation that is related to a transferor (or the trust if treated as a partnership) through stock ownership,

(iii) the foreign person is a bank receiving interest described in U.S. Internal Revenue Code Section 881(c)(3)(A),

(iv) such interest is contingent interest described in U.S. Internal Revenue Code Section 871(h)(4), or

(v) the foreign person bears certain relationships to any holder of either (x) the original transferor certificate other than the transferors or (y) any other interest in the trust not properly characterized as debt.

To qualify for the exemption from taxation, the withholding agent, who generally is the last U.S. person in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

(i) is signed by the foreign person under penalties of perjury,

(ii) certifies that the foreign person is not a U.S. person, and

(iii) provides the name and address of, and certain additional information concerning, the foreign person.

The statement generally may be made on a Form W-8BEN or Form W-8BEN-E (or substantially similar substitute form), and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement generally must be accompanied by a Form W-8BEN or Form W-8BEN-E (or substitute form) provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. If interest is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that:

(i) in the case of a certificate owner that is an individual, such certificate owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs,

(ii) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied, and

(iii) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

Certain exceptions may be applicable, and an individual foreign person is cautioned to consult a tax advisor.

If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. certificate owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. certificate owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the highest applicable marginal rate. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. certificate owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificate owners are cautioned to consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to “backup withholding” tax under the U.S. Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s U.S. federal income tax, provided that appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Certificate owners are cautioned to consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Foreign Account Tax Compliance Act

Holders of interests in certificates that are not United States persons should be aware of recent legislation commonly known as FATCA and related administrative guidance that impose a 30% United States withholding tax on certain payments (including interest payments in respect of certificates and, beginning January 1, 2017, gross proceeds, including the return of principal, from the sale or other disposition, including redemptions, of certificates) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to certify that it has no such accounts or owners. Various exceptions are provided under the legislation and related administrative guidance. To comply with the requirements of FATCA, the trustee or the paying agent may, in appropriate circumstances, require holders of interests in certificates to provide information and tax documentation regarding their direct and indirect owners. The trust will not be obligated to pay any additional amounts to “gross up” payments to holders of interests in certificates as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect of the certificates. Prospective investors should consult their own tax advisors regarding the application and impact of FATCA based upon their particular circumstances.

State and Local Taxation

The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor is cautioned to consult its own tax advisor regarding state and local tax consequences.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, collectively, “parties in interest,” with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

Moreover, additional prohibited transactions could arise if the trust assets were deemed to constitute “plan assets” of any Plan that owned certificates. The Department of Labor has issued a final regulation, referred to as the plan asset regulation, concerning the definition of what constitutes “plan assets” of a Plan subject to ERISA or Section 4975 of the Internal Revenue Code. Under the plan asset regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an “equity interest” could be deemed to be “plan assets” of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include “plan assets”) purchase certificates, the trust could be deemed to hold “plan assets” and result in non-exempt prohibited transactions, unless either of the following exceptions applies.

The first exception applies to a “publicly-offered security.” A publicly-offered security is a security that is:

(i) freely transferable,

(ii) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the issuer and of one another, and

(iii) either is:

(A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or

(B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the accompanying prospectus supplement, each class of certificates should be deemed to be a “class” of securities that would be tested separately from any other securities that may be issued by the trust.

If so specified in the related prospectus supplement, a second exception may also be available. On July 16, 2000, the Department of Labor authorized Centurion and RFC II (as the transferors to the trust at the time) to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under Prohibited Transaction Class Exemption 96-62 relating to:

(i) the initial purchase, the holding and the subsequent resale by Plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Centurion, RFC II or any of their affiliates is the sponsor; and

(ii) the servicing, operation and management of such trust if, in either case, the general conditions and certain other conditions set forth in the authorization are satisfied.

The authorization will apply to the acquisition, holding and resale of the senior certificates by, on behalf of or with “plan assets” of a Plan if the conditions are met.

Among the conditions that must be satisfied for the authorization to apply are the following:

(a) the acquisition of the senior certificates by a Plan is on terms (including the price for such senior certificates) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party;

(b) the rights and interests evidenced by the senior certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

(c) the senior certificates acquired by the Plan have received a rating at the time of such acquisition that is either in one of the two highest generic rating categories from a Rating Agency or, for senior certificates that have a maturity of one year or less, the highest short-term generic rating category from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the senior certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the senior certificates at the time of such acquisition;

(d) the trustee is not an affiliate of any member of the restricted group (as defined below);

(e) the sum of all payments made to and retained by the underwriters in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting such senior certificates; the consideration received by the transferors as a consequence of the assignment of receivables to the trust, to the extent allocable to the senior certificates, represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the senior certificates, represents not more than reasonable compensation for the servicer’s services under the related supplement to the pooling and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

(f) the Plan investing in the senior certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act;

(g) the trustee is a substantial financial institution or trust company experienced in trust activities; is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA; and, as the legal owner of (or holder of a perfected security interest in) the receivables, enforces all the rights created in favor of the certificateholders, including Plans;

(h) prior to the issuance of any new series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the senior certificates held by any Plan pursuant to the authorization;

(i) to protect against fraud, chargebacks or other dilution of the receivables, the pooling and servicing agreement and the Rating Agencies require the transferors to maintain a transferors’ interest of not less than 2% of the principal balance of the receivables contained in the trust;

(j) each receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the pooling and servicing agreement, and the pooling and servicing agreement requires that any change in the terms of the cardholder agreements must be made applicable to a comparable segment of accounts which are owned or serviced by Centurion, RFC II or any of their affiliates and are part of the same program or have the same or substantially similar characteristics. The pooling and servicing agreement complies with this condition by specifying that any such change either must be required by law, or, if not so required, must not have a material adverse effect on the trust or the certificateholders;

(k) the pooling and servicing agreement must limit the number of receivables in newly originated accounts to be designated to the trust, without the Rating Agencies’ prior written consent, to the following amounts: (i) with respect to any three-month period, 15% of the number of existing accounts designated to the trust as of the first day of such period, and (ii) with respect to any twelve-month period, 20% of the number of existing accounts designated to the trust as of the first day of such twelve-month period. The pooling and servicing agreement complies with this condition by specifying that the Rating Agencies’ prior written consent is required for any designation of newly originated accounts to the trust;

(l) the pooling and servicing agreement requires the transferors to deliver an opinion of counsel semiannually confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust if such an opinion is not delivered with respect to each interim addition; and

(m) the pooling and servicing agreement requires the transferors and the trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then-current rating of the senior certificates as a result of (i) a proposed transfer of receivables in newly originated accounts to the trust, or (ii) will have resulted from the transfer of receivables in all newly originated accounts added to the trust during the preceding three-month period (beginning at quarterly intervals specified in the pooling and servicing agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a rating agency confirmation shall not be required under clause (ii) for any three-month period in which any transfers of newly originated accounts occurred only after receipt of prior rating agency confirmation pursuant to clause (i) above. This condition is complied with because the pooling and servicing agreement currently in effect permits the transferors to transfer newly originated accounts to the trust only in compliance with clause (i) above.

The trust also must meet the following requirements:

(1) the corpus of the trust must consist only of receivables of the type which have been included in other investment pools;

(2) certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the rating agencies for at least one year prior to the Plan’s acquisition of senior certificates; and

(3) certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of senior certificates.

Moreover, the authorization provides relief from certain self-dealing/ conflict-of-interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire senior certificates if the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that among other requirements:

(1) in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

(2) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

(3) the Plan’s investment in senior certificates does not exceed 25% of all of the senior certificates outstanding after the acquisition; and

(4) no more than 25% of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The authorization does not apply to Plans sponsored by the “restricted group” which consists of the transferors, any underwriter of the senior certificates, the trustee, the servicer, any obligor with respect to obligations included in the trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to the senior certificates of a series, determined on the date of the initial issuance of such series, or any affiliate of any such party.

The DOL has designated this authorization as an “underwriter exemption.” As a result, an insurance company investing solely assets of its general account may be able to acquire and hold certain subordinated certificates of a series; provided that (i) the senior certificates of that series are eligible for relief under the authorization and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of DOL PTCE 95-60.

Moreover, as discussed above, while (unless provided otherwise in the applicable prospectus supplement) special federal income tax counsel has given its opinion that the certificates will properly be treated as debt for federal income tax purposes, if any certificates are treated as equity interests in a partnership in which other certificates are debt, all or part of a tax-exempt investor’s share of income from the certificates that are treated as equity could be treated as unrelated debt-financed income under the Internal Revenue Code taxable to the investor.

In light of the foregoing, fiduciaries of Plans (or other entities whose assets include “plan assets”) considering the purchase of certificates should consult their own counsel as to whether the acquisition of such certificates would constitute or result in a prohibited transaction, whether trust assets which are represented by such certificates would be considered “plan assets,” the consequences that would apply if the trust assets were considered “plan assets,” the applicability of exemptive relief from the prohibited transaction rules under the two exceptions described above or otherwise and the applicability of the tax on unrelated business income and unrelated debt-financed income.

Plan of Distribution

The transferors may sell certificates (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related prospectus supplement will set forth the terms of the offering of any certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such certificates and the proceeds to the transferors from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in a sale of any certificates of a series offered hereby, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, including by an underwriter directly to a trust or other special purpose funding vehicle. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase such certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such certificates if any of such certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates of a series offered hereby may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more remarketing firms acting as principals for their own accounts or as agents for the transferors. Any remarketing firm will be identified and the terms of its agreement, if any, with the transferors and its compensation will be described in the related prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the certificates remarketed thereby.

Certificates may also be sold directly by the transferors or through agents designated by the transferors from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the transferors to such agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the transferors to indemnification by the transferors against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the transferors or their affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the certificates will be passed upon for Centurion, FSB and the trust by Timothy J. Heine, Managing Counsel of TRS, and certain legal matters relating to the certificates will be passed upon for RFC II, RFC III, RFC IV and the trust by Carol V. Schwartz, Special Securitization Counsel of American Express Company. In addition, an opinion regarding the legality of the certificates being offered has been provided by Ms. Schwartz and filed as an exhibit to the registration statement relating to the certificates. Mr. Heine and Ms. Schwartz each own or have the right to acquire a number of shares of common stock of American Express which in the aggregate is equal to less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the transferors and the trust by Orrick, Herrington & Sutcliffe LLP. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the federal income tax consequences of the issuance of the certificates and certain other matters relating thereto will be passed upon for the transferors by Orrick, Herrington & Sutcliffe LLP. In addition, an opinion relating to federal income tax matters with respect to the issuance of the certificates has been provided by Orrick, Herrington & Sutcliffe LLP and filed as an exhibit to the registration statement relating to the certificates.

Reports to Certificateholders

Monthly reports containing information on the certificates and the collateral securing the certificates will be filed with the Securities and Exchange Commission to the extent required by the SEC. These reports will not be sent to certificateholders. See “Description of the Certificates — Book-Entry Registration” and “The Pooling and Servicing Agreement Generally — Evidence as to Compliance” in this prospectus and “Series Provisions — Reports” in the accompanying prospectus supplement.

Where You Can Find More Information

We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet Web site (http://www.sec.gov). Our SEC filings may be located by using the SEC Central Index Key (CIK) for American Express Credit Account Master Trust, 0001003509.

Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of 1934, as amended, may be accessed by any investor, free of charge, through an Internet Web site at http://ir.americanexpress.com/phoenix.zhtml?c=64467&p=irol-debtSEC. In the event this Internet Web site is temporarily unavailable, TRS will provide to investors electronic or paper copies of such reports free of charge upon request. For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only. We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285-4405, Attention: Secretary; (212) 640-5583.

Glossary of Defined Terms

“Additional Accounts” are any accounts in the Total Portfolio that are designated to the trust pursuant to an addition.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of a Pay-Out Event or a Reinvestment Event or (b) materially adversely affect the amount or timing of distributions to be made to the investor certificateholders of any series or class under the pooling and servicing agreement.

“Aggregate Addition Accounts” means revolving credit or other charge or credit accounts established pursuant to a revolving credit agreement or other charge or credit agreement, respectively, between an account owner and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by such account owner to be included as an account.

“Average Rate” means, with respect to any group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding series (or each class within a series consisting of more than one class) within such group obtained by multiplying:

(a) the certificate rate for such series or class (adjusted to take into account any payments received or payable pursuant to any interest rate agreements), and

(b) a fraction:

(i) the numerator of which is the aggregate unpaid principal amount of the certificates of such series or class, and

(ii) the denominator of which is the aggregate unpaid principal amount of all certificates within such group.

“Business Day” is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion, FSB, any other account owner or the trustee are located are authorized or obligated by law or executive order to be closed.

“Collection Account” means the account established as described under “The Pooling and Servicing Agreement Generally — Collection Account” in this prospectus.

“Controlled Accumulation Period,” for any applicable series or class of such series, begins on a date certain or on a date determined in the manner described in the related prospectus supplement and will continue until the earliest of:

(i) the commencement of the Early Amortization Period or, if so specified in the related prospectus supplement, an Early Accumulation Period for that series,

(ii) payment in full of the certificates of that series or class, and

(iii) the series termination date for that series.

“Controlled Amortization Period,” for any applicable series or class of such series, begins on a date certain or on a date determined in the manner described in the related prospectus supplement and will continue until the earliest of:

(i) the commencement of the Early Amortization Period for that series,

(ii) payment in full of the certificates of that series or class, and

(iii) the series termination date for that series.

“Date of Processing” means, with respect to any transaction or receipt of collections, the Business Day after such transaction is first output, in written form pursuant to the servicer’s usual and customary data processing procedures, from the servicer’s computer file of accounts comparable to the accounts (regardless of the effective date of recordation).

“Defaulted Amount,” for any Monthly Period, will be an amount (not less than zero) equal to:

(a) the amount of Defaulted Receivables for such Monthly Period, minus

(b) the amount of any Defaulted Receivables with respect to which any transferor or the servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an event relating to bankruptcy, receivership, liquidation, conservatorship or insolvency has occurred with respect to such transferor or the servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted).

“Defaulted Receivables,” for any Monthly Period, are principal receivables that were charged off as uncollectible in such Monthly Period.

“Determination Date” will be, unless otherwise indicated, the third Business Day preceding each Distribution Date.

“Distribution Date” will be, unless otherwise indicated, the 15th day of each month (or, if such 15th day is not a Business Day, the next Business Day).

“Early Accumulation Period,” for any applicable series or class of such series, begins on the day on which a Reinvestment Event for that series occurs or is deemed to occur and will continue until the earliest of:

(i) the commencement of the Early Amortization Period for that series,

(ii) payment in full of the invested amount of that series, and

(iii) the series termination date for that series.

“Early Amortization Period,” for any applicable series or class of such series, begins on the day on which a Pay-Out Event for that series occurs or is deemed to occur and will continue until the earlier of:

(i) payment in full of the certificates of that series or class, and

(ii) the series termination date for that series.

“Eligible Account” means each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains a code designation in the related securitization field as described in the Pooling and Servicing Agreement) owned by an account owner and its successors and permitted assignees which, as of the respective date of designation, is a credit or charge account or line of credit:

(i) in existence and maintained by an account owner or such successors or assignees,

(ii) is payable in United States dollars,

(iii) has not been sold or pledged to any other party except for any other account owner that has entered into a purchase agreement, a transferor or an additional transferor,

(iv) does not have receivables which have been sold or pledged to any other party other than Credco pursuant to the Credco purchase agreement or a transferor,

(v) except as provided below, has an account holder who has not been confirmed by the servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding,

(vi) has an account holder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or Canada or a United States military address (provided, however, that, at anytime, up to 3% of the accounts may have account holders who have provided as their most recent billing addresses, addresses outside of such jurisdictions),

(vii) has not been identified as an account or product with respect to which the related card has been lost or stolen (if such account or product is a credit card or charge card account or product),

(viii) does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related credit card or charge card, and

(ix) with respect to Aggregate Addition Accounts, certain other accounts or products which shall have satisfied the Rating Agency Condition.

“Eligible Deposit Account” means either:

(a) a segregated account with an Eligible Institution (other than any account owner), or

(b) a segregated trust account with the corporate trust department of a depository institution (other than any account owner) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the rating of any of the unsecured or unguaranteed senior debt securities of such depository institution satisfies the publicly published controlling and applicable ratings criteria established by each Rating Agency.

“Eligible Institution” means either:

(a) a depository institution (which may be the trustee) organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, so long as such depository institution’s long-term unsecured debt rating or its certificate of deposit rating satisfies the publicly published controlling and applicable ratings criteria established by each Rating Agency; or

(b) any other institution that is acceptable to each Rating Agency.

“Eligible Investment” means:

(i) obligations fully guaranteed by the United States of America,

(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the trust’s investment therein, the short-term debt of such depository institution or trust company shall be rated at least “A-1+” (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

(iii) commercial paper that, at the time of the trust’s investment or a contractual commitment to invest therein, shall be rated at least “A-1+” (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

(iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the trust’s investment therein, a rating satisfactory to each Rating Agency,

(v) bankers’ acceptances issued by any depository institution or trust company described in (ii) above,

(vi) time deposits, other than as referred to in (iv) above (having maturities not later than the business day preceding the next distribution date), with an entity, the commercial paper of which shall be rated at least “A-1+” (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

(vii) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the trust’s investment therein, shall be rated at least “AAA-m” or “AAAm-G” by S&P (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) and shall be satisfactory to each other Rating Agency, and

(viii) any other investment if the Rating Agency Condition has been satisfied; provided, however, that Eligible Investments shall not include securities issued by, or other obligations of, any account owner; and provided further that no Eligible Investments shall be contrary to the status of the trust as a qualified special purpose entity under existing accounting literature.

“Eligible Receivable” means each receivable:

(a) that has arisen in an Eligible Account;

(b) that was created in compliance in all material respects with all requirements of law applicable to the account owner of such Eligible Account and pursuant to an account agreement that complies in all material respects with all requirements of law applicable to such account owner, in either case, the failure to comply with which would have a material adverse effect on certificateholders;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such receivable or the execution, delivery and performance by such account owner of the account agreement pursuant to which such receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such receivable to the trust, a transferor or the trust will have good and marketable title thereto, free and clear of all liens (other than any lien for municipal or other local taxes of a transferor or an account owner if such taxes are not then due and payable or if such Transferor or such account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(e) that has been the subject of either a valid transfer and assignment from a transferor to the trust of all of such transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the trust;

(f) that is the legal, valid and binding payment obligation of the obligor thereon, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g) that, at the time of transfer to the trust, has not been waived or modified except as permitted in accordance with the credit guidelines and which waiver or modification is reflected in the servicer’s computer file of accounts;

(h) that, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;

(i) as to which, at the time of transfer to the trust, the transferor thereof has satisfied all its obligations required to be satisfied by such time;

(j) as to which, at the time of transfer to the trust, none of the transferors, Centurion, FSB, any other account owner or Credco, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the trust or the certificateholders therein; and

(k) that constitutes either an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is then required to perfect the trust’s interest in the receivables and the proceeds thereof.

“Excess Allocation Series” means any series that, as specified in the related prospectus supplement, is entitled to receive Excess Finance Charge Collections as more fully described under “The Pooling and Servicing Agreement Generally — Sharing of Excess Finance Charge Collections Among Excess Allocation Series” in this prospectus.

“Excess Finance Charge Collections” means collections of finance charge receivables and certain other amounts allocable to the certificateholders’ interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of finance charge receivables.

“Floating Allocation Percentage” for any series will be determined as set forth in the related prospectus supplement.

“Funding Period” means, for the applicable series, a period beginning on the series closing date for that series and ending on a specified date before the start a Controlled Amortization Period or Controlled Accumulation Period for that series.

“Group Investor Additional Amounts” means, for any Distribution Date, the sum of the amounts determined with respect to each series in such group equal to:

(a) an amount equal to the amount by which the invested amount of any class of certificates or any collateral invested amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other class of certificates or collateral invested amounts of such series, and

(b) if the related prospectus supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

“Group Investor Default Amount” means, for any Distribution Date, the sum of the amounts determined with respect to each series in such group equal to the product of:

•	the Series Allocable Defaulted Amount for such Distribution Date and

•	the applicable Floating Allocation Percentage for such Distribution Date.

“Group Investor Finance Charge Collections” means, for any Distribution Date, the aggregate amount of Investor Finance Charge Collections for such Distribution Date for all series in such group.

“Group Investor Monthly Fees” means, for any Distribution Date, the Servicing Fee payable monthly for each series in such group, any series enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such series pursuant to the applicable prospectus supplement.

“Group Investor Monthly Interest” means, for any Distribution Date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all series in such group for such Distribution Date.

“Ineligible Receivables” means all receivables with respect to an affected account that has been reassigned to the transferors as a result of a transferor’s breach of certain representations and warranties described in “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus.

“Initial Cut-Off Date” means April 16, 2004.

“Investor Finance Charge Collections,” for any series, means the collections of finance charge receivables allocable to the invested amount (including any collateral invested amount) of that series.

“Issuer Rate Fees” has the meaning described in “Centurion’s and FSB’s Revolving Credit Businesses — Issuer Rate Fees” in this prospectus.

“Monthly Period” means the period beginning at the opening of business on the day following the last day of the twenty-first billing cycle of the second preceding calendar month and ending at the close of business on the last day of the twenty-first billing cycle of the immediately following month provided, however, that in the event the last day of the twenty-first billing cycle and the last day of the twenty-second billing cycle are the same day, any transaction, receipt of collections or other activity occurring on such day with respect to the accounts associated with the twenty-second billing cycle will be deemed to have occurred on the first day of the following monthly period. The last day of each twenty-first monthly billing cycle generally occurs between the twenty-third (23rd) day and the twenty-seventh (27th) day of each month. Therefore, the number of days in a monthly period generally may vary from a calendar month by up to four days.

“Pay-Out Event” with respect to a series are the events described in “Description of the Certificates — Pay-Out Events and Reinvestment Events” in this prospectus and any other events specified as such in the related prospectus supplement.

“Plans” mean certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

“Portfolio Yield” means, with respect to the trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections for all series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount for all series for such Monthly Period and

•	the denominator of which is the total amount of principal receivables as of the last day of such immediately preceding Monthly Period.

“Prefunding Amount” has the meaning described in “The Pooling and Servicing Agreement Generally — Funding Period” in this prospectus.

“Principal Allocation Percentage” for any series will be determined as set forth in the related prospectus supplement.

“Rating Agency” is a nationally recognized statistical rating organization selected by the transferors to rate a series or class of certificates.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have notified the transferors, the servicer and the trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class with respect to which it is a Rating Agency.

“Reallocated Investor Finance Charge Collections” means the amount of Group Investor Finance Charge Collections allocated to the certificateholders’ interest (including any collateral invested amount) for a particular series offered by this prospectus.

“Reallocation Group” means, for any series, the group of series that will be subject to reallocations of collections of receivables and other amounts or obligations among the series in that group.

“Recoveries” means all amounts received (net of expenses of collection), including insurance proceeds, with respect to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables.

“Reinvestment Event” with respect to a series are the events described in “Description of the Certificates — Pay-Out Events and Reinvestment Events” in this prospectus and any other events specified as such in the related prospectus supplement.

“Required Minimum Principal Balance,” as of any date of determination, means the sum of the series invested amounts for all outstanding series plus the sum of the Series Required Transferor Amounts for each such series minus the amount on deposit in the Special Funding Account. The “series invested amount” will generally equal the initial invested amount for a series.

“Required Transferor Amount” means, at any time of determination, an amount equal to the sum of the Series Required Transferor Amounts for each outstanding series.

“Revolving Period,” for any series of certificates, begins on the series closing date or another date as specified in the related prospectus supplement and continues until the earlier of:

•	the commencement of the Early Amortization Period or Early Accumulation Period for that series; and

•	the date specified in the related prospectus supplement as the end of the Revolving Period.

“Series Adjusted Invested Amount” means, for any series and for any Monthly Period:

•	the series invested amount for such series for that Monthly Period, less

•	the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related supplement) of investor charge-offs allocable to the invested amount for such series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the prospectus supplement for such series.

“Series Allocable Finance Charge Collections,” “Series Allocable Principal Collections” and “Series Allocable Defaulted Amount” mean, for any series and for any Monthly Period, the product of:

(a) the Series Allocation Percentage and

(b) the amount of collections of finance charge receivables deposited in the Collection Account, the amount of collections of principal receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to that Monthly Period, respectively.

“Series Allocation Percentage” means, for any series and for any Monthly Period, the percentage equivalent of a fraction:

•	the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period, and

•	the denominator of which is the Trust Adjusted Invested Amount.

“Series Enhancement” means any credit enhancement for the benefit of the certificateholders of a particular series or class of certificates.

“Series Required Transferor Amount” means, for any series, an amount specified in the prospectus supplement for that series.

“Servicer Default” refers to any of the following events:

(a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the pooling and servicing agreement or any supplement, which is not cured within a five Business Day grace period;

(b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling and servicing agreement or any supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the servicer assigns its duties under the pooling and servicing agreement, except as specifically permitted thereunder;

(c) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, any supplement or in any certificate delivered pursuant to the pooling and servicing agreement or any supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the certificateholders of any series, and which Adverse Effect continues for a period of 60 days after written notice; or

(d) the occurrence of certain events of bankruptcy, insolvency, liquidation, receivership or conservatorship with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 Business Days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 Business Days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement. The servicer must provide the trustee, the transferors and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

“Servicing Fee” has the meaning described in “Description of the Certificates — Servicing Compensation and Payment of Expenses” in this prospectus.

“Shared Principal Collections” has the meaning described in “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus.

“Special Funding Account” means the account established as described under “The Pooling and Servicing Agreement Generally — Special Funding Account” in this prospectus.

“Special Payment Date” means any Distribution Date in a Monthly Period following a Monthly Period in which a Pay-Out Event occurs.

“Supplemental Certificate” means any certificate that is received by the transferors in exchange for a portion of the Transferor Certificates.

“Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the certificates of any outstanding series or class that was characterized as debt at the time of its issuance, (b) following such action the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any certificateholder.

“Total Portfolio” is the revolving credit account portfolio of consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts owned by Centurion and FSB and in the future may include other charge or credit accounts or products owned by Centurion, FSB or other account owners, including revolving credit features of the charge card accounts, but excluding certain accounts owned by Centurion and FSB issued to Latin American obligors.

“Transferor Amount” means, at any time of determination, an amount equal to the sum of (i) the total aggregate amount of principal receivables in the trust and (ii) the amount on deposit in the Special Funding Account at such time minus the aggregate “Adjusted Invested Amounts” for all outstanding series (specified in the prospectus supplements related to the offering of such series) at such time.

“Transferor Certificates” means, collectively, the original transferor certificate and any outstanding Supplemental Certificates.

“Trust Adjusted Invested Amount” means, for any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any prospectus supplement) for all outstanding series.

American Express Credit Account Master Trust

Issuing Entity

SERIES 2014-3

$650,000,000*

Class A [—]% Asset Backed Certificates

$28,180,000*

Class B [—]% Asset Backed Certificates

American Express Receivables Financing Corporation II

American Express Receivables Financing Corporation III LLC

American Express Receivables Financing Corporation IV LLC

Depositors and Transferors

American Express Travel Related Services Company, Inc.

Servicer

American Express Centurion Bank

American Express Bank, FSB

Sponsors

P R O S P E C T U S     S U P P L E M E N T

Underwriters of the Class A certificates

Barclays

Deutsche Bank Securities

Wells Fargo Securities

BNY Mellon Capital Markets, LLC

Mischler Financial Group, Inc.

Mitsubishi UFJ Securities

TD Securities

The Williams Capital Group, L.P.

Underwriters of the Class B certificates

Barclays

Deutsche Bank Securities

Wells Fargo Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A certificates or the Class B certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates or Class B certificates will deliver a prospectus supplement and prospectus, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

*	Subject to increase or decrease as discussed under “Introduction” in this prospectus supplement.